Exhibit 10.1

EXECUTION VERSION

OMNIBUS AMENDMENT NO. 6

(Ares Capital JB Funding LLC)

THIS OMNIBUS AMENDMENT NO. 6, dated as of September 10, 2019 (this “Amendment”), is entered into by and among Ares Capital JB Funding LLC, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), Ares Capital Corporation, as the servicer (together with its successors and assigns in such capacity, the “Servicer”) and as the transferor (together with its successors and assigns in such capacity, the “Transferor”), Sumitomo Mitsui Banking Corporation (“SMBC”), as the administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”), as the lender (together with its successors and assigns in such capacity, the “Lender”) and as the collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”), and U.S. Bank National Association, as the collateral custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”) and as the Bank (together with its successors and assigns in such capacity, the “Bank”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Loan and Servicing Agreement (as defined below).

R E C I T A L S

WHEREAS, the above-named parties have entered into the Loan and Servicing Agreement dated as of January 20, 2012 (such agreement as amended on September 14, 2012 by Omnibus Amendment No. 1, as amended on December 20, 2013 by Omnibus Amendment No. 2, as amended on June 30, 2015 by Omnibus Amendment No. 3, as amended by Omnibus Amendment No. 4 on August 24, 2017, as amended by Omnibus Amendment No. 5 on September 12, 2018, and as may be further amended, modified, supplemented or restated from time to time, the “Loan and Servicing Agreement”);

WHEREAS, the Transferor and the Borrower have entered into the Purchase and Sale Agreement dated as of January 20, 2012 (such agreement as amended on September 14, 2012 by Omnibus Amendment No. 1, as amended on December 20, 2013 by Omnibus Amendment No. 2, as amended on June 30, 2015 by Omnibus Amendment No. 3, and as may be further amended, modified, supplemented or restated from time to time, the “Purchase and Sale Agreement” and, together with the Loan and Servicing Agreement, the “Agreements”); and

WHEREAS, pursuant to and in accordance with Section 11.01 of the Loan and Servicing Agreement and Section 10.3 of the Purchase and Sale Agreement, the parties hereto desire to amend the Agreements in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1.                         AMENDMENTS.

(a)                                 The Loan and Servicing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example:

bold and double-underlined text) as set forth on the pages of the Loan and Servicing Agreement attached as Exhibit A hereto.

(b)                                 The Purchase and Sale Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Purchase and Sale Agreement attached as Exhibit B hereto.

SECTION 2.                         AGREEMENTS IN FULL FORCE AND EFFECT AS AMENDED.

Except as specifically amended hereby, all provisions of the Agreements are hereby ratified and shall remain in full force and effect. After this Amendment becomes effective, all references to the Loan and Servicing Agreement, the Purchase and Sale Agreement and corresponding references thereto or therein such as “hereof,” “herein,” or words of similar effect referring to the Loan and Servicing Agreement or the Purchase and Sale Agreement shall be deemed to mean the Loan and Servicing Agreement as amended hereby or the Purchase and Sale Agreement as amended hereby, as applicable. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Loan and Servicing Agreement or the Purchase and Sale Agreement other than as expressly set forth herein, and shall not constitute a novation of the Loan and Servicing Agreement or the Purchase and Sale Agreement.

SECTION 3.                         REPRESENTATIONS.

Each of the Borrower and the Transferor, with respect to both Agreements, and the Servicer, with respect to the Loan and Servicing Agreement, severally for itself only, represents and warrants as of the date of this Amendment as follows:

(i)                                     it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(ii)                                  the execution, delivery and performance by it of this Amendment, the Loan and Servicing Agreement and the Purchase and Sale Agreement, each as amended hereby, are within its powers, have been duly authorized, and do not contravene (A) its corporate charter/certificate of incorporation, by-laws, or other organizational documents, or (B) any Applicable Law;

(iii)                               no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment and the Agreements, each as amended hereby, by or against it;

(iv)                              this Amendment has been duly executed and delivered by it;

(v)                                 each of this Amendment and the Agreements, as amended hereby, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and

(vi)                              no Unmatured Event of Default, Event of Default or Servicer Termination Event has occurred and is continuing and the execution of this Amendment by the parties hereto will not result in the occurrence of an Event of Default, Unmatured Event of Default or Servicer Termination Event.

SECTION 4.                         CONDITIONS TO EFFECTIVENESS.

The effectiveness of this Amendment is conditioned upon: (i) payment of the outstanding fees and disbursements of the Lender; (ii) delivery and execution of certain amendments to the SMBC Lender Fee Letter by the parties thereto; and (iii) delivery of executed signature pages by all parties hereto to the Administrative Agent.

SECTION 5.                         MISCELLANEOUS.

(a)                                 This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b)                                 The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)                                  This Amendment may not be amended or otherwise modified except as provided in the Loan and Servicing Agreement.

(d)                                 The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment or the Agreements.

(e)                                  Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f)                                                  This Amendment and the Agreements contain the final and complete integration of all prior expressions by the parties hereto only with respect to the matters expressly set forth herein and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings. There are no unwritten oral agreements among the parties with respect to the matters set forth herein.

(g)                                  The provisions of Sections 11.08 and 11.09 of the Loan and Servicing Agreement and Section 10.12 of the Purchase and Sale Agreement are each incorporated by reference herein mutatis mutandis.

(h)                                 The Administrative Agent and the Lender hereby authorize, direct and consent to the execution of this Amendment by the Collateral Agent, the Collateral Custodian and the Bank.

(i)                                    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE LOAN AND SERVICING AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS SET FORTH IN THE LOAN AND SERVICING AGREEMENT.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:	ARES CAPITAL JB FUNDING LLC,
as the Borrower

	By:	/s/ Scott Lem
Name: Scott Lem
Title: Authorized Signatory

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

THE SERVICER:	ARES CAPITAL CORPORATION,
as the Servicer

	By:	/s/ Scott Lem
Name: Scott Lem
Title: Authorized Signatory

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

THE TRANSFEROR:	ARES CAPITAL CORPORATION,
as the Transferor

	By:	/s/ Scott Lem
Name: Scott Lem
Title: Authorized Signatory

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

THE ADMINISTRATIVE AGENT:	SUMITOMO MITSUI BANKING CORPORATION, as the Administrative Agent

	By:	/s/ Yoshiyuki Natsuyama
Name: Yoshiyuki Natsuyama
Title: Managing Director

THE LENDER:	SUMITOMO MITSUI BANKING CORPORATION, as the Lender

	By:	/s/ Yoshiyuki Natsuyama
Name: Yoshiyuki Natsuyama
Title: Managing Director

THE COLLATERAL AGENT:	SUMITOMO MITSUI BANKING CORPORATION, not in its individual capacity but solely as the Collateral Agent

	By:	/s/ Yoshiyuki Natsuyama
Name: Yoshiyuki Natsuyama
Title: Managing Director

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

THE COLLATERAL CUSTODIAN:	U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as the Collateral Custodian

	By:	/s/ Kenneth Brandt
Name: Kenneth Brandt
Title: Assistant Vice President

THE BANK:	U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as the Bank

	By:	/s/ Ralph J. Creasia, Jr.
Name: Ralph J. Creasia, Jr.
Title: Senior Vice President

Exhibit A

CHANGED PAGES TO THE LOAN AND SERVICING AGREEMENT

(See attached)

EXECUTION VERSION

Conformed through Omnibus Amendment No. ~~5~~6

U.S. $~~400,000,000~~500,000,000

LOAN AND SERVICING AGREEMENT

Dated as of January 20, 2012

By and Among

ARES CAPITAL JB FUNDING LLC,

as the Borrower

and

ARES CAPITAL CORPORATION,

as the Servicer and as the Transferor

and

SUMITOMO MITSUI BANKING CORPORATION,

as the Administrative Agent~~,~~ and as the Collateral Agent ~~and as the Lender~~

THE LENDERS FROM TIME TO TIME PARTY HERETO,

and

U.S. BANK NATIONAL ASSOCIATION,

as the Collateral Custodian and as the Bank

Page

ARTICLE I.	DEFINITIONS	1

Section 1.01	Certain Defined Terms	1
Section 1.02	Other Terms	~~40~~47
Section 1.03	Computation of Time Periods	~~40~~47
Section 1.04	Interpretation	~~40~~47

ARTICLE II.	THE FACILITY	~~41~~48

Section 2.01	Variable Funding Note and Advances	~~41~~48
Section 2.02	Procedure for Advances	~~42~~49
Section 2.03	Determination of Yield	~~45~~52
Section 2.04	Remittance Procedures	~~45~~52
Section 2.05	Instructions to the Bank	~~49~~57
Section 2.06	Borrowing Base Deficiency Payments	~~50~~57
Section 2.07	Substitution and Sale of Loan Assets; Affiliate Transactions	~~51~~58
Section 2.08	Payments and Computations, Etc.	~~58~~65
Section 2.09	Fees	~~59~~66
Section 2.10	Increased Costs; Capital Adequacy	~~59~~66
Section 2.11	Taxes	~~61~~68
Section 2.12	Collateral Assignment of Agreements	~~63~~70
Section 2.13	Grant of a Security Interest	~~64~~71
Section 2.14	Evidence of Debt	~~64~~71
Section 2.15	Survival of Representations and Warranties	~~64~~71
Section 2.16	Release of Loan Assets	~~65~~72
Section 2.17	Treatment of Amounts Received by the Borrower	~~65~~72
Section 2.18	Prepayment; Termination	~~65~~72
Section 2.19	Extension of Stated Maturity Date and Reinvestment Period	~~67~~73
Section 2.20	Collections and Allocations	~~68~~74
Section 2.21	Reinvestment of Principal Collections	~~69~~75
Section 2.22	Sharing of Payments by Lenders	77
Section 2.21	Defaulting Lenders	77

i

(continued)

Page

ARTICLE III.	CONDITIONS PRECEDENT	~~70~~79

Section 3.01	Conditions Precedent to Effectiveness	~~70~~79
Section 3.02	Conditions Precedent to All Advances	~~71~~80
Section 3.03	Advances Do Not Constitute a Waiver	~~74~~82
Section 3.04	Conditions to Transfers of Loan Assets	~~74~~82

ARTICLE IV.	REPRESENTATIONS AND WARRANTIES	~~75~~84

Section 4.01	Representations and Warranties of the Borrower	~~75~~84
Section 4.02	Representations and Warranties of the Borrower Relating to the Agreement and the Collateral Portfolio	~~84~~93
Section 4.03	Representations and Warranties of the Servicer	~~85~~94
Section 4.04	Representations and Warranties of the Collateral Agent	~~89~~98
Section 4.05	Representations and Warranties of the ~~Lender~~Lenders	~~89~~99
Section 4.06	Representations and Warranties of the Collateral Custodian	~~90~~99

ARTICLE V.	GENERAL COVENANTS	~~91~~100

Section 5.01	Affirmative Covenants of the Borrower	~~91~~100
Section 5.02	Negative Covenants of the Borrower	~~97~~106
Section 5.03	Affirmative Covenants of the Servicer	~~101~~110
Section 5.04	Negative Covenants of the Servicer	~~106~~115
Section 5.05	Affirmative Covenants of the Collateral Agent	~~107~~117
Section 5.06	Negative Covenants of the Collateral Agent	~~107~~117
Section 5.07	Affirmative Covenants of the Collateral Custodian	~~108~~117
Section 5.08	Negative Covenants of the Collateral Custodian	~~108~~118

ARTICLE VI.	ADMINISTRATION AND SERVICING OF CONTRACTS	~~108~~118

Section 6.01	Appointment and Designation of the Servicer	~~108~~118
Section 6.02	Duties of the Servicer	~~110~~120
Section 6.03	Authorization of the Servicer	~~113~~122
Section 6.04	Collection of Payments; Accounts	~~113~~123
Section 6.05	Realization Upon Loan Assets	~~115~~125
Section 6.06	Servicing Compensation	~~116~~125
Section 6.07	Payment of Certain Expenses by Servicer	~~116~~126

(continued)

Page

Section 6.08	Reports to the Administrative Agent; Account Statements; Servicing Information	~~116~~126
Section 6.09	Annual Statement as to Compliance	~~119~~128
Section 6.10	Annual Independent Public Accountant’s Servicing Reports	~~119~~128
Section 6.11	The Servicer Not to Resign	~~119~~129
Section 6.12	Required Sale Date	~~119~~129

ARTICLE VII.	EVENTS OF DEFAULT	~~120~~129

Section 7.01	Events of Default	~~120~~129
Section 7.02	Additional Remedies of the Administrative Agent	~~123~~132

ARTICLE VIII.	INDEMNIFICATION	~~126~~136

Section 8.01	Indemnities by the Borrower	~~126~~136
Section 8.02	Indemnities by Servicer	~~130~~139
Section 8.03	Legal Proceedings	~~132~~141
Section 8.04	After-Tax Basis	~~132~~142

ARTICLE IX.	THE ADMINISTRATIVE AGENT	~~132~~142

Section 9.01	The Administrative Agent	~~133~~142

ARTICLE X.	COLLATERAL AGENT	~~136~~146

Section 10.01	Designation of Collateral Agent	~~136~~146
Section 10.02	Duties of Collateral Agent	~~137~~147
Section 10.03	Merger or Consolidation	~~139~~149
Section 10.04	Collateral Agent Compensation	~~139~~149
Section 10.05	Collateral Agent Removal	~~139~~149
Section 10.06	Limitation on Liability	~~139~~150
Section 10.07	Collateral Agent Resignation	~~141~~151

ARTICLE XI.	MISCELLANEOUS	~~141~~151

Section 11.01	Amendments and Waivers	~~141~~152
Section 11.02	Notices, Etc.	~~142~~153
Section 11.03	No Waiver; Remedies	~~145~~156
Section 11.04	Binding Effect; Assignability; Multiple Lenders	~~145~~156
Section 11.05	Term of This Agreement	~~146~~157

(continued)

Page

Section 11.06	GOVERNING LAW; JURY WAIVER	~~146~~157
Section 11.07	Costs, Expenses and Taxes	~~147~~157
Section 11.08	No Proceedings	~~147~~158
Section 11.09	Recourse Against Certain Parties	~~148~~159
Section 11.10	Execution in Counterparts; Severability; Integration	~~149~~159
Section 11.11	Consent to Jurisdiction; Service of Process	~~149~~160
Section 11.12	Characterization of Conveyances Pursuant to the Purchase and Sale Agreement	~~150~~160
Section 11.13	Confidentiality	~~151~~161
Section 11.14	Non-Confidentiality of Tax Treatment	~~152~~162
Section 11.15	Waiver of Set Off	~~152~~163
Section 11.16	Headings and Exhibits	~~153~~164
Section 11.17	Breaches of Representations, Warranties and Covenants	~~153~~164
Section 11.18	Delivery of Termination Statements, Releases, etc.	~~153~~164

ARTICLE XII.	COLLATERAL CUSTODIAN	~~153~~164

Section 12.01	Designation of Collateral Custodian	~~153~~164
Section 12.02	Duties of Collateral Custodian	~~153~~165
Section 12.03	Merger or Consolidation	~~156~~168
Section 12.04	Collateral Custodian Compensation	~~157~~168
Section 12.05	Collateral Custodian Removal	~~157~~168
Section 12.06	Limitation on Liability	~~157~~169
Section 12.07	Collateral Custodian Resignation	~~159~~171
Section 12.08	Release of Documents	~~159~~171
Section 12.09	Return of Required Loan Documents	~~160~~172
Section 12.10	Access to Certain Documentation and Information Regarding the Collateral Portfolio; Audits of Servicer	~~161~~172
Section 12.11	Custodian as Agent of Collateral Agent	~~161~~172

LIST OF SCHEDULES AND EXHIBITS

ANNEXES

ANNEX A	Commitments

SCHEDULES

SCHEDULE I	Conditions Precedent Documents
SCHEDULE II	Prior Names, Tradenames, Fictitious Names and “Doing Business As” Names
SCHEDULE III	Eligibility Criteria
SCHEDULE IV	Agreed-Upon Procedures For Independent Public Accountants
SCHEDULE V	Loan Asset Schedule
SCHEDULE VI	Advance Funding Account — Wire Instructions
SCHEDULE VII	GICS Industry Classifications

EXHIBITS

EXHIBIT A	Form of Approval Notice
EXHIBIT B	Form of Borrowing Base Certificate
EXHIBIT C	Form of Disbursement Request
EXHIBIT D	Form of Joinder Supplement
EXHIBIT E	Form of Notice of Borrowing
EXHIBIT F	Form of Notice of Reduction (Reduction of Advances Outstanding)
EXHIBIT G	Form of Notice of Reduction (Reduction of Maximum Facility Amount)
EXHIBIT H	Form of Variable Funding Note
EXHIBIT I	Form of Notice and Request for Consent
EXHIBIT J	Form of Servicing Report
EXHIBIT K	Form of Servicer’s Certificate (Servicing Report)
EXHIBIT L	Form of Release of Required Loan Documents
EXHIBIT M	Form of Assignment and Acceptance
EXHIBIT N	Form of Power of Attorney for Servicer
EXHIBIT O	Form of Power of Attorney for Borrower
EXHIBIT P	Form of Servicer’s Certificate (Loan Asset Register)
EXHIBIT Q	Form of Conversion Notice

v

This LOAN AND SERVICING AGREEMENT is made as of January 20, 2012, by and among:

(1)                                 ARES CAPITAL JB FUNDING LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Borrower”);

(2)                                 ARES CAPITAL CORPORATION, a Maryland corporation, as the Servicer (as defined herein) and as the Transferor (as defined herein);

(3)                                 SUMITOMO MITSUI BANKING CORPORATION, a Japanese banking corporation, as the Administrative Agent (together with its successors and assigns in such capacity, the “Administrative Agent”), as the Collateral Agent (together with its successors and assigns in such capacity, the “Collateral Agent”) ~~and as the Lender (as defined herein)~~; ~~and~~

(4)                                 THE LENDERS FROM TIME TO TIME PARTY HERETO (individually or collectively, as the context may require, “Lender”); and

(4)                                 U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), as the Bank (as defined herein) and as the Collateral Custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”).

PRELIMINARY STATEMENTS

WHEREAS, the Lender has agreed, on the terms and conditions set forth herein, to provide a secured revolving credit facility which shall provide for Advances from time to time in an aggregate principal amount not to exceed the Borrowing Base;

WHEREAS, the proceeds of the Advances will be used (a) to finance the Borrower’s purchase, on a “true sale” basis, of Eligible Loan Assets from the Transferor pursuant to the Purchase and Sale Agreement, with such Eligible Loan Assets to be approved by the Administrative Agent, (b) to fund the Unfunded Exposure Account and (c) to distribute such proceeds to the Borrower’s parent.

NOW THEREFORE, based upon the foregoing Preliminary Statements, the parties agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.01                                               Certain Defined Terms.

(a)                                 Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.01.

(b)                                 As used in this Agreement and the exhibits and schedules thereto (each of which is hereby incorporated herein and made a part hereof), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Accreted Interest” means Interest accrued on a Loan Asset that is added to the principal amount of such Loan Asset instead of being paid as Interest as it accrues.

“Action” has the meaning assigned to that term in Section 8.03.

“Additional Amount” has the meaning assigned to that term in Section 2.11(a). “Adjusted Borrowing Value” means for any Loan Asset, for any date of determination, (a) the Assigned Value of such Loan Asset at such time multiplied by (b) the Outstanding Balance of such Loan Asset (exclusive of Accreted Interest) minus (c) any Excess Concentration Amount for such Loan Asset; provided that the parties hereby agree that the Adjusted Borrowing Value of any Loan Asset (or, if applicable, any portion thereof representing the Excess Concentration Amount for such Loan Asset) that is no longer an Eligible Loan Asset shall be zero.

“Administrative Agent” means Sumitomo Mitsui Banking Corporation, in its capacity as administrative agent for the Lender, together with its successors and assigns, including any successor appointed pursuant to Article IX.

“Advance” means each loan advanced by the Lender to the Borrower on an Advance Date pursuant to Article II.

“Advance Date” means, with respect to any Advance, the Business Day on which such Advance is made.

“Advance Funding Account” means an account in the name of the Borrower (account number 156948-701 at the Bank) with the wire instructions set forth on Schedule VI or such other account or with such other wire instructions as from time to time the Borrower has designated to the Administrative Agent in writing.

“Advances Outstanding” means, at any time, the sum of the principal amounts of Advances loaned to the Borrower for the initial and any subsequent borrowings pursuant to Sections 2.01 and 2.02 as of such time, reduced by the aggregate Available Collections received and distributed as repayment of principal amounts of Advances Outstanding pursuant  to  Section 2.04 at or prior to such time and any other amounts received by the ~~Lender~~Lenders to repay the principal amounts of Advances Outstanding pursuant to Section 2.18 or otherwise at or prior to such time; provided that the principal amounts of Advances Outstanding shall not be reduced by any Available Collections or other amounts if at any time such Available Collections or other amounts are rescinded or must be returned for any reason.

“Affected Party” has the meaning assigned to that term in Section 2.10.

2

”Affiliate” when used with respect to a Person, means any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to vote 20% or more of the voting securities of such Person or to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that for purposes of determining whether any Loan Asset is an Eligible Loan Asset or for purposes of Section 5.01(b)(xix), the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor; provided further that, for the purposes of Section 2.07(b), Section 2.07(g), Section 4.01(ii), Section 4.03(q), Section 5.01(p) and Section 5.03(j) of this Agreement, as well as Section 4.1(ii), Section 5.2(j)(v) and Section 5.2(o) of the Purchase and Sale Agreement, the term “Affiliate” shall not include any Excluded Affiliate.

“Agented Note” means any Loan Asset (a) originated as a part of a syndicated loan transaction that has been closed (without regard to any contemporaneous or subsequent syndication of such Loan Asset) prior to such Loan Asset becoming part of the Collateral Portfolio and (b) with respect to which, upon an assignment of the note under the Purchase and Sale Agreement to the Borrower, the Borrower, as assignee of the note, will have all of the rights but none of the obligations of the Transferor with respect to such note and the Underlying Collateral.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Loan and Servicing Agreement, as the same may be amended, restated, supplemented and/or otherwise modified from time to time hereafter.

“Applicable Law” means for any Person all existing and future laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority which are applicable to such Person (including, without limitation, predatory lending laws, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Percentage” means the following for each Eligible Loan Asset:

(a)                                 which is a First Lien Loan Asset, 65%;

(b)                                 which is a First Lien Last Out Loan Asset, 55%; and

(c)                                  which is a Second Lien Loan Asset, 35%;

3

”Applicable Spread” means as of any date of determination, (a) with respect to any rate based on LIBOR or One Day Advance LIBOR, (i) if the Average Advances Outstanding are greater than ~~$175,000,000~~50% of the Aggregate Commitments, 1.75% per annum and (ii) if Average Advances Outstanding are less than or equal to ~~$175,000,000~~50% of the Aggregate Commitments, 2.00% per annum and (b) with respect to any rate based on the Base Rate, (i) if Average Advances Outstanding are greater than ~~$175,000,000~~50% of the Aggregate Commitments, 0.75% per annum and (ii) if Average Advances Outstanding are less than or equal to ~~$175,000,000~~50% of the Aggregate Commitments, 1.00% per annum; provided that, at any time after the occurrence of an Event of Default, the Applicable Spread shall be 4.00% per annum.

“Approval Notice” means, with respect to any Eligible Loan Asset, the written notice, in substantially the form attached hereto as Exhibit A, evidencing the approval by the Administrative Agent, in its sole discretion, of the conveyance of such Eligible Loan Asset by the Transferor to the Borrower pursuant to the terms of the Purchase and Sale Agreement and the Loan Assignment by which the Transferor effects such conveyance.

“Approved Valuation Firm” shall mean (a) each of (i) Houlihan Lokey Howard & Zukin, (ii) Lincoln International LLC (f/k/a Lincoln Partners LLC), (iii) Duff & Phelps Corp. and (iv) Valuation Research Corporation, and (b) any other nationally recognized valuation firm approved by each of the Borrower and the Administrative Agent in their sole reasonable discretion.

“Ares” means Ares Capital Corporation.

“Ares Competitor” has the meaning set forth in each Lender Fee Letter.

“Ares LIBOR Rate” means, with respect to any Loan Asset, the definition of “LIBOR Rate” or any comparable definition in the Loan Agreement for each such Loan Asset, and in any case that “LIBOR Rate” or such comparable definition is not defined in such Loan Agreement, the rate per annum appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time for such day; provided that if such day is not a Business Day, the immediately preceding Business Day, as the rate for Dollar deposits with a one-month, a two-month or a three-month maturity, as applicable, as and when determined in accordance with the applicable Loan Agreement.

“Ares Prime Rate” means, with respect to any Loan Asset, the definition of “Prime Rate” or any comparable definition in the Loan Agreement for each such Loan Asset, and in any case that “Prime Rate” or such comparable definition is not defined in such Loan Agreement, the rate designated by certain reference lenders in the applicable Loan Agreement from time to time as its prime rate in the United States, such rate to change as and when the

4

designated rate changes; provided that the Ares Prime Rate is not intended to be lowest rate of interest charged by Ares in connection with extensions of credit to debtors.

“Assigned Documents” has the meaning assigned to that term in Section 2.12.

“Assigned Value” means, with respect to each Loan Asset, as of any date of determination and expressed as a percentage of the Outstanding Balance of such Loan Asset, ~~(i) on and after~~the lesser of (i) par, (ii) the purchase price (excluding any original issue discount); provided that any Loan Asset acquired with an original issue discount of 3% or less of par shall be deemed to be acquired at par and (iii) the value assigned by the Administrative Agent in its sole discretion as of the Cut-Off Date ~~but prior to the date the Assigned Value for~~of such Loan Asset ~~is first modified pursuant to this definition, 100.0% and (ii) after any occurrence of a Value Adjustment Event with respect to such Loan Asset~~; provided that:

(a)                                 If a Value Adjustment Event of the type described in clauses (a) or (c) of the definition thereof with respect to such Loan Asset occurs, the Assigned Value of such Loan Asset will be modified to zero.

(b)                                 If a Value Adjustment Event of the type described in clauses (b) ~~or~~, (d), (e), (f) or (g) of the definition thereof with respect to such Loan Asset occurs, the “Assigned Value” may be modified by the Administrative Agent in its good faith business judgment upon each such occurrence. In the event the Borrower disagrees with the Administrative Agent’s determination of the Assigned Value of a Loan Asset, the Administrative Agent shall direct the Borrower (at the Borrower’s expense) to retain any Approved Valuation Firm selected by the Administrative Agent (in its sole discretion) to value such Loan Asset. If the value determined by such firm is greater than the Administrative Agent’s determination of the Assigned Value, such firm’s valuation shall become the Assigned Value of such Loan Asset; provided that the Assigned Value of such Loan Asset shall be the value as assigned by the Administrative Agent until the Administrative Agent has revised the value; provided further that if the value determined by such firm is lower than the Administrative Agent’s determination of the Assigned Value, the Administrative Agent in its sole discretion may further modify the Assigned Value of such Loan Asset to reflect such lower value. The value determined by such firm shall be based on the amortized cost adjusted for any credit impairment of such Loan Asset.

(c)                                  If (i) the Net Senior Leverage Ratio, Net Total Leverage Ratio or the Interest Coverage Ratio, as the case may be, of any Loan Asset for which the Assigned Value has been decreased due to a Value Adjustment Event improves to a level that is equal to or better than the level that existed as of the applicable Cut-Off Date or the applicable Value Adjustment Event or (ii) the Net Senior Leverage Ratio or the Net Total Leverage Ratio, as the case may be, of any Loan Asset decreases to a level that is at least 0.50x lower than the level that existed as of the applicable Cut-Off Date, then the Borrower may present such Loan Asset to the Administrative Agent and request in writing that the Administrative Agent reevaluate the Assigned Value of such Loan Asset.

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(d)                                                Assigned Value may only be subject to additional negative adjustments after receipt of additional financial information (unless another concurrent or subsequent Value Adjustment Event has occurred).

(e)                                  ~~(c)~~ The Assigned Value of any Defaulted Loan Asset may be increased in the reasonable discretion of the Administrative Agent upon (I) the cure of the Value Adjustment Event that gave rise to the Defaulted Loan Asset and (II) the written request of the Borrower.

(f)                                   ~~(d)~~ The Administrative Agent shall promptly notify the Servicer of any change effected by the Administrative Agent of the Assigned Value of any Loan Asset.

“Assignment and Acceptance” has the meaning assigned to that term in Section 11.04(a).

“Available Collections” means all cash collections and other cash proceeds actually received with respect to any Loan Asset, including without limitation all Principal Collections, all Interest Collections, all proceeds of any sale or disposition with respect to such Loan Asset, cash proceeds or other funds received by the Borrower or the Servicer with respect to any Underlying Collateral (including from any guarantors), all other amounts on deposit in the Collection Account from time to time, and all proceeds of Permitted Investments with respect to the Controlled Accounts; provided that, for the avoidance of doubt, “Available Collections” shall not include amounts on deposit in the Unfunded Exposure Account which do not represent proceeds of Permitted Investments.

“Average Advances Outstanding” means the sum of the aggregate outstanding principal amount of the Advances Outstanding on each day during the relevant Remittance Period divided by the total number of days in such Remittance Period.

“Bank” means U.S. Bank, in its capacity as the “Bank” pursuant to the Control Agreement.

“Bankruptcy Code” means Title 11, United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.

“Bankruptcy Event” shall be deemed to have occurred with respect to a Person if either:

(a)                                 a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets or any similar action with respect to such Person, in each case, under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

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(b)                                 such Person shall commence a voluntary case or other proceeding under any Bankruptcy Laws now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or all or substantially all of its assets under any Bankruptcy Laws, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors or members shall vote to implement any of the foregoing.

“Bankruptcy Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Bankruptcy Proceeding” means any case, action or proceeding before any court or other Governmental Authority relating to any Bankruptcy Event.

“Base Rate” means, on any date, a fluctuating per annum interest rate equal to the greater of (a) the Prime Rate and (b) the Federal Funds Rate plus 0.50%.

“Base Rate Advance” means any Advance (a) made in accordance with Section 2.02(b) that bears interest based on Base Rate, or (b) converted into an Advance in accordance with Section 2.02(c) that bears interest based on Base Rate, in either case during each period from and including any date such Advance is made or converted to but excluding the first subsequent date on which such Advance is converted into a LIBOR Advance or a One Day Advance in accordance with Section 2.02(c) or repaid.

“Base Rate Advances Outstanding” means, at any time, the outstanding Base Rate Advances.

“Base Rate Conversion Date” means, with respect to any Advance, the Business Day on which such Advance was, or is to be, converted from a LIBOR Advance or a One Day Advance to a Base Rate Advance.

“Base Rate Yield Rate” means, as of any date of determination, an interest rate per annum equal to the Base Rate for such date plus the Applicable Spread.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” has the meaning assigned to that term in the preamble hereto.

“Borrowing Base” means, as of any date of determination, an amount equal to the lesser of:

(a)                                 the aggregate sum of (i) for each Eligible Loan Asset as of such date, the aggregate sum of the product of (A) the Applicable Percentage for each such Eligible Loan Asset

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as of such date and (B) the aggregate Adjusted Borrowing Value of such Eligible Loan Asset as of such date plus (ii) the amount on deposit in the Principal Collection Account as of such date plus (iii) the amount on deposit in the Unfunded Exposure Account minus the Unfunded Exposure Equity Amount as of such date; and

(b)                                 (i) the Maximum Facility Amount minus (ii) the Unfunded Exposure Amount plus (iii) amounts on deposit in the Unfunded Exposure Account;

provided that, for the avoidance of doubt, any Loan Asset (or, if applicable, any portion thereof representing the Excess Concentration Amount for such Loan Asset) which at any time is no longer an Eligible Loan Asset shall not be included in the calculation of “Borrowing Base”.

“Borrowing Base Certificate” means a certificate setting forth the calculation of the Borrowing Base as of the applicable date of determination substantially in the form of Exhibit B hereto, prepared by the Servicer.

“Borrowing Base Deficiency” means, as of any date of determination, the extent to which the aggregate Advances Outstanding on such date exceeds the Borrowing Base.

“Breakage Fee” means, for ~~any full or partial repayment of any LIBOR Advance~~Advances which are repaid (in whole or in part) on any date other than a Payment Date ~~or with less than three Business Days’ prior written notice to the Administrative Agent~~, the breakage ~~costs~~cost, if any, related to such repayment, ~~which shall be deemed to be the amount determined by the Administrative Agent to be the excess of (a) the amount of interest that would have accrued on the principal amount of the LIBOR Advance had such prepayment not occurred, at the LIBOR rate that would have been applicable to such LIBOR Advance, for the period from the date of such prepayment to (i) the last day of the then current Interest Period therefor if on such last day the Administrative Agent will have had at least three Business Days’ notice of such prepayment and (ii) if on such last day the Administrative Agent will not have had at least three Business Days’ notice of such prepayment, the last day of the next Interest Period therefor, over (b) the amount of interest that would accrue on such principal amount for such period at the interest rate which the Administrative Agent would earn for a deposit in Dollars of a comparable amount and period from other banks in the Eurocurrency market.~~it hereby being understood that the amount of any loss, costs or expense payable by the Borrower to any Lender as a Breakage Fee shall be determined in the respective Lender’s reasonable discretion based upon the assumption that such Lender is funding its loan commitment in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical.

“Business Day” means a day of the year other than (a) Saturday or a Sunday or (b) any other day on which commercial banks in New York, New York or any United States city in which the offices of the Collateral Agent, the Collateral Custodian or the Bank are located and are authorized or required by Applicable Law, regulation or executive order to close; provided that, if any determination of a Business Day shall relate to a LIBOR Advance or a One Day Advance, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market. For the avoidance of doubt, if the offices of the Collateral Agent, the Collateral Custodian or the Bank in any United States city are

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(b)                                 the Portfolio Assets with respect to the Loan Assets referred to in clause (a);

(c)                                  the Controlled Accounts and all Permitted Investments purchased with funds on deposit in the Controlled Accounts;

(d)                                 the Purchase and Sale Agreement; and

(e)                                  all income and Proceeds of the foregoing.

“Collection Account” means a trust account (account number 156948-700 at the Bank) in the name of the Borrower for the benefit of and under the control of the Collateral Agent for the benefit of the Secured Parties; provided that the funds deposited therein (including any interest and earnings thereon) from time to time and subject to the terms thereof shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the Collection Account.

“Collection Date” means the date on which the aggregate outstanding principal amount of the Advances Outstanding has been repaid in full and all Yield and Fees and all other Obligations have been indefeasibly paid in full (other than any contingent obligations that are not due and that survive the termination of this Agreement), and the Borrower shall have no further right to request any additional Advances.

“Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01(b), in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Annex A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commitment Percentage” shall have the meaning assigned to that term in Section 11.04(b).

“Concentration Limits” means with respect to determining the Excess Concentration Amount as of any date of determination after giving effect to all additions and removals of Loan Assets on such date and for purposes of this definition calculated as if all Loan Assets are fully funded:

(a)                                 as of the related Cut-off Date, the sum of (i) the aggregate Commitments, funded or unfunded, under the Revolving Loan Assets and (ii) the aggregate unfunded Commitments under the Delayed Draw Loan Assets shall not exceed 15% of the Maximum Facility Amount;

(b)                                 the maximum aggregate sum of the product of (A) the Outstanding Balance of all Eligible Loan Assets (exclusive of Accreted Interest), (B) the Assigned Value of all Eligible Loan Assets and (C) the Applicable Percentage with respect to a single obligor may not exceed 5.0% of the Maximum Facility Amount, except that the maximum aggregate sum of the product of (A) the Outstanding Balance of all Eligible Loan Assets (exclusive of Accreted

Interest), (B) the Assigned Value of all Eligible Loan Assets and (C) the Applicable Percentage with respect to up to two obligors may each be up to 7.5% of the Maximum Facility Amount;

(c)                                                 the aggregate Adjusted Borrowing Value of obligors that are in a single industry category, may not exceed 15% of the Adjusted Borrowing Value, except that the aggregate Adjusted Borrowing Value of all Eligible Loan Assets of obligors (i) that are in a single Industry Category may be up to 25% of the Adjusted Borrowing Value and (ii) that are in a single additional Industry Category may be up to 20% of the Adjusted Borrowing Value;

(d)                                                the aggregate sum of the product of (A) the Applicable Percentage and (B) the Adjusted Borrowing Value of all Eligible Loan Assets consisting of each of the First Lien Last Out Loan Assets and Second Lien Loan Assets will not exceed, in the aggregate, 25% of the Borrowing Base; provided that in no event shall Second Lien Loan Assets exceed 10% of the Borrowing Base.

“Control Agreement” means that certain account control agreement, dated as of the date hereof, by and among the Borrower, the Servicer, the Collateral Agent and U.S. Bank, as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof.

“Controlled Accounts” means the Collection Account and the Unfunded Exposure Account.

“Conversion Notice” means, with respect to any Advance, the written notice, in substantially the form attached hereto as Exhibit Q, evidencing the request of the Borrower to the Administrative Agent to convert such Advance from a Base Rate Advance into a LIBOR Advance, from a LIBOR Advance into a Base Rate Advance or from a One Day Advance into a Base Rate Advance or a LIBOR Advance, as applicable.

“Cut-Off Date” means, with respect to each Loan Asset, the date such Loan Asset is transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement. Notwithstanding the above, for purposes of clauses (e), (f) and (g) of the definition of “Value Adjustment Event,” the Cut-off Date shall be the Determination Date occurring in September 2019.

“Defaulted Loan Asset” means a Loan Asset which has become subject to a Value Adjustment Event of the type described in clauses (a) or (c) of the definition thereof; provided that if the Value Adjustment Event which gave rise to a Defaulted Loan Asset is cured, the Borrower may submit such Loan Asset for review by the Administrative Agent (in its sole discretion) for the purpose of re-classifying such Loan Asset as a Loan Asset which is no longer a Defaulted Loan Asset.

“Defaulting Lender” means, subject to Section 2.23(b), any Lender that (a) has failed to (i) fund all or any portion of its Advances within two (2) Business Days of the date such Advances were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing)

has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Bankruptcy Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, examiner, liquidator, provisional liquidator, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent (in consultation with Borrower) that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.23(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.

“Delayed Draw Loan Asset” means a Loan Asset that is fully committed on the initial funding date of such Loan Asset and is required to be fully funded in one or more installments on draw dates to occur within one year of the initial funding of such Loan Asset but which, once all such installments have been made, has the characteristics of a Term Loan Asset.

~~“Designated Entity” has the meaning set forth in the SMBC Lender Fee Letter.~~

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Designated Sale Proceeds” means Principal Collections received during the Reinvestment Period in connection with discretionary sales pursuant to Section 2.07(b) or Optional Sales pursuant to Section 2.07(c) designated to be applied to reduce Advances Outstanding in accordance with Section 2.04(b) or Section 2.04(c).

“Determination Date” means, with respect to each Payment Date, the last day of the prior calendar month.

“Disbursement Request” means a disbursement request from the Borrower to the Administrative Agent, the Collateral Agent and the Bank in the form attached hereto as Exhibit C in connection with a disbursement request from the Unfunded Exposure Account in accordance with Section 2.04(e) or a disbursement request from the Principal Collection Account in accordance with Section 2.21, as applicable.

“Dollar”, “USD” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for all debts, public and private.

“EBITDA” means, with respect to any period and any Loan Asset, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the Required Loan Documents for such Loan Asset (together with all add-backs and exclusions as designated in such Required Loan Documents), and in any case that “EBITDA”, “Adjusted EBITDA” or such comparable definition is not defined in such Required Loan Documents, an amount, for the principal obligor on such Loan Asset and any of its parents or Subsidiaries that are obligated pursuant to the Required Loan Documents for such Loan Asset (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus (i)(a) cash interest expense, (b) income taxes, (c) depreciation and amortization for such period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), to the extent not otherwise included in clause (c) above or clause (f) below, (e) extraordinary losses in accordance with GAAP, (f) one-time, non-recurring non-cash charges consistent with the compliance statements and financial reporting packages provided by the Obligors and (g) any other item the Borrower and the Administrative Agent mutually deem to be appropriate; provided that with respect to any obligor for which four full fiscal quarters of financial data are not available, EBITDA shall be determined for such obligor based on annualizing the financial data from the reporting periods actually available.

“Eligible Bid” means a bid made in good faith (and acceptable as a valid bid in the Administrative Agent’s reasonable discretion) by a bidder for all or any portion of the Collateral Portfolio in connection with a sale of the Collateral Portfolio in whole or in part pursuant to Section 7.02(i).

“Eligible Loan Asset” means, at any time, a Loan Asset in respect of which each of the representations and warranties contained in Section 4.02 and Schedule III hereto is true and correct.

“Eligible Replacement” has the meaning assigned to that term in Section 6.01(c).

“Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations (with the force of law) and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Person, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person, any corporation described in clause (a) above or any trade or business described in clause (b) above.

“Eurodollar Disruption Event” means the occurrence of any of the following: (a) SMBC shall have notified the Administrative Agent of a determination by SMBC or any of its assignees or participants that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain Dollars in the London interbank market to fund any Advance, (b) SMBC shall have notified the Administrative Agent of the inability, for any reason, of SMBC or any of its respective assignees or participants to determine LIBOR or One Day Advance LIBOR, (c) SMBC shall have notified the Administrative Agent of a determination by SMBC or any of its respective assignees or participants that the rate at which deposits of Dollars are being offered to SMBC or any of its respective assignees or participants in the London interbank market does not accurately reflect the cost to SMBC or any such assignee or any such participant of making, funding or maintaining any Advance or (d) SMBC shall have notified the Administrative Agent of the inability of SMBC or any of its respective assignees or participants to obtain Dollars in the London interbank market to make, fund or maintain any Advance.

“Event of Default” has the meaning assigned to that term in Section 7.01.

“Excepted Persons” has the meaning assigned to that term in Section 11.13(a).

“Excess Concentration Amount” means, as of any date of determination, the sum of the aggregate Adjusted Borrowing Values (without giving effect to clause (c) of the definition thereof) for all Excess Concentration Loan Assets.

“Excess Concentration Loan Asset” means, as of any date of determination, with respect to any Loan Asset included in the Collateral Portfolio, at any time in respect of which any one or more of the limitations contained in ~~Schedule III hereto~~the definition of “Concentration

Limits” herein are exceeded, the portion of such Loan Asset that causes such limitations to be exceeded, to be calculated without duplication after giving effect to any sales, purchases or substitutions of Loan Assets as of such date.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Affiliate” means any portfolio company of the Servicer or the Transferor, as applicable, that is not consolidated on the financial statements of the Servicer or the Transferor, as applicable.

“Excluded Amounts” means (a) any amount received in the Collection Account with respect to any Loan Asset included as part of the Collateral Portfolio, which amount is attributable to the payment of any Tax, fee or other charge imposed by any Governmental Authority on such Loan Asset or on any Underlying Collateral and (b) any amount received in any Controlled Account representing (i) any amount representing a reimbursement of insurance premiums, (ii) any escrows relating to Taxes, insurance and other amounts in connection with Loan Assets which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under a Loan Agreement and (iii) any amount received in the Collection Account with respect to any Loan Asset re-transferred or substituted for upon the occurrence of a Warranty Event or that is otherwise replaced by a Substitute Eligible Loan Asset, or that is otherwise sold or transferred by the Borrower pursuant to Section 2.07, to the extent such amount is attributable to a time after the effective date of such replacement or sale.

“Excluded Taxes” means, with respect to payments required to be made by the Borrower or made by the Servicer on behalf of the Borrower under this Agreement, (a) Taxes imposed on or measured by the overall net income (however denominated) of the Administrative Agent, the Lender, or any other recipient of any payment to be made hereunder, or profits, franchise and similar Taxes imposed on the Administrative Agent or the Lender or other recipient (in lieu of net income or profit Taxes) and backup withholding and similar Taxes by (i) the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Lender, in which its applicable lending office or the office to which its interest in the Advances is assigned is located or (ii) any other jurisdiction (or any political subdivision thereof) as a result of a present or former connection between the Administrative Agent or the Lender or other recipient and such jurisdiction imposing such Tax other than a connection arising as a result of any transaction contemplated under this Agreement, (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction described in clause (a) above; (c) in the event that the Lender is a Foreign Lender, any United States federal withholding Tax that is imposed on amounts payable (including, for the avoidance of doubt, consent, amendment or similar fees) to the Lender, as a Foreign Lender, at the time the Lender, as a Foreign Lender, becomes a party hereto or designates a new lending office (other than a designation made at the request of the Borrower), except to the extent that the Lender, as a Foreign Lender, (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive Additional Amounts from Borrower with respect to such withholding Tax pursuant to Section 2.11(a); (d) any United States federal withholding Tax which would not have occurred but for such recipient’s failure to comply with Section 2.11(d) or (e); (e) any Taxes imposed under FATCA; and (f) interest, penalties, additions to Tax and costs or expenses solely resulting from the assessment or imposition of Taxes described in clauses (a) through (f) of this definition.

“Exposure Amount” means, as of any date of determination, with respect to any Delayed Draw Loan Asset or Revolving Loan Asset (including any letter of credit reimbursement obligations) owned by the Borrower, the unfunded commitment, if any, of the Borrower with respect to such Loan Asset.

“Exposure Amount Shortfall” has the meaning assigned to that term in Section 2.02(f).

“Facility Maturity Date” means the earliest to occur of (a) the Stated Maturity Date, (b) the date of the declaration or automatic occurrence of the Facility Maturity Date pursuant to Section 7.01, (c) the Collection Date and (d) the occurrence of the termination of this Agreement pursuant to Section 2.18(b) hereof.

“Fair Market Value” means, with respect to any Loan Asset or item of the Collateral Portfolio, as of each date the most recent fair value information is publicly published by the Servicer, the fair value of such Loan Asset determined in accordance with GAAP.

“FATCA” means Sections 1471 through 1474 of the Code and any regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the United States Internal Revenue Service thereunder as a precondition to relief or exemption from Taxes under such provisions).

“Federal Funds Rate” means, for any period, a fluctuating per annum interest rate equal, for each day during such period, to the rate set forth for such day opposite the caption “Federal funds (effective)” in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if for any reason such rate is not available on any day, the rate determined, in the sole discretion of the Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. on such day.

“Federal Reserve Bank” means any of the twelve regional Federal Reserve Banks chartered under the laws of the United States.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fees” means (a) the Non-Usage Fee; (b) the fees payable to the Lender pursuant to the terms of ~~the SMBC~~each Lender Fee Letter; (c) the Collateral Agent Fees; and (d) the Collateral Custodian Fees.

~~“Fifth Amendment Effective Date” means September 12, 2018.~~

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.

“Financial Sponsor” means any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

~~“First Amendment Effective Date” means September 14, 2012.~~

“First Lien Loan Asset” means any Loan Asset that (a) is secured by a valid and perfected first priority Lien on substantially all of the Obligor’s assets constituting Underlying Collateral for the Loan Asset, subject to (i) any “permitted liens” as defined in the applicable Loan Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein and (ii) any Lien securing a working capital facility incurred by the related Obligor for such Loan Asset to the extent such Lien securing such working capital facility on the same Underlying Collateral is prior to, or pari passu with, the Lien securing such Loan Asset and (b) provides that the payment obligation of the Obligor on such Loan Asset is either senior to, or pari passu with, all other Indebtedness of such Obligor, other than a working capital facility incurred by such Obligor that is senior in right of payment to such Loan Asset.

“First Lien Last Out Loan Asset” means any Loan Asset (other than a First Lien Loan Asset) that (a) is secured by a valid and perfected first priority Lien on substantially all of the Obligor’s assets constituting Underlying Collateral for the Loan Asset, subject to (i) any “permitted liens” as defined in the applicable Loan Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein and (ii) any Lien securing a working capital facility incurred by the related Obligor for such Loan Asset to the extent such Lien securing such working capital facility on the same Underlying Collateral is prior to, or pari passu with, the Lien securing such Loan Asset and (b) has a Loan-to-Value Ratio not greater than 65%, (c) is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor, other than in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings of such Obligor or with respect to such Underlying Collateral and (d) has the same maturity as the first lien loan tranche(s) issued by the same Obligor.

“Fixed Rate Loan Asset” means a Loan Asset other than a Floating Rate Loan Asset.

“Floating Rate Loan Asset” means a Loan Asset under which the Interest rate payable by the Obligor thereof is based on the Ares Prime Rate or Ares LIBOR Rate, plus some specified Interest percentage in addition thereto, and which provides that such Interest rate will reset immediately upon any change in the related Ares Prime Rate or Ares LIBOR Rate.

“Floating Rate Note” means a note issued pursuant to an indenture or equivalent document by a corporation, partnership, limited liability company, trust, or other Person, bearing interest at a floating rate. For the avoidance of doubt, a Floating Rate Note will not include any note evidencing any borrowings under or in respect of a Loan Asset.

“Foreign Lender” means a Lender that is not created or organized under the laws of the United States or a political subdivision thereof.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“GICS” means Global Industry Classification Standard.

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Hazardous Materials” means all materials subject to any Environmental Law, including, without limitation, materials listed in 49 C.F.R. § 172.010, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.

“Indebtedness” means, with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (b) all Capital Lease Obligations of such Person, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all indebtedness, obligations or liabilities of that Person in respect of derivatives, and (f) all obligations under direct or indirect guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kind referred to in clauses (a) through (e).

“Indemnified Amounts” has the meaning assigned to that term in Section 8.01.

“Indemnified Party” has the meaning assigned to that term in Section 8.01.

“Indemnifying Party” has the meaning assigned to that term in Section 8.03.

“Independent Director” means a natural Person who, (a) for the five-year period prior to his or her appointment as Independent Director, has not been, and during the continuation of his or her service as Independent Director is not: (i) an employee, director, stockholder, member, manager, partner or officer of the Borrower, the Transferor or any of their respective Affiliates (other than his or her service as an Independent Director or officer of the Borrower or other Affiliates that are structured to be “bankruptcy remote”); (ii) a customer or supplier of the Borrower, the Transferor or any of their respective Affiliates (other than his or her service as an Independent Director or officer of the Borrower or other Affiliates that are structured to be “bankruptcy remote”); or (iii) any member of the immediate family of a Person described in (i) or (ii), and (b) has, (i) prior experience as an Independent Director for a corporation or limited liability company whose charter documents required the unanimous consent of all Independent Directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities. For the avoidance of doubt, any Independent Director serving as an officer of the Borrower shall not be employed by the Borrower or any of its Affiliates.

“Indorsement” has the meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Industry Category” means, with respect to any Loan Asset, the GICS industry classification (as described on Schedule VII hereto) with respect to the Obligor of such Loan Asset, as determined by the Servicer.

“Initial Advance” means the first Advance made pursuant to Article II.

“Initial Payment Date” means the 15th day of March, 2012 (or if such day is not a Business Day, the next succeeding Business Day).

“Initial Reinvestment Period Extension” has the meaning assigned to that term in Section 2.19(b).

“Initial Stated Maturity Extension” has the meaning assigned to that term in Section 2.19(a).

“Instrument” has the meaning specified in Section 9-102(a)(47) of the UCC.

“Insurance Policy” means, with respect to any Loan Asset, an insurance policy covering liability and physical damage to, or loss of, the Underlying Collateral.

“Insurance Proceeds” means any amounts received on or with respect to a Loan Asset under any Insurance Policy or with respect to any condemnation proceeding or award in lieu of condemnation which is neither required to be used to restore, improve or repair the related real estate nor required to be paid to the Obligor under the Loan Agreement.

“Interest” means, with respect to any period and any Loan Asset, for the Obligor on such Loan Asset and any of its parents or Subsidiaries that are obligated under the Loan Agreement for such Loan Asset (determined on a consolidated basis without duplication in accordance with GAAP), the meaning of “Interest” or any comparable definition in the Loan

Agreement for each such Loan Asset and in any case that “Interest” or such comparable definition is not defined in such Loan Agreement, all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period).

“Interest Collection Account” means a trust subaccount (account number 156948- 201 at the Bank), linked to and constituting part of the Collection Account into which Interest Collections shall be deposited, in the name of the Borrower for the benefit of and under the control of the Collateral Agent for the benefit of the Secured Parties; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the Interest Collection Account.

“Interest Collections” means, (a) with respect to any Loan Asset, all payments and collections attributable to Interest on such Loan Asset, including, without limitation, all scheduled payments of Interest and payments of Interest relating to principal prepayments, all guaranty payments attributable to Interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to Interest on such Loan Asset and (b) amendment fees, late fees, waiver fees, prepayment fees or other amounts received in respect of Loan Assets.

“Interest Coverage Ratio” means, with respect to any Loan Asset for any Relevant Test Period, the meaning of “Interest Coverage Ratio” or any comparable definition in the Required Loan Documents for such Loan Asset, and in any case that “Interest Coverage Ratio” or such comparable definition is not defined in such Required Loan Documents, the ratio of  (a) EBITDA for the applicable test period, to (b) Interest Expense for the applicable test period, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages, as applicable, provided by the relevant obligor as per the requirements of the related Required Loan Documents.

“Interest Expense” means, with respect to any period and any Loan Asset, for the obligor on such Loan Asset and any of its parents or subsidiaries that are obligated under the Required Loan Documents for such Loan Asset (determined on a consolidated basis without duplication in accordance with GAAP), the meaning of “Interest” or any comparable definition in the Required Loan Documents for such Loan Asset and in any case that “Interest” or such comparable definition is not defined in such Required Loan Documents, all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period).

“Interest Period” means with respect to any LIBOR Advance (a) the period beginning on, and including, the Advance Date or LIBOR Conversion Date, as applicable, with respect to such LIBOR Advance and ending on, but excluding, the first succeeding Payment Date (provided that if the Advance Date or LIBOR Conversion Date, as applicable, for any LIBOR Advance occurs prior to the Payment Date in the same calendar month, the initial Interest Period for such LIBOR Advance shall end on, but exclude, the second succeeding Payment Date) and (b) thereafter, for so long as such LIBOR Advance or any portion thereof remains outstanding, each period beginning on, and including, the Payment Date on which the immediately preceding Interest Period with respect to such LIBOR Advance ended and ending on, but excluding, the next succeeding Payment Date.

“Joinder Supplement” means an agreement by and among the Borrower, a Lender and the Administrative Agent in the form of Exhibit D to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date.

”JPM Credit Documents” means (a) that certain Tenth Amended and Restated Senior Secured ~~Revolving~~ Credit Agreement, dated as of ~~December 28, 2005, and amended and restated as of January 22, 2010~~April 1, 2019, by and among Ares, the lenders party thereto and JPMorgan Chase Bank, N.A., (b) that certain Amended and Restated Guarantee and Security Agreement, dated as of ~~December 28~~May 4, ~~2005~~2012, by and between Ares ~~and~~, JPMorgan Chase Bank, N.A. and the other parties party thereto from time to time and (c) that certain Guarantee and Security Agreement Amendment and Confirmation~~,~~ dated as of May 2, 2013, the Guarantee and Security Agreement Confirmation dated as of March 31, 2014, the Guarantee and Security Agreement Confirmation dated as of March 26, 2015, the Guarantee and Security Agreement Confirmation dated as of April 18, 2016, the Guarantee and Security Agreement Confirmation dated as of January ~~22, 2010, by and between Ares and JPMorgan Chase Bank, N.A., each~~4, 2017, the Guarantee and Security Agreement Confirmation dated as of March 30, 2018, the Guarantee and Security Agreement Confirmation dated as of October 2, 2018, and the Guarantee and Security Agreement Confirmation dated as of April 1, 2019, in each case with respect to clauses (a), (b) and (c) as amended, modified, waived, supplemented or restated from time to time.

“JPM Lien” means the lien on the membership interests of the Borrower created pursuant to the terms of the JPM Credit Documents.

“Lender” means, individually or collectively, ~~SMBC~~as the context may require, the lenders defined in introductory paragraph (4) hereto and/or any other Person to whom ~~SMBC~~such Lender assigns any part of its rights and obligations under this Agreement and the other Transaction Documents in accordance with the terms of Section 11.04.

“Lender Fee Letter” means the SMBC Lender Fee Letter and any other letter agreement with respect to fees between the Borrower and a Lender.

“LIBOR” means, for any day during any Interest Period, with respect to any LIBOR Advance (or portion thereof), the rate per annum for a one-month maturity appearing on the Reuters Screen LIBOR01 Page (or any successor or substitute page) (the “LIBOR Page”) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m., London time, on the LIBOR Determination Date for such Interest Period; provided that for the initial Interest Period with respect to any LIBOR Advance, if such Interest Period is shorter than one month or longer than one month, the Administrative Agent shall have the right to determine LIBOR for such Interest Period as the rate per annum for a period of the same duration as such Interest Period appearing on the LIBOR Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m., London time, on the LIBOR Determination Date for such

Interest Period, or if no rate per annum for deposits in Dollars for a period of such duration is set forth on the LIBOR Page at such time on such LIBOR Determination Date, the Administrative Agent shall have the right to determine LIBOR for such Interest Period by linear interpolation between the rate per annum for deposits in Dollars for the next shorter period and the rate per annum for deposits in Dollars for the next longer period set forth on the LIBOR Page at such time on such LIBOR Determination Date; provided further that if the rates that are described above in this definition are not set forth on the LIBOR Page as of such times, the Administrative Agent shall determine LIBOR (a) by reference to such other comparable publicly available information service for displaying rates for Dollar deposits in the London interbank market as may be selected by the Administrative Agent, in its sole discretion, or (b) if no such service is available, as the rate per annum at which Dollar deposits of $5,000,000 for a relevant maturity are offered by the principal London office of Sumitomo Mitsui Banking Corporation Europe Limited at approximately 11:00 a.m., London time, on such LIBOR Determination Date for delivery on the first day of such Interest Period to other banks in the Eurocurrency market. If the rate determined pursuant to the foregoing is less than zero, the applicable LIBOR shall be deemed to be zero.

“LIBOR Advance” means any Advance (a) made in accordance with Section 2.02(b) that bears interest based on LIBOR or (b) converted from a Base Rate Advance to an Advance in accordance with Section 2.02(c) that bears interest based on LIBOR.

“LIBOR Advances Outstanding” means, at any time, the outstanding LIBOR Advances.

“LIBOR Conversion Date” means, with respect to any Advance, the Business Day on which such Advance was, or is to be, converted from a Base Rate Advance or a One Day Advance to a LIBOR Advance.

“LIBOR Determination Date” means, with respect to each Interest Period, the day that is two Business Days prior to the first day of such Interest Period.

“LIBOR Page” has the meaning assigned to that term in the definition of “LIBOR”.

“LIBOR Yield” means, for any LIBOR Advances Outstanding, and any Interest Period for each such LIBOR Advance, the sum of the amounts determined for each day in such Interest Period in accordance with the following formula:

YR x L

D

where:	YR	=	the LIBOR Yield Rate applicable to such LIBOR Advance during such Interest Period;

	L	=	the outstanding principal amount of such LIBOR Advance on such day; and

	D	=	360.

“LIBOR Yield Rate” means, for any LIBOR Advance, as of any date of determination during any Interest Period applicable to such LIBOR Advance, an interest rate per annum equal to LIBOR for such LIBOR Advance during such Interest Period plus the Applicable Spread; provided that if the Administrative Agent determines that a Eurodollar Disruption Event has occurred, at the election of the Administrative Agent, the LIBOR Yield Rate shall be equal to the Base Rate plus the Applicable Spread until the Administrative Agent determines that such Eurodollar Disruption Event has ceased, at which time the LIBOR Yield Rate shall again be equal to LIBOR for such LIBOR Advance for such date plus the Applicable Spread.

Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower notifies the Administrative Agent that the Borrower has determined, that:

(i)                     adequate and reasonable means do not exist for ascertaining any applicable LIBOR Yield Rate for any requested Interest Period, including, without limitation, because the LIBOR Page is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)                     the administrator of the LIBOR Page or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Page shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”); or

(iii)                       after consultation with the Borrower, Loan Assets comprising a material portion of the Loan Assets held by the Borrower currently being executed, or that include language similar to that contained in this definition, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace any applicable LIBOR Yield Rate;

then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace such LIBOR Yield Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “Successor Rate”), together with any proposed Successor Rate Conforming Changes and any such amendment shall become effective at (A) in the case of a determination under clause (i) above, 5:00 p.m. (New York time) on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower or (B) in the case of a determination under clauses (ii) or (iii) above, the latest of (x) 5:00 p.m. (New York time) on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower and (y) the date agreed to by the Administrative Agent and the Borrower, in each case, unless, prior to such time, Lenders comprising 50% or more of the Aggregate Commitments have delivered to the Administrative Agent written notice that such Lenders do not accept such amendment; provided that, notwithstanding anything to the contrary herein, any amendment based on a determination under clause (ii) above shall become effective no later than the Scheduled Unavailability Date.

If no Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Advance shall be suspended, (to the extent of the affected LIBOR Advances or Interest Periods). Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Advances (to the extent of the affected LIBOR Advances or Interest Periods) or, failing that, will be deemed to have converted such request into a request for Base Rate Advance in the amount specified therein.

Notwithstanding anything else herein, any definition of Successor Rate shall provide that in no event shall such Successor Rate be less than zero for purposes of this Agreement.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, claim, preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, lease or other title retention agreement, sale subject to a repurchase obligation, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) or the filing of or agreement to give any UCC financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction.

“Lien Release Dividend” has the meaning assigned to that term in Section 2.07(d).

“Lien Release Dividend Date” means the date specified by the Borrower, which date may be any Business Day, provided written notice is given in accordance with Section 2.07(d).

“Loan Agreement” means the loan agreement, credit agreement or other agreement pursuant to which a Loan Asset has been issued or created and each other agreement an Approved Valuation Firm to value such Obligor, and if the value determined by such firm is greater than the Administrative Agent’s determination of the enterprise value of such Obligor, such firm’s valuation shall become the enterprise value of such Obligor; provided that the enterprise value of such Obligor shall be the value assigned by the Administrative Agent until such firm has determined its value.

”Make-Whole Premium” means an amount, payable solely to the ~~Lender~~Lenders becoming party to this Agreement after the Sixth Amendment Effective Date, equal to, to the extent the Make-Whole Premium is required to be paid pursuant to this Agreement, (i) on and after the ~~Non-Call Period~~Sixth Amendment Effective Date but ~~on or~~ prior to ~~January 20, 2014, 1.00% of~~the first anniversary of the Sixth Amendment Effective Date, 0.75% of such Lender’s pro rata portion of the amount of the Maximum Facility Amount ~~or~~ that is reduced, (ii) on and after the first anniversary of the Sixth Amendment Effective Date but prior to the second anniversary of the Sixth Amendment Effective Date, 0.50% of such Lender’s pro rata portion of the amount ~~by which~~of the Maximum Facility Amount that is reduced~~, as applicable and (ii) from and after January 21, 2014 but on or prior to the date which is two years following the First~~ and (iii) on and after the second anniversary of the Sixth Amendment Effective Date, ~~1.00% of the Maximum Facility Amount or the amount by which the Maximum Facility Amount is reduced (provided that, for purposes of this clause (ii), (A) if the Maximum Facility Amount (as reduced by any prior reductions) is greater than $200,000,000 immediately preceding a reduction, the Make-Whole Premium shall apply only to the difference, if positive, between $200,000,000 and the Maximum Facility Amount upon such reduction and (B) if the Maximum Facility Amount (as reduced by any prior reductions) is not greater than $200,000,000 immediately preceding a reduction, the Make-Whole Premium shall apply to the amount of such reduction (for the avoidance of doubt, for purposes of clauses (A) and (B) of this proviso, a termination of this Agreement shall be deemed to reduce the Maximum Facility Amount to $0)); provided that the Make-Whole Premium shall be calculated without giving effect to the proviso in the definition of “Maximum Facility Amount”.~~0%.

“Management Agreement” means the Investment Advisory and Management Agreement, dated as of September 30, 2004 (amended as of June 1, 2006), by and between Ares Capital Corporation and Ares Capital Management LLC, as further amended, restated supplemented, modified, waived and/or replaced from time to time.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Transferor, the Servicer or the Borrower, (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loan Assets generally or any material portion of the Loan Assets, (c) the rights and remedies of the Collateral Agent, the Collateral Custodian, the Bank, the Administrative Agent, the Lender or the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of each of the Borrower and the Servicer, to perform their respective obligations under this Agreement or any other Transaction Document, or (e) the status, existence, perfection, priority or enforceability of the

Collateral Agent’s, the Administrative Agent’s or the other Secured Parties’ Lien on the Collateral Portfolio.

“Material Modification” means any amendment or waiver of, or modification or supplement to, a Loan Agreement governing a Loan Asset executed or effected on or after the Cut-Off Date for such Loan Asset which:

(a)                                 reduces or forgives any or all of the principal amount due under such Loan Asset;

(b)                                 delays or extends the maturity date or any principal payment date for such Loan Asset (i) by more than six (6) months (or, along with all prior such amendments, waivers, modifications or supplements effected within a twelve (12) month period prior thereto, to the extent on or after the Cut-Off Date, causes the maturity date or principal payment date of such Loan Asset to be delayed or extended more than six (6) months in the aggregate) or (ii) beyond the Stated Maturity Date (provided that this clause (b)(ii) shall not apply to any amendment or waiver of, or modification or supplement to, a Loan Agreement governing a Loan Asset the maturity date of which was subsequent to the Stated Maturity Date as of the Cut-Off Date for such Loan Asset);

(c)                                  waives one or more Interest payments, permits any Interest due in cash to be deferred or capitalized and added to the principal amount of such Loan Asset (other than any deferral or capitalization already allowed by the terms of the Loan Agreement of any PIK Loan Asset), or reduces the spread or coupon with respect to such Loan Asset by more than 2.00% (provided that, for the avoidance of doubt, this clause (c) shall apply to any amendment or waiver of, or modification or supplement to, a Loan Agreement governing a Loan Asset which results in the reduction in spread or coupon, along with all prior reductions effected within a twelve (12) month period prior thereto, to the extent on or after the Cut-Off Date for such Loan Asset, exceeding 2.00% in the aggregate);

(d)                                 (i) in the case of a First Lien Loan Asset, contractually or structurally subordinates such Loan Asset, or the Lien of such Loan Asset, by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than “permitted liens” as defined in the applicable Loan Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein, so long as such definition is reasonable and customary) on any of the Underlying Collateral securing such Loan Asset or (ii) in the case of a First Lien Last Out Loan Asset or a Second Lien Loan Asset, contractually or structurally subordinates such Loan Asset to any obligation (other than any first lien loan which existed at the Cut-Off Date for such Loan Asset) by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than “permitted liens” as defined in the applicable Loan Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein, so long as such definition is reasonable and customary) on any of the Underlying Collateral securing such Loan Asset; ~~or~~

(e)                                  substitutes, alters or releases a material portion of the Underlying Collateral securing such Loan Asset and such substitution, alteration or release, as determined in the sole reasonable discretion of the Administrative Agent, materially and adversely affects the value of such Loan Asset~~.~~; or

(f)                                   amends, waives, forbears, supplements or otherwise modifies (a) the meaning of “Net Senior Leverage Ratio,” “Net Total Leverage Ratio,” “Interest Coverage Ratio” or “Permitted Liens” or any respective comparable definitions in the Loan Agreement for such Loan Asset or (b) any term or provision of such Loan Agreement referenced in or utilized in the calculation of any financial covenant, including, the “Net Senior Leverage Ratio,” “Net Total Leverage Ratio,” “Interest Coverage Ratio” or “Permitted Liens” or any respective comparable definitions for such Loan Asset, in either case, in a manner that, in the sole discretion of the Administrative Agent, materially and adversely affects the value of such Loan Asset.

“Maximum Facility Amount” means (i) initially $400,000,000~~, as~~ and (ii) on and after the Sixth Amendment Effective Date, the lesser of (x) the Aggregate Commitments and (y) $800,000,000, as each such amount may be reduced from time to time pursuant to Section 2.18(b); provided that at any time after the Reinvestment Period, the Maximum Facility Amount shall mean the aggregate Advances Outstanding at such time.

“Moody’s” means Moody’s Investors Service, Inc. (or its successors in interest).

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which, in the case of the Borrower, the Borrower or any ERISA Affiliate thereof, or in the case of the Servicer, the Servicer or any ERISA Affiliate thereof, contributed or had any obligation to contribute on behalf of its employees at any time during the current year or the preceding five years.

~~“Non-Call Period” means the period from the First Amendment Effective Date to the date which is one year following the First Amendment Effective Date.~~

“Net Senior Leverage Ratio” means, with respect to any Loan Asset for any Relevant Test Period, the meaning of “Net Senior Leverage Ratio” or any comparable definition relating to first lien senior secured (or such applicable lien or applicable level within the capital structure) indebtedness in the Required Loan Documents for each such Loan Asset, and in any case that “Net Senior Leverage Ratio” or such comparable definition is not defined in such Required Loan Documents, the ratio of (a) first lien senior secured (or such applicable lien or applicable level within the capital structure) Indebtedness minus Unrestricted Cash, as of the applicable test date, to (b) EBITDA, for the applicable test period, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant obligor as per the requirements of the related Required Loan Documents.

“Net Total Leverage Ratio” means, with respect to any Loan Asset for any Relevant Test Period, the meaning of “Net Total Leverage Ratio” or any comparable definition in the Required Loan Documents for each such Loan Asset, and in any case that “Net Total Leverage Ratio” or such comparable definition is not defined in such Required Loan Documents, the ratio of (a) Indebtedness minus Unrestricted Cash, as of the applicable test date, to (b) EBITDA, for the applicable test period, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant obligor as per the requirements of the related Required Loan Documents.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Excluded Taxes” means Taxes other than Excluded Taxes.

“Non-Usage Fee” has the meaning set forth in the ~~SMBC~~each Lender Fee Letter.

“Noteless Loan Asset” means a Loan Asset with respect to which the Loan Agreements (a) do not require the Obligor to execute and deliver a promissory note to evidence the Indebtedness created under such Loan Asset or (b) require the Obligor to execute and deliver such promissory note to any holder of the Indebtedness created under such Loan Asset only if such holder requests the Obligor to deliver such promissory note, and the Obligor has not been requested to deliver such promissory note with respect to such Loan Asset held by the Borrower.

“Notice and Request for Consent” has the meaning assigned to that term in Section 2.07(d)(i).

“Notice of Borrowing” means an irrevocable written notice of borrowing from the Borrower to the Administrative Agent in the form attached hereto as Exhibit E.

“Notice of Reduction” means a notice of a reduction of the Advances Outstanding or a reduction of the Maximum Facility Amount, as applicable, pursuant to Section 2.18, in the form attached hereto as Exhibit F or Exhibit G, as applicable.

“Obligations” means all present and future Indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Lender, the Administrative Agent, the Secured Parties, the Bank, the Collateral Agent or the Collateral Custodian arising under this Agreement and/or any other Transaction Document and shall include, without limitation, all liability for principal of and interest on the Advances Outstanding, Breakage Fees, indemnifications and other amounts due or to become due by the Borrower to the Lender, the Administrative Agent, the Secured Parties, the Bank, the Collateral Agent and the Collateral Custodian under this Agreement and/or any other Transaction Document, including without limitation ~~the SMBC~~each Lender Fee Letter, the U.S. Bank Fee Letter, any Make-Whole Premium and costs and expenses payable by the Borrower to the Lender, the Administrative Agent, the Secured Parties, the Bank, the Collateral Agent or the Collateral Custodian, including reasonable attorneys’ fees, costs and expenses, including without limitation, interest, fees and other obligations that accrue after the commencement of an insolvency proceeding (in each case whether or not allowed as a claim in such insolvency proceeding).

“Obligor” means, collectively, each Person obligated to make payments under a Loan Agreement, including any guarantor thereof.

”OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Officer’s Certificate” means a certificate signed by the president, the secretary, an assistant secretary, the chief financial officer or any vice president, as an authorized officer, of any Person.

“One Day Advance” means any Advance made in accordance with Section 2.02(b) that bears interest based on One Day Advance LIBOR.

“One Day Advance Determination Date” means, with respect to any One Day Advance, the day that is two Business Days prior to the Advance Date for each such One Day Advance and each subsequent day after the Advance Date until such One Day Advance is prepaid or converted into a Base Rate Advance or a LIBOR Advance.

“One Day Advance Limit” means $90,000,000; provided that, for the avoidance of doubt, any One Day Advance that has been prepaid or converted into a Base Rate Advance or a LIBOR Advance shall not be included in the calculation of the One Day Advance Limit.

“One Day Advance LIBOR” means, for any date of determination with respect to any One Day Advance (or portion thereof), (i) the rate per annum for a one-month maturity appearing on the Reuters Screen LIBOR01 Page (or any successor or substitute page) (the “LIBOR Page”) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m., London time, for each such One Day Advance Determination Date, or (ii) with respect to any One Day Advance Determination Date that is not a Business Day, the rate per annum for a one-month maturity appearing on the LIBOR Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m., London time, on the immediately preceding Business Day, or (iii) if the rate that is described clauses (i) and (ii) above in this definition is not set forth on the LIBOR Page as of such time, the Administrative Agent shall determine One Day Advance LIBOR (a) by reference to such other comparable publicly available information service for displaying rates for Dollar deposits in the London interbank market as may be selected by the Administrative Agent, in its sole discretion, or (b) if no such service is available, as the rate per annum at which Dollar deposits of $5,000,000 for a relevant maturity are offered by the principal London office of Sumitomo Mitsui Banking Corporation Europe Limited at approximately 11:00 a.m., London time, on such day or the most recent Business Day for which such rate is available.

“One Day Advance LIBOR Yield” means, with respect to any previously ended Remittance Period during which any One Day Advances were outstanding, the sum for each day in such Remittance Period of amounts determined in accordance with the following formula (but only to the extent that such amounts were not previously paid to the Lender):

YR x L

D

where:	YR	=	the One Day Advance Yield Rate applicable on such day;

	L	=	the outstanding principal amount of such One Day Advance on such day; and

	D	=	360.

“One Day Advance Yield Rate” means, for any One Day Advance, as of any date of determination, an interest rate per annum equal to One Day Advance LIBOR for such One Day Advance for such day plus the Applicable Spread; provided that if the Administrative Agent determines that a Eurodollar Disruption Event has occurred, at the election of the Administrative Agent, the One Day Advance Yield Rate shall be equal to the Base Rate plus the Applicable Spread until the Administrative Agent determines that such Eurodollar Disruption Event has ceased, at which time the One Day Advance Yield Rate shall again be equal to One Day Advance LIBOR for such One Day Advance for such date plus the Applicable Spread.

“One Day Advances Outstanding” means, at any time, the outstanding One Day Advances; provided that the One Day Advances Outstanding shall not exceed the One Day Advance Limit.

“Opinion of Counsel” means a written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its sole discretion; provided that Latham & Watkins LLP, Richards Layton & Finger, P.A. and Venable LLP shall be considered acceptable counsel for purposes of this definition.

“Optional Sale” has the meaning assigned to that term in Section 2.07(c).

“Optional Sale Date” means any Business Day, provided 45 days’ prior written notice is given in accordance with Section 2.07(c).

“Outstanding Balance” means, with respect to any Loan Asset as of any date of determination, the outstanding principal balance of any advances or loans made to the related Obligor pursuant to the related Loan Agreement as of such date of determination (exclusive of any Interest and Accreted Interest); provided that amortization payments on a Loan Asset shall first be applied to Accreted Interest when determining the Outstanding Balance of such Loan Asset. For the avoidance of doubt, the Outstanding Balance with respect to a Revolving Loan Asset or a Delayed Draw Loan Asset shall be equal to the funded amount of such Revolving Loan Asset or Delayed Draw Loan Asset.

“PATRIOT Act” has the meaning assigned to that term in Section 4.01(ii).

has little or no remaining value) or otherwise determined to be fully liquidated by the Servicer in accordance with the Servicing Standard, the proceeds from the sale of the Underlying Collateral, the proceeds of any related Insurance Policy, any other recoveries with respect to such Loan Asset, as applicable, the Underlying Collateral, and amounts representing late fees and penalties, net of any amounts received that are required under such Loan Asset, as applicable, to be refunded to the related Obligor.

“Register” has the meaning assigned to that term in Section 2.14.

“Reinvestment Period” means the date commencing on the Closing Date and ending on the earliest to occur of (a) September ~~14~~10, ~~2019~~2022 (or such later date as is agreed to in writing by the Borrower, the Servicer, the Administrative Agent and the Lender pursuant to Section 2.19(b)), (b) the occurrence of an Event of Default (past any applicable notice or cure period provided in the definition thereof) and (c) the date of any voluntary termination by the Borrower pursuant to Section 2.18(b); provided that if any of the foregoing is not a Business Day, the Reinvestment Period shall end on the next succeeding Business Day.

“Release Date” has the meaning assigned to that term in Section 2.07(e). “Relevant Test Period” means, with respect to any Loan Asset, the relevant test period for the calculation of Net Senior Leverage Ratio, Net Total Leverage Ratio or Interest Coverage Ratio, as applicable, for such Loan Asset in the Required Loan Documents or, if no such period is provided for therein, for obligors delivering monthly financing statements, each period of the last 12 consecutive reported calendar months, and for obligors delivering quarterly financing statements, each period of the last four consecutive reported fiscal quarters of the principal obligor on such Loan Asset; provided that with respect to any Loan Asset for which the relevant test period is not provided for in the Required Loan Documents, if an obligor is a newly-formed entity as to which 12 consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such obligor to the end of the twelfth calendar month or fourth fiscal quarter (as the case may be) from the date of formation, and shall subsequently include each period of the last 12 consecutive reported calendar months or four consecutive reported fiscal quarters (as the case may be) of such obligor.

“Remittance Period” means, (a) as to the Initial Payment Date, the period beginning on January 20, 2012 and ending on, and including, the Determination Date immediately preceding such Payment Date and (b) as to any subsequent Payment Date, the period beginning on the first day after the most recently ended Remittance Period and ending on, and including, the Determination Date immediately preceding such Payment Date, or, with respect to the final Remittance Period, the Collection Date.

“Replacement Servicer” has the meaning assigned to that term in Section 6.01(c).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than an event for which the 30 day notice period has been waived.

“Reporting Date” means the date that is three Business Days prior to the Payment Date of each calendar month, commencing with the Payment Date in March, 2012.

”Required Lenders” ~~has the meaning assigned to that term in Section 11.01(a).~~means, at any time, (a) SMBC, in its capacity as a Lender, and, to the extent SMBC is not a Lender, its successors and assigns who are Affiliates and (b) Lenders that in the aggregate have Commitments representing at least 51% of the Aggregate Commitments of all Lenders. The Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Loan Documents” means, for each Loan Asset, originals (except as otherwise indicated) of the following documents or instruments, all as specified on the related Loan Asset Checklist:

(a)           (i) other than in the case of a Noteless Loan Asset, the original or, if accompanied by an original “lost note” affidavit and indemnity, a copy of, the underlying promissory note, endorsed by the Borrower in blank or to the Collateral Agent (and evidencing an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower), and (ii) in the case of a Noteless Loan Asset (x) a copy of each transfer document or instrument relating to such Noteless Loan Asset evidencing the assignment of such Noteless Loan Asset to the Transferor and from the Transferor to the Borrower and from the Borrower either to the Collateral Agent or in blank, and (y) a copy of the Loan Asset Register with respect to such Noteless Loan Asset, as described in Section 5.03(l)(ii);

(b)           originals or copies of each of the following, to the extent applicable to the related Loan Asset; any related loan agreement, credit agreement, note purchase agreement, security agreement (if separate from any mortgage), sale and servicing agreement, acquisition agreement, subordination agreement, intercreditor agreement or similar instruments, guarantee, Insurance Policy, assumption or substitution agreement or similar material operative document, in each case together with any amendment or modification thereto, as set forth on the Loan Asset Checklist; and

(c)           with respect to any Loan Asset originated by the Transferor and with respect to which the Transferor acts as administrative agent (or in a comparable capacity), either (i) copies of the UCC-1 financing statements, if any, and any related continuation statements, each showing the Obligor as debtor and the Collateral Agent as total assignee or showing the Obligor, as debtor and the Transferor as secured party and each with evidence of filing thereon, or (ii) copies of any such UCC financing statements certified by the Servicer to be true and complete copies thereof in instances where the original UCC financing statements have been sent to the appropriate public filing office for filing, in each case as set forth in the Loan Asset Checklist.

“Required Reports” means, collectively, the asset report and the Servicing Report required pursuant to Section 6.08(b), the Servicer’s Certificate required pursuant to Section 6.08(c), the financial statements of the Servicer required pursuant to Section 6.08(d), the Tax returns of the Borrower, the Transferor and the Servicer required pursuant to Section 6.08(e), the financial statements and valuation reports of each Obligor required pursuant to Section 6.08(f), the annual statements as to compliance required pursuant to Section 6.09, and the annual independent public accountant’s report required pursuant to Section 6.10.

”Restricted Junior Payment” means (a) any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Borrower now or hereafter outstanding, except a dividend paid solely in interests of that class of membership interests or in any junior class of membership interests of the Borrower; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Borrower now or hereafter outstanding, (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Borrower now or hereafter outstanding, and (d) any payment of management fees by the Borrower. For the avoidance of doubt, (x) payments and reimbursements due to the Servicer in accordance with this Agreement or any other Transaction Document do not constitute Restricted Junior Payments, and (y) distributions by the Borrower to holders of its membership interests of Loan Assets or of cash or other proceeds relating thereto which have been substituted by the Borrower in accordance with this Agreement shall not constitute Restricted Junior Payments.

“Retained Interest” means, with respect to any Agented Note that is transferred to the Borrower, (a) all of the obligations, if any, of the agent(s) under the documentation evidencing such Agented Note and (b) the applicable portion of the interests, rights and obligations under the documentation evidencing such Agented Note that relate to such portion(s) of the indebtedness that is owned by another lender.

“Review Criteria” has the meaning assigned to that term in Section 12.02(b)(i).

“Revolving Loan Asset” means a Loan Asset that is a line of credit or contains an unfunded commitment arising from an extension of credit to an Obligor, pursuant to the terms of which amounts borrowed may be repaid and subsequently reborrowed.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (or its successors in interest).

“Sanction(s)” means individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, or through any existing or future executive order; (b) the United Nations Security Council; (c) the European Union; or (d) the United Kingdom.

“Sanctioned Person” means any Person that is a target of Sanctions, including without limitation, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state; (b) a Person that is a Sanctions target pursuant to any territorial or country-based Sanctions program; or (c) any Person owned 50% or greater by any such Person or Persons described in the foregoing clauses (a) and (b).

“Scheduled Payment” means each scheduled payment of principal and/or Interest required to be made by an Obligor on the related Loan Asset, as adjusted pursuant to the terms of the related Loan Agreement.

of 30 days (if such failure can be remedied) after the earlier to occur of (x) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Administrative Agent or the Collateral Agent (at the direction of the Administrative Agent) and (y) the date on which a Responsible Officer of the Servicer acquires knowledge thereof;

(c)           the failure of the Servicer to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $~~75,000,000~~100,000,000, individually or in the aggregate, or the occurrence of any event or condition that has resulted in the acceleration of such amount of recourse debt whether or not waived;

(d)           a Bankruptcy Event shall occur with respect to the Servicer;

(e)           Ares or an Affiliate thereof shall cease to be the Servicer (including by resignation otherwise permitted hereunder);

(f)            any failure by the Servicer to deliver (i) any required Servicing Report on or before the date occurring two Business Days after the date such report is required to be made or given, as the case may be or (ii) any other Required Reports hereunder on or before the date occurring five Business Days after the date such report is required to be made or given, as the case may be, in each case under the terms of this Agreement;

(g)           any representation, warranty or certification made by the Servicer in any Transaction Document or in any document or report delivered pursuant to any Transaction Document shall prove to have been incorrect when made, which has a Material Adverse Effect on the Administrative Agent or any of the Secured Parties and continues to be unremedied for a period of 30 days after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer by the Administrative Agent or the Collateral Agent and (ii) the date on which a Responsible Officer of the Servicer acquires knowledge thereof;

(h)           any financial or other information reasonably requested by the Administrative Agent or the Collateral Agent is not provided as requested within a reasonable amount of time following such request;

(i)            the rendering against the Servicer of one or more final judgments, decrees or orders for the payment of money in excess of $~~75,000,000~~100,000,000, individually or in the aggregate (excluding, in each case, any amounts covered by insurance), and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than 60 consecutive days after the later of (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished, without such judgment, decree or order being vacated, stayed or discharged during such 60 day period;

(j)            any change in the control of the Servicer that takes the form of either a merger or consolidation that does not comply with the provisions of Section 5.04(a) of this Agreement;

(k)           the declaration or automatic occurrence of the Facility Maturity Date;

(l)            any other event which has caused, or which would reasonably be expected to cause, a Material Adverse Effect on the ability of the Servicer to meet its obligations under the Transaction Documents to which it is a party; or

(m)          Ares shall assign its rights or obligations as “Servicer” hereunder to any Person.

“Servicer Termination Notice” has the meaning assigned to that term in Section 6.01(b).

“Servicer’s Certificate” has the meaning assigned to that term in Section 6.08(c).

“Servicing Fees” means the fee payable to the Servicer on each Payment Date in arrears in respect of each Remittance Period, which fee shall be equal to the product of (a) 0.50%, (b) the arithmetic mean of the aggregate Outstanding Balance of all Eligible Loan Assets and Defaulted Loan Assets on the first day and on the last day of the related Remittance Period and (c) the actual number of days in such Remittance Period divided by 360; provided that the rate set forth in clause (a) hereof may be increased up to 0.75% at the discretion of the Administrative Agent in the event that a Replacement Servicer (other than SMBC or an Affiliate thereof) is appointed pursuant to Section 6.01(c).

“Servicing File” means, for each Loan Asset, (a) copies of each of the Required Loan Documents and (b) any other portion of the Loan Asset File which is not part of the Required Loan Documents.

“Servicing Report” has the meaning assigned to that term in Section 6.08(b).

“Servicing Standard” means, with respect to any Loan Assets included in the Collateral Portfolio, to service and administer such Loan Assets on behalf of the Secured Parties in accordance with Applicable Law, the terms of this Agreement, the Loan Agreements, all customary and usual servicing practices for loans like the Loan Assets and, to the extent consistent with the foregoing, (a) if the Servicer is the originator or an Affiliate thereof, the higher of: (i) in a manner which the Servicer believes to be consistent with the practices and procedures followed by institutional servicers of national standing relating to assets of the nature and character of the Loan Assets, and (ii) the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others, and (b) if the Servicer is not the originator or an Affiliate thereof, the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others.

“Sixth Amendment Effective Date” means September 10, 2019.

”SMBC” means Sumitomo Mitsui Banking Corporation, a Japanese banking corporation, in its individual capacity, together with its successors and assigns.

“SMBC Lender Fee Letter” means that certain lender fee letter, dated as of the Closing Date, by and among the Borrower, the Servicer, the Administrative Agent and SMBC, as such letter was amended (~~x~~i) by the Amended and Restated Fee Letter Agreement, dated as of September 14, 2012, (~~y~~ii) by the Second Amended and Restated Fee Letter Agreement, dated as of December 20, 2013, ~~and~~ (~~z~~iii) by the Third Amended and Restated Fee Letter Agreement, dated as of June 30, 2015, (iv) by the Fourth Amended and Restated Fee Letter Agreement, dated as of August 24, 2017, (v) by the Fifth Amended and Restated Fee Letter Agreement, dated as of September 12, 2018, and (vi) by the Sixth Amended and Restated Fee Letter Agreement, dated of September 10, 2019, and as may be further amended, restated, supplemented, modified, waived and/or replaced from time to time.

“Solvent” means, as to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair market value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“State” means one of the fifty states of the United States or the District of Columbia.

“Stated Maturity Date” means September ~~14~~10, 2024 (or, if such day is not a Business Day, the next succeeding Business Day) or such later date as is agreed to in writing by the Borrower, the Servicer, the Administrative Agent and the Lender pursuant to Section 2.19(a).

“Structured Finance Obligation” means any obligation secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligation, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Subsidiary” means with respect to a Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Substitute Eligible Loan Asset” means each Eligible Loan Asset transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement, as contemplated by Section 2.07(a) or Section 2.07(e)(ii).

“Successor Rate” has the meaning assigned to that term in the definition of “LIBOR Yield Rate.”

“Successor Rate Conforming Changes” means, with respect to any proposed Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, subject to the reasonable approval of the Borrower, to reflect the adoption of such Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrower).

“Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.

“Term Loan Asset” means a Loan Asset that is a term loan that has been fully funded, does not contain any unfunded commitment on the part of the Borrower arising from an extension of credit by the Borrower to an Obligor and cannot be re-drawn upon (to the extent previously repaid by the Obligor).

~~“Third Amendment Effective Date” means June 30, 2015.~~

“Transaction Documents” means this Agreement, any Variable Funding Note (if delivered hereunder), any Joinder Supplement, the Purchase and Sale Agreement, the Control Agreement, the U.S. Bank Fee Letter, ~~the SMBC~~each Lender Fee Letter, the Collateral Agent Fee Letter and each document, instrument or agreement related to any of the foregoing.

“Transferor” means Ares, in its capacity as the transferor hereunder and as the seller under the Purchase and Sale Agreement, together with its successors and assigns in such capacity.

“U.S. Bank” has the meaning assigned to that term in the preamble hereto.

“U.S. Bank Fee Letter” means the U.S. Bank Fee Letter, dated as of the Closing Date, by and between the Borrower and U.S. Bank, as such letter may be amended, restated, supplemented, modified, waived and/or replaced from time to time.

”UCC” means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“Underlying Collateral” means, with respect to a Loan Asset, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan Asset, as applicable, including, without limitation, mortgaged property and/or a pledge of the stock, membership or other ownership interests in the related Obligor and all proceeds from any sale or other disposition of such property or other assets.

“Unfunded Exposure Account” means a trust account (account number 156948- 702 at the Bank) in the name of the Borrower and under the control of the Collateral Agent for the benefit of the Secured Parties; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower and the Borrower shall be solely liable for any Taxes payable with respect to the Unfunded Exposure Account.

“Unfunded Exposure Amount” means, as of any date of determination, an amount equal to the aggregate amount of all Exposure Amounts.

“Unfunded Exposure Equity Amount” means, as of any date of determination, with respect to any Revolving Loan Asset or Delayed Draw Loan Asset, an amount equal to (a) the Exposure Amount for such Revolving Loan Asset or Delayed Draw Loan Asset multiplied by (b) the difference of (i) 100% minus (ii) the product of (x) the Applicable Percentage for such Revolving Loan Asset or Delayed Draw Loan Asset and (y) the Assigned Value of such Revolving Loan Asset or Delayed Draw Loan Asset.

“Unfunded Exposure Equity Shortfall” means, as of any date of determination, an amount equal to the excess, if any, of (a) the aggregate of all Unfunded Exposure Equity Amounts over (b) the amount on deposit in the Unfunded Exposure Account.

“United States” means the United States of America.

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time, notice or lapse of time and notice, constitute an Event of Default.

“Unused Portion” has the meaning set forth in ~~the SMBC~~each Lender Fee Letter.

“Upfront Fee” has the meaning set forth in ~~the SMBC~~each Lender Fee Letter. “Unrestricted  Cash”  means,  with  respect  to  any Loan  Asset,  the  meaning of

“Unrestricted Cash” or any comparable definition in the Required Loan Documents for the applicable Loan Asset, and in any case that “Unrestricted Cash” or such comparable definition is not defined in such Required Loan Documents, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Required Loan Documents).

”Value Adjustment Event” means, with respect to any Loan Asset, the occurrence of any one or more of the following events after the related Cut-Off Date:

(a)                                 an Obligor payment default under such Loan Asset (after giving effect to any applicable grace or cure periods, but in any case not to exceed five Business Days, in accordance with the applicable Loan Agreement);

(b)                                 any other Obligor default under such Loan Asset (after giving effect to any applicable grace or cure periods in accordance with the applicable Loan Agreement) that could reasonably be expected to have a material and adverse effect on the creditworthiness of such Obligor or on the collectability of any amount required to be paid under the related Loan Agreement for such Loan Asset;

(c)                                  a Bankruptcy Event with respect to the related Obligor; ~~or~~

(d)                                 the occurrence of a Material Modification with respect to such Loan Asset.;

(e)                                  in the case of a First Lien Loan Asset or a First Lien Last Out Loan Asset, the Net Senior Leverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan Asset is (A) more than 0.50x higher than such Net Senior Leverage Ratio as calculated on the applicable Cut-Off Date (provided that if any other positions in such Loan Asset existed on its Cut-Off Date then the Net Senior Leverage Ratio utilized for the position with the earliest of such other Cut-Off Dates shall apply, unless the Administrative Agent agrees otherwise) and (B) 3.50 to 1.00;

(f)                                   in the case of a Second Lien Loan, the Net Total Leverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan Asset is (A) more than 0.50x higher than such Net Total Leverage Ratio as calculated on the applicable Cut-Off Date (provided that if any other positions in such Loan Asset existed on its Cut-Off Date then the Net Total Leverage Ratio utilized for the position with the earliest of such other Cut-Off Dates shall apply, unless the Administrative Agent agrees otherwise) and (B) 3.50 to 1.00; or

(g)                                  the Interest Coverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan is (a) less than 85% of the Interest Coverage Ratio with respect to such Loan Asset as calculated on the applicable Cut-Off Date (provided that, if any other positions in such Loan Asset by the Borrower existed on its Cut-Off Date, then the Interest Coverage Ratio utilized for the position with the earliest of such other Cut-Off Dates shall apply, unless the Administrative Agent agrees otherwise) and (b) less than 1.50 to 1.00.

“Variable Funding Note” has the meaning assigned to such term in Section 2.01(a).

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Warranty Event” means, as to any Loan Asset, the discovery that as of the related Cut-Off Date for such Loan Asset there existed a breach of any representation or warranty relating to such Loan Asset (including that the Loan Asset failed to satisfy the criteria of the definition of “Eligible Loan Asset”) and the failure of the Borrower to cure such breach, or cause the same to be cured, within 30 days after the earlier to occur of the Borrower’s receipt of notice thereof from the Administrative Agent or the Borrower becoming aware thereof; provided that, if such breach is not cured within 10 days after the earlier to occur of the Borrower’s receipt of notice thereof from the Administrative Agent or the Borrower becoming aware thereof, then such Loan Asset shall no longer be an Eligible Loan Asset and, so long as such breach remains uncured, shall not be included in the calculation of “Borrowing Base”.

“Warranty Loan Asset” means a Loan Asset with respect to which a Warranty Event has occurred.

“Waterfall Coverage Ratio Test” means a test that is satisfied at any time if the following ratio is greater than or equal to 1.5 to 1.00: (A) the Collateral Interest Amount and Principal Collections Coverage Amount at such time, to (B) the sum of all amounts payable (or expected at such time to be payable) on the immediately succeeding Payment Date pursuant to clauses 2.04(a)(i)—(x), 2.04(b)(i)—(vii), 2.04(c)(i) and 2.04(d)(i)—(x).

“Yield” means the sum of the following, payable on each Payment Date:

(a)                                 the aggregate LIBOR Yield for all LIBOR Advances Outstanding that have an Interest Period that ends on such Payment Date and for any part of the outstanding principal amount of a LIBOR Advance that was prepaid on a day other than a day on which an Interest Period for such LIBOR Advance ended, to the extent that LIBOR Yield with respect to such prepaid principal remains accrued and unpaid;

plus,

(b)                                 with respect to any previously ended Remittance Period during which any One Day Advances were outstanding, the aggregate One Day Advance LIBOR Yield for all One Day Advances Outstanding;

plus,

(c)                                  with respect to any previously ended Remittance Period during which any Base Rate Advances were outstanding, the sum for each day in such Remittance Period of amounts determined in accordance with the following formula (but only to the extent that such amounts were not previously paid to the Lender) (the “Base Rate Yield”):

YR x L

D

where:	YR	=	the Base Rate Yield Rate applicable on such day;

	L	=	the aggregate principal amount of the Base Rate Advances Outstanding on such day; and

including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; and

(i)                                     reference to the “occurrence” of an Event of Default means after any grace period applicable to such Event of Default and shall not include any Event of Default that has been expressly waived in writing in accordance with the terms of this Agreement.

ARTICLE II.

THE FACILITY

SECTION 2.01                                                Variable Funding Note and Advances.

(a)                                 Variable Funding Note. Upon the written request of the Lender, the Borrower shall (on the terms and subject to the conditions hereinafter set forth) deliver to the Lender, at the address set forth in Section 11.02, a duly executed variable funding note (as amended, restated, supplemented and/or otherwise modified from time to time, the “Variable Funding Note”), in substantially the form of Exhibit H, in an aggregate face amount equal to the Maximum Facility Amount, and otherwise duly completed. If any Variable Funding Note is issued, interest shall accrue on such Variable Funding Note, and such Variable Funding Note shall be payable, as described herein.

(b)                                 Advances. On the terms and conditions hereinafter set forth, from time to time from the Closing Date until the end of the Reinvestment Period, the Borrower may request that the ~~Lender~~Lenders make Advances secured by the Collateral Portfolio, each in an aggregated amount not to exceed at any time the amount of each Lender’s Commitment, (x) to be paid to the Borrower for the purpose of purchasing Eligible Loan Assets, (y) to be deposited in the Unfunded Exposure Account in an amount up to the Unfunded Exposure Amount or (z) to be paid to the Borrower for distributions to the Transferor in connection with prior transfers of unleveraged Eligible Loan Assets to the Borrower as capital contributions to the Borrower, including with respect to any Borrowing Base capacity resulting from any repayment of Advances previously made to Borrower (so long as such distribution is permitted pursuant to Section 5.02(m)). Other than pursuant to (and to the extent required by) Section 2.02(f), under no circumstances shall the Lender be required to make any Advance if after giving effect to such Advance and the addition to the Collateral Portfolio of the Eligible Loan Assets being acquired by the Borrower using the proceeds of such Advance, (i) an Event of Default has occurred or would result therefrom or an Unmatured Event of Default exists or would result therefrom or (ii) the aggregate Advances Outstanding would exceed the Borrowing Base. Notwithstanding anything to the contrary herein (including without limitation Section 2.02(f)), the Lender shall not be obligated to provide the Borrower (or to the Unfunded Exposure Account, if applicable) with aggregate funds in connection with an Advance if upon making such Advance, the Advances Outstanding would exceed the Maximum Facility Amount; provided that for any Advance requested pursuant to Section 2.02(f), “Maximum Facility Amount” shall not take into account the proviso set forth in the definition thereof.

~~(g) Notwithstanding anything to the contrary set forth herein, no Notice of Borrowing for an Advance to be made after the Third Amendment Effective Date shall be delivered prior to the first Business Day after the Third Amendment Effective Date.~~

SECTION 2.03                                                Determination of Yield. The ~~Lender~~Administrative Agent shall determine the Yield for the Advances Outstanding (including unpaid Yield related thereto, if any, due and payable on a prior Payment Date) to be paid by the Borrower on each Payment Date and shall advise the Servicer thereof on the fourth Business Day prior to such Payment Date.

SECTION 2.04                                                Remittance Procedures. The Servicer, as agent for the Administrative Agent and the Lender, shall instruct the Bank and, if the Servicer fails to do so, the Administrative Agent or the Collateral Agent may instruct the Bank, to apply funds on deposit in the Controlled Accounts as described in this Section 2.04; provided that, at any time after delivery of Notice of Exclusive Control (as defined in the Control Agreement), the Administrative Agent or the Collateral Agent shall instruct the Bank to apply funds on deposit in the Controlled Accounts as described in this Section 2.04.

(a)                                 Interest Payments During the Reinvestment Period and Absent an Event of Default. On each Payment Date during the Reinvestment Period, but so long as no Event of Default has occurred and, in any case, prior to the declaration or automatic occurrence of the Facility Maturity Date, the Servicer shall, pursuant to the first paragraph of this Section 2.04, transfer Interest Collections held by the Bank in the Interest Collection Account, in accordance with the Servicing Report, to the following Persons in the following amounts and priority, calculated as of the Determination Date immediately prior to such Payment Date:

(i)                                  pari passu to (a) the Collateral Agent, in payment in full of all accrued and unpaid Collateral Agent Fees and all Collateral Agent Expenses, and (b) the Collateral Custodian and the Bank, in payment in full of all accrued and unpaid Collateral Custodian Fees and the Collateral Custodian Expenses; provided that amounts payable to the Collateral Agent for the Collateral Agent Expenses and the Collateral Custodian and the Bank for the Collateral Custodian Expenses pursuant to the foregoing clauses (a) and (b) shall not exceed $15,000 for any Payment Date;

(ii)                               to the Servicer, in payment in full of all accrued and unpaid Servicing Fees;

(iii)                            to the Administrative Agent, all accrued and unpaid fees, expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Administrative Agent under the Transaction Documents;

(iv)                           to the Lender, (a) all Yield payable on such Payment Date in accordance with the definition of “Yield”, (b) the Non-Usage Fee to the extent that such Non-Usage Fee is accrued and unpaid as of the last day of the related Remittance Period and (c) any Upfront Fee to the extent that such Upfront Fee is accrued and unpaid on such Payment Date;

for the actual number of days elapsed. Each Base Rate Advance shall accrue interest at the Base Rate Yield for each day beginning on, and including, the Advance Date or Base Rate Conversion Date, as applicable, with respect to such Base Rate Advance and ending on, but excluding, the LIBOR Conversion Date. Any One Day Advance Yield accruing on the days including the first day of a calendar month and ending on, and including, the Determination Date for such calendar month, shall be payable on the Payment Date occurring during such calendar month. Any One Day Advance LIBOR Yield accruing on days after the Determination Date in any calendar month shall be payable on the Payment Date occurring during the next calendar month. Any Base Rate Yield accruing on the days including the first day of a calendar month and ending on, and including, the Determination Date for such calendar month, shall be payable on the Payment Date occurring during such calendar month. Any Base Rate Yield accruing on days after the Determination Date in any calendar month shall be payable on the Payment Date occurring during the next calendar month.

(b)                                 Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Yield or any fee payable hereunder, as the case may be.

(c)                                  If any Advance requested by the Borrower and approved by the Lender and the Administrative Agent pursuant to Section 2.02 is not for any reason whatsoever, except as a result of the gross negligence or willful misconduct of, or failure to fund such Advance on the part of, the Lender, the Administrative Agent or an Affiliate thereof, made or effectuated, as the case may be, on the date specified therefor, the Borrower shall indemnify the Lender against any loss, cost or expense incurred by the Lender related thereto (other than any such loss, cost or expense solely due to the gross negligence or willful misconduct or failure to fund such Advance on the part of the Lender, the Administrative Agent or an Affiliate thereof), including without limitation any loss (including cost of funds and reasonable out-of-pocket expenses), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund Advances or maintain the Advances Outstanding. The Lender shall provide to the Borrower documentation setting forth the amounts of any loss, cost or expense referred to in the previous sentence, such documentation to be conclusive absent manifest error.

SECTION 2.09                                                Fees. The Borrower shall pay to the Lender (either directly or through the Administrative Agent) certain fees in the amounts and on the dates set forth in ~~the SMBC~~each Lender Fee Letter.

SECTION 2.10                                                Increased Costs; Capital Adequacy.

(a) If, due to either (i) the introduction of or any change following the Closing Date (including without limitation any change by way of imposition or increase of reserve requirements) in or in the interpretation, administration or application following the Closing Date of any Applicable Law (including without limitation any law or regulation resulting in any interest payments paid to the Lender under this Agreement being subject to any Tax, except for Taxes on the overall net income of the Lender), in each case whether foreign or domestic or (ii) the compliance with any guideline or request following the Closing Date from any central bank and are true, complete and correct in all material respects on the date of this Agreement and on each Cut-Off Date unless such representations and warranties are made as of a specific date.

SECTION 2.16                                                Release of Loan Assets.

(a)                                 The Borrower may obtain the release of (i) any Loan Asset (and the related Portfolio Assets pertaining thereto) released pursuant to a Lien Release Dividend, sold or substituted in accordance with the applicable provisions of Section 2.07 or liquidated in accordance with Sections 6.05 and 12.08(a) and any Portfolio Assets pertaining to such Loan Asset and (ii) any Collateral Portfolio that expires by its terms and all amounts in respect thereof have been paid in full by the related Obligor and deposited in the Collection Account. The Collateral Agent, for the benefit of the Secured Parties, shall, at the sole expense of the Servicer and at the direction of the Administrative Agent, execute such documents and instruments of release as may be prepared by the Servicer on behalf of the Borrower, give notice of such release to the Collateral Custodian (in the form of Exhibit L) (unless the Collateral Custodian and the Collateral Agent are the same Person) and take other such actions as shall reasonably be requested by the Borrower to effect such release of the Lien created pursuant to this Agreement. Upon receiving such notification by the Collateral Agent as described in the immediately preceding sentence, if applicable, the Collateral Custodian shall deliver to the Borrower (or its designee) the Required Loan Documents relating to the Loan Asset subject to such release within two Business Days of receipt of such notification and request.

(b)                                 Promptly after the Collection Date has occurred, the Lender and the Administrative Agent, in accordance with their respective interests, shall release to the Borrower, for no consideration but at the sole expense of the Borrower, their respective remaining interests in the Portfolio Assets, free and clear of any Lien resulting solely from an act by the Collateral Agent, the Lender or the Administrative Agent but without any other representation or warranty, express or implied, by or recourse against the Lender or the Administrative Agent.

SECTION 2.17                                                Treatment of Amounts Received by the Borrower. Amounts received by the Borrower in connection with sales and substitutions of Loan Assets pursuant to Section 2.07 on account of such Loan Assets shall be treated as payments of Principal Collections or Interest Collections, as applicable, on Loan Assets hereunder.

SECTION 2.18                                                Prepayment; Termination.

(a)                                 Except as expressly permitted or required herein, including without limitation any repayment necessary to cure a Borrowing Base Deficiency, Advances Outstanding may only be reduced in whole or in part at the option of the Borrower at any time by delivering a Notice of Reduction (which notice shall include a Borrowing Base Certificate) to the Administrative Agent and the Collateral Agent at least three Business Days (or, in the case of One Day Advances, one Business Day) prior to such reduction. Upon any prepayment, the Borrower shall also pay in full any Make-Whole Premium, any Breakage Fees (solely to the extent such prepayment occurs on any day other than a Payment Date or with less than three Business Days’ (or, in the case of One Day Advances, one Business Day’s) prior written notice to the Administrative Agent) and other accrued and unpaid costs and expenses of the Administrative Agent and the Lender related to such prepayment; provided that no reduction in

Advances Outstanding shall be given effect unless (i) sufficient funds have been remitted to pay all such amounts in full, as determined by the Administrative Agent, in its sole discretion and (ii) no event has occurred or would result from such prepayment which would constitute an Event of Default or an Unmatured Event of Default. The Administrative Agent shall apply amounts received from the Borrower pursuant to this Section 2.18(a) to the payment of any Breakage Fees, to the pro rata reduction of the Advances Outstanding and to the payment of any accrued and unpaid costs and expenses of the Administrative Agent and the Lender related to such prepayment. Any notice relating to any repayment pursuant to this Section 2.18(a) shall be irrevocable.

(b)                                 ~~Notwithstanding any other provision hereof, the Borrower shall not terminate this Agreement or any other Transaction Document during the Non-Call Period. After the expiration of the Non-Call Period but prior to the second anniversary of the First Amendment Effective Date, (i) upon three Business Days’ prior written notice to the Administrative Agent and the Collateral Agent and only so long as no Event of Default has occurred and no Unmatured Event of Default exists, the Borrower may, at its option, terminate this Agreement and the other Transaction Documents upon indefeasible payment in full of all Advances Outstanding, all accrued and unpaid Yield, any Breakage Fees, all accrued and unpaid costs and expenses of the Collateral Agent, the Administrative Agent and the Lender, the Make-Whole Premium and all other Obligations (other than unmatured contingent obligations) and (ii) with the prior written consent of the Administrative Agent, the Borrower may reduce the Maximum Facility Amount upon payment in full of the Make-Whole Premium, payment of all other Obligations (other than unmatured contingent indemnification obligations) and delivery of a Notice of Reduction at least one Business Day prior to such reduction; provided that no Event of Default or Unmatured Event of Default would result from such reduction in the Maximum Facility Amount. Any termination of this Agreement shall be subject to Section 11.05. From and after the second anniversary of  the First Amendment Effective Date, the~~The Borrower may, at its option, terminate this Agreement and the other Transaction Documents or reduce the Maximum Facility Amount, as applicable, upon three Business Days’ prior written notice to the Administrative Agent and the Collateral Agent and only so long as no Event of Default has occurred and no Unmatured Event of Default exists. ~~From and after the second anniversary of the First Amendment Effective Date and subject~~Subject to the satisfaction of the conditions set forth in the immediately preceding sentence, the Borrower may terminate this Agreement upon indefeasible payment in full of all Advances Outstanding, all accrued and unpaid Yield, any Breakage Fees, all accrued and unpaid costs and expenses of the Collateral Agent, the Administrative Agent and the Lender and payment of all other Obligations (other than unmatured contingent obligations) (but without the payment of any prepayment premiums, including the Make-Whole Premium, or prepayment fees).

(c)                                  Notwithstanding anything to the contrary in Section 2.18(b), no Make- Whole Premium shall be payable by the Borrower in the event that either (x) the Obligations are refinanced by the proceeds of any other financing of the Transferor or any of its Affiliates by any of the Administrative Agent or any of their respective Affiliates or (y) the Administrative Agent or any of their respective Affiliates enters into another credit facility or other financing with the Transferor or any of its Affiliates substantially concurrently with the termination of this Agreement (provided that in either case of clause (x) or clause (y) above, the aggregate commitments of such financing shall equal or exceed the Advances Outstanding on such date, and the Administrative Agent or its respective Affiliates hold at least 51% of the aggregate commitments of such replacement or other financing).

(d)                                 The Borrower hereby acknowledges and agrees that the Make-Whole Premium constitutes additional consideration for the Lender to enter into this Agreement.

SECTION 2.19                                                Extension of Stated Maturity Date and Reinvestment Period.

(a)                                 The Borrower may, at any time after the first anniversary of the ~~Third~~Sixth Amendment Effective Date, make a request to the Administrative Agent to extend the date set forth in the definition of “Stated Maturity Date” for an additional period of one year. The Stated Maturity Date may be extended by one year by mutual agreement among the Administrative Agent, ~~SMBC (so long as SMBC is the Collateral Agent, the Lender or the Replacement Servicer)~~the Required Lenders, the Borrower and the Servicer (such extension, the “Initial Stated Maturity Extension”). Following such Initial Stated Maturity Extension, the Borrower may, at any time thereafter, make a request to the Administrative Agent to extend the date set forth in the definition of “Stated Maturity Date” (as revised by the Initial Stated Maturity Extension) for an additional period of one year (such extension, the “Second Stated Maturity Extension”). The Stated Maturity Date (as revised by the Initial Stated Maturity Extension) may be extended by one year upon the mutual agreement among the Administrative Agent, SMBC (so long as SMBC is the Collateral Agent, the Lender or the Replacement Servicer), the Borrower and the Servicer. The effectiveness of either the Initial Stated Maturity Extension or the Second Stated Maturity Extension shall be conditioned upon the payment of a Stated Maturity Extension Fee (as defined in ~~the SMBC~~each Lender Fee Letter) to the Administrative Agent for the Administrative Agent’s own account, in immediately available funds. The Borrower confirms that SMBC (so long as SMBC is the Collateral Agent, the Lender or the Replacement Servicer) or the Administrative Agent, each in its sole and absolute discretion, without regard to the value or performance of the Loan Assets or any other factor, may elect not to extend the Stated Maturity Date.

(b)                                 The Borrower may~~, at any time after the first anniversary of the Third Amendment Effective Date,~~ make a request to the Administrative Agent to extend the date set forth in clause (a) of the definition of “Reinvestment Period” for an additional period of one year. Such date may be extended by one year by mutual agreement among the Administrative Agent, SMBC (so long as SMBC is the Collateral Agent, the Lender or the Replacement Servicer), the Borrower and the Servicer (such extension, the “Initial Reinvestment Period Extension”). Following such Initial Reinvestment Period Extension, the Borrower may, at any time thereafter, make a request to the Administrative Agent to extend the date set forth in clause (a) of the definition of “Reinvestment Period” (as revised by the Initial Reinvestment Period Extension) for an additional period of one year. Such date may be extended by one year upon the mutual agreement among the Administrative Agent, SMBC (so long as SMBC is the Collateral Agent, the Lender or the Replacement Servicer), the Borrower and the Servicer (such extension, the “Second Reinvestment Period Extension”). The effectiveness of either the Initial Reinvestment Period Extension or the Second Reinvestment Period Extension shall be conditioned upon the payment of a Reinvestment Period Extension Fee (as defined in ~~the SMBC~~each Lender Fee Letter) to the Administrative Agent for the Administrative Agent’s own account, in immediately available funds. The Borrower confirms that SMBC (so long as SMBC is the Collateral Agent, the Lender or the Replacement Servicer) or the Administrative Agent,

(v)                                                      the notice required in clause (iv) above shall be accompanied by a Disbursement Request and a Borrowing Base Certificate, each executed by the Borrower and a Responsible Officer of the Servicer;

(vi)                                                   the Bank provides to the Administrative Agent by facsimile or email (to be received no later than 1:30 p.m. on that same day) a statement reflecting the total amount on deposit as of the opening of business on such day in the Principal Collection Account; and

(vii)                                                if such funds are to be withdrawn within three Business Days prior to any Payment Date or within three Business Days after notice of the application of Designated Sale Proceeds on any other date in accordance with Section 2.04(c), the Principal Collections on deposit in the Principal Collection Account are sufficient to be applied in the amounts designated in the related Servicing Report on each Payment Date in accordance with Section 2.04 and to be applied as Designated Sale Proceeds in the amounts designated on any other date by notice to the Administrative Agent in accordance with Section 2.04(c); or

(b)                                 prior to the Facility Maturity Date, withdraw such funds for the purpose of making payments in respect of the Advances Outstanding at such time in accordance with and subject to the terms of Section 2.18(a).

Upon the satisfaction of the applicable conditions set forth in this Section 2.21 (as certified by the Borrower to the Collateral Agent and the Administrative Agent), the Servicer or the Collateral Agent (after delivery of a Notice of Exclusive Control (as defined in the Control Agreement)) will instruct the Bank to release funds from the Principal Collection Account to the Servicer in an amount not to exceed the lesser of (A) the amount requested by the Servicer and (B) the amount on deposit in the Principal Collection Account on such day.

SECTION 2.22                                                Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Advances made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Advances or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Advances, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Advances and other amounts owing them, provided that:

(i)                      if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                   the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant, other than an assignment to the Borrower (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower’s rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

SECTION 2.23                                                Defaulting Lenders.

(a)                   Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)                      Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii)                   Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists and is continuing), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists or is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender until such time as all Advances are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                Certain Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09 for any period during which that Lender is a Defaulting Lender and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender.

(b)                   Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify in writing the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of Outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders in accordance with their Commitment Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III.

CONDITIONS PRECEDENT

SECTION 3.01                                                Conditions Precedent to Effectiveness.

(a)                                 This Agreement shall be effective upon satisfaction of the conditions precedent that:

(i)                                  all reasonable up-front expenses and fees (including legal fees and any fees required under ~~the SMBC~~each Lender Fee Letter and the U.S. Bank Fee Letter) that are invoiced at or prior to the Closing Date shall have been paid in full;

(ii)                               any and all information submitted to the Lender and the Administrative Agent by the Borrower, the Transferor or the Servicer or any of their Affiliates is true, accurate, complete in all material respects and not misleading in any material respect;

(iii)                            the Administrative Agent shall have received all documentation and other information requested by the Administrative Agent in its sole discretion and/or required by regulatory authorities with respect to the Borrower, the Transferor and the Servicer under applicable “know your customer” and anti-money laundering

(vi)                           no event has occurred and is continuing, or would result from such Advance, which constitutes a Servicer Termination Event or any event which, if it continues uncured, will, with notice or lapse of time, constitute a Servicer Termination Event;

(vii)                        since the ~~Closing~~Sixth Amendment Effective Date, no material adverse change has occurred in the ability of the Servicer, Transferor or the Borrower to perform its obligations under any Transaction Document;

(viii)                     no Liens exist in respect of Taxes which are prior to the Lien of the Collateral Agent on the Eligible Loan Assets to be transferred to the Borrower on such Advance Date pursuant to the terms of the Purchase and Sale Agreement; and

(ix)                           all terms and conditions of the Purchase and Sale Agreement required to be satisfied in connection with the assignment of each Eligible Loan Asset to be transferred to the Borrower on such Advance Date (and the Portfolio Assets related thereto), including without limitation the perfection of the Borrower’s interests therein, shall have been satisfied in full, and all filings (including without limitation UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in such Eligible Loan Assets and the Portfolio Assets related thereto and the proceeds thereof shall have been made, taken or performed, and with respect to each Eligible Loan Asset so assigned pursuant to the Purchase and Sale Agreement, the Transferor shall not have been subject to any Change of Control since the Closing Date, other than a Change of Control previously approved by the Administrative Agent in writing.

(b)                                 The Administrative Agent shall have approved as of the applicable Cut- Off Date in its sole and absolute discretion each of the Eligible Loan Assets identified in the applicable Loan Asset Schedule for inclusion in the Collateral Portfolio.

(c)                                  No Applicable Law shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Advances by the Lender or the proposed transfer to the Borrower pursuant to the terms of the Purchase and Sale Agreement.

(d)                                 The Advance Date with respect to such Advance shall occur prior to the end of Reinvestment Period, except with respect to an Advance made pursuant by Section 2.02(f), and in no event shall occur after the Facility Maturity Date.

(e)                                  The Borrower shall have paid all fees then required to be paid, in accordance with the provisions of the Transaction Documents, including all fees required hereunder and under ~~the SMBC~~each Lender Fee Letter and the U.S. Bank Fee Letter and shall have, in accordance with the provisions of the Transaction Documents, reimbursed the Lender, the Administrative Agent, the Collateral Custodian, the Bank and the Collateral Agent for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in such Eligible Loan Assets and the Portfolio Assets related thereto and the proceeds thereof shall have been made, taken or performed;

(e)                                  the Administrative Agent shall have approved in its sole and absolute discretion each of the Eligible Loan Assets identified in the applicable Loan Asset Schedule for inclusion in the Collateral Portfolio on the applicable Cut-Off Date;

(f)                                   no Event of Default has occurred, or would result from such transfer to the Borrower pursuant to the terms of the Purchase and Sale Agreement, and no Unmatured Event of Default exists, or would result from such transfer (other than, with respect to any transfer of an Eligible Loan Asset necessary to cure a Borrowing Base Deficiency in accordance with Sections 2.06 or 2.07, an Unmatured Event of Default arising solely pursuant to such Borrowing Base Deficiency); and

(g)                                  the representations and warranties contained in Sections 4.01, 4.02 and 4.03                     are true and correct in all material respects, and there exists no breach of any covenant contained in Sections 5.01, 5.02, 5.03 and 5.04 before and after giving effect to the transfer of each Eligible Loan Asset to the Borrower pursuant to the terms of the Purchase and Sale Agreement to take place on such Cut-Off Date, on and as of such day as though made on and as of such date (other than any representation and warranty that is made as of a specific date).

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

SECTION 4.01                                                Representations and Warranties of the Borrower. The Borrower hereby represents and warrants, as of the ~~Closing~~Sixth Amendment Effective Date, as of each applicable Cut-Off Date, as of each applicable Advance Date, as of each Payment Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below):

(a)                                 Organization, Good Standing and Due Qualification. The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (subject to Section 5.02(q)) and has the power and all licenses necessary to own its assets and to transact the business in which it is engaged and is duly qualified and in good standing under the laws of each jurisdiction where the transaction of such business or its ownership of the Loan Assets and the Collateral Portfolio requires such qualification. Without limiting the generality of the foregoing and for the avoidance of doubt, all consents or approvals required under the JPM Credit Documents in connection with the execution, delivery or performance by the Borrower of this Agreement and the other Transaction Documents, including, without limitation, for the transfer of the Collateral Portfolio to the Borrower and the pledge of a first priority perfected security interest in such Collateral Portfolio by the Borrower to the Collateral Agent have been obtained.

(hh)                          Environmental. With respect to each item of Underlying Collateral as of the applicable Cut-Off Date for the Loan Asset related to such Underlying Collateral, to the actual knowledge of a Responsible Officer of the Borrower: (a) the related Obligor’s operations comply in all material respects with all applicable Environmental Laws; (b) none of the related Obligor’s operations is the subject of a federal or state investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Hazardous Materials into the environment; and (c) the related Obligor does not have any material contingent liability in connection with any release of any Hazardous Materials into the environment. As of the applicable Cut-Off Date for the Loan Asset related to such Underlying Collateral, none of the Borrower, the Transferor nor the Servicer has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Underlying Collateral, nor does any such Person have knowledge or reason to believe that any such notice will be received or is being threatened.

(ii)                                  Anti-Corruption Laws; Sanctions.

(i)                                  ~~(ii) USA PATRIOT Act.~~ Neither the Borrower nor any director or officer, employee, or to the knowledge of the Borrower, any agent, Affiliate or representative of the Borrower is ~~(i) a~~, or is directly owned or controlled (or, to the knowledge of the Borrower, indirectly owned or controlled) by any individual or entity that is, (i) currently the subject or target of any Sanctions, (ii) a country, territory, organization, Person or entity named on ~~an Office of Foreign Asset Control (OFAC) list~~OFAC’s List of Specially Designated nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant Sanctions authority; (~~ii~~iii) a Person that resides, is organized in, or has a place of business in a country or territory named on such lists ~~or~~, that is a Designated Jurisdiction, which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (~~iii~~iv) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (~~iv~~v) a Person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.

(ii)                               The Borrower has conducted its business in material compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar applicable anti-corruption legislation in other jurisdictions.

(iii)                            As of the Sixth Amendment Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

(o)                                 Security Interest. The Servicer will take all steps necessary to ensure that the Borrower has granted a security interest (as defined in the UCC) to the Collateral Agent, for the benefit of the Secured Parties, in the Collateral Portfolio, which is enforceable in accordance with Applicable Law upon execution and delivery of this Agreement. Upon the filing of UCC-1 financing statements naming the Collateral Agent as secured party and the Borrower as debtor, the Collateral Agent, for the benefit of the Secured Parties, shall have a valid and first priority perfected security interest in the Loan Assets and that portion of the Collateral Portfolio in which a security interest may be perfected by any filing of a UCC financing statement (except for any Permitted Liens). All UCC filings as are necessary for the perfection of the Secured Parties’ security interest in the Loan Assets and that portion of the Collateral Portfolio in which a security interest may be perfected by such filing have been (or prior to the applicable Advance will be) made.

(p)                                 ERISA. The present value of all vested benefits under each “employee pension benefit plan”, as such term is defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Servicer or any ERISA Affiliate of the Servicer or to which the Servicer or any ERISA Affiliate of the Servicer contributes or has an obligation to contribute, or has any liability (each, a “Servicer Pension Plan”) does not exceed the value of the assets of the Servicer Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date for such Servicer Pension Plan) determined in accordance with the assumptions used for funding such Servicer Pension Plan pursuant to Sections 412 and 430 of the Code for the applicable plan year. No prohibited transactions (within the meaning of Section 406(a) or (b) of ERISA or Section 4975 of the Code) for which an exemption is not available or has not previously been obtained from the United States Department of Labor, failure to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code with respect to any Servicer Pension Plan, withdrawal from a Servicer Pension Plan subject to Section 4063 of ERISA during a plan year in which the Servicer or any ERISA Affiliate of the Servicer was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or Reportable Events have occurred with respect to any Servicer Pension Plan that, in the aggregate, could subject the Servicer to any material Tax penalty or other liability. No notice of intent to terminate a Servicer Pension Plan has been filed under Section 4041 of ERISA, nor has any Servicer Pension Plan been terminated under Section 4041 of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer, a Servicer Pension Plan under Section 4042 of ERISA and no event has occurred or condition exists that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Servicer Pension Plan.

(q)                                 ~~USA PATRIOT Act~~Anti-Corruption Laws; Sanctions. Neither the Servicer nor any director or officer, employee, or to the knowledge of the Servicer, any agent, Affiliate or representative of the Servicer is ~~(i) a~~, or is directly owned or controlled (or, to the knowledge of the Servicer, indirectly owned or controlled) by any individual or entity that is, (i) currently the subject or target of any Sanctions, (ii) a country, territory, organization, Person or entity named on ~~an OFAC list~~OFAC’s List of Specially Designated nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant Sanctions authority; (~~ii~~iii) a Person that resides, is organized in, or has a place of business in a country or territory named on such lists ~~or~~, that is a Designated Jurisdiction, which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (~~iii~~iv) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (~~iv~~v) a Person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.

(r)                                    Environmental. With respect to each item of Underlying Collateral, to the actual knowledge of a Responsible Officer of the Servicer: (a) the related Obligor’s operations comply in all material respects with all applicable Environmental Laws; (b) none of the related Obligor’s operations is the subject of a Federal or state investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Hazardous Materials into the environment; and (c) the related Obligor does not have any material contingent liability in connection with any release of any Hazardous Materials into the environment. The Servicer has not received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Underlying Collateral, nor does the Servicer have knowledge or reason to believe that any such notice will be received or is being threatened.

(s)                                   No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Servicer’s performance of its obligations under this Agreement or any Transaction Document to which the Servicer is a party.

(t)                                    Allocation of Charges. There is not any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges; provided that it is understood and acknowledged that the Borrower will be consolidated with or treated as a part of the Servicer for Tax purposes.

(u)                                 Servicer Termination Event. No event has occurred which constitutes a Servicer Termination Event (other than any Servicer Termination Event which has previously been disclosed to the Administrative Agent as such).

(v)                                 Broker-Dealer. The Servicer is not a broker-dealer or subject to the Securities Investor Protection Act of 1970, as amended.

(w)                               Compliance with Applicable Law. The Servicer has complied in all material respects with all Applicable Law to which it may be subject, and no Loan Asset in the Collateral Portfolio contravenes in any respect any Applicable Law.

(x)                                 Designated Subsidiary. The Servicer has duly and properly designated the Borrower as a Designated Subsidiary (under and as defined in the JPM Credit Documents).

written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth positive adjustments (i) to the Tax liability of Ares or any “affiliated group” (within the meaning of Section 1504(a)(l) of the Code) of which Ares is a member in an amount equal to or greater than $~~75,000,000~~100,000,000 in the aggregate, or (ii) to the Tax liability of the Borrower itself in an amount equal to or greater than $1,000,000 in the aggregate. Any such notice shall specify the nature of the items giving rise to such adjustments and the amounts thereof.

(m)                             Notice of Auditors’ Management Letters. The Borrower shall promptly notify the Administrative Agent after the receipt of any auditors’ management letters received by the Borrower or by its accountants.

(n)                                 Notice of Breaches of Representations and Warranties under this Agreement. The Borrower shall promptly notify the Administrative Agent if any representation or warranty set forth in Section 4.01 or Section 4.02 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Collateral Agent and the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Borrower shall notify the Collateral Agent and the Administrative Agent in the manner set forth in the preceding sentence before any Cut-Off Date of any facts or circumstances within the knowledge of the Borrower which would render any of the said representations and warranties untrue at the date when such representations and warranties were made or deemed to have been made.

(o)                                 Notice of Breaches of Representations and Warranties under the Purchase and Sale Agreement. The Borrower confirms and agrees that the Borrower will, upon receipt of notice or discovery thereof, promptly send to the Administrative Agent and the Collateral Agent a notice of (i) any breach of any representation, warranty, agreement or covenant under the Purchase and Sale Agreement or (ii) any event or occurrence that, upon notice, or upon the passage of time or both, would constitute such a breach, in each case, promptly upon learning thereof.

(p)                                 Notice of Proceedings. The Borrower shall notify the Administrative Agent, as soon as possible and in any event within three Business Days, after the Borrower receives notice or obtains knowledge thereof, of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect on the Collateral Portfolio, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, security interest in the Collateral Portfolio, or the Borrower, the Servicer or the Transferor or any of their Affiliates. For purposes of this Section 5.01(p), (i) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral Portfolio, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, security interest in the Collateral Portfolio, or the Borrower that could reasonably be expected to result in liability to such Person or reduce the value of the Collateral Portfolio, in each case, in excess of $1,000,000 (after any expected insurance proceeds) shall be deemed to be reasonably expected to have such a Material Adverse Effect and (ii) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Servicer or the Transferor or any of their Affiliates (other than the Borrower) that could reasonably be expected to result in liability to such Person in excess of $~~75,000,000~~100,000,000 (after any expected insurance proceeds) shall be deemed to be reasonably expected to have such a Material Adverse Effect.

(q)                                 Notice of ERISA Reportable Events. The Borrower shall promptly notify the Administrative Agent after receiving notice of the occurrence of any Reportable Event with respect to any Pension Plan of the Borrower (or any ERISA Affiliate thereof), and provide the Administrative Agent with a copy of such notice.

(r)                                    Accounting Changes. As soon as possible and in any event within three Business Days after the effective date thereof, the Borrower will provide to the Administrative Agent notice of any material change in the accounting policies of the Borrower.

(s)                                   Additional Documents. The Borrower shall provide the Administrative Agent with copies of such documents as the Administrative Agent may reasonably request evidencing the truthfulness of the representations set forth in this Agreement.

(t)                                    Protection of Security Interest. With respect to the Collateral Portfolio acquired by the Borrower, the Borrower will (i) acquire such Collateral Portfolio pursuant to and in accordance with the terms of the Purchase and Sale Agreement, (ii) (at the expense of the Servicer, on behalf of the Borrower) take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Collateral Portfolio free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including without limitation (a) with respect to the Loan Assets and that portion of the Collateral Portfolio in which a security interest may be perfected by filing, filing and maintaining (at the expense of the Servicer, on behalf of the Borrower), effective UCC financing statements against the Transferor in all necessary or appropriate filing offices, (including any amendments thereto or assignments thereof) and filing continuation statements, amendments or assignments with respect thereto in such filing offices, (including any amendments thereto or assignments thereof) and (b) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, (iii) (at the expense of the Servicer, on behalf of the Borrower) take all action necessary to cause a valid, subsisting and enforceable first priority perfected security interest, subject only to Permitted Liens, to exist in favor of the Collateral Agent (for the benefit of the Secured Parties) in the Borrower’s interests in all of the Collateral Portfolio which may be transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement, including the filing of a UCC financing statement in the applicable jurisdiction adequately describing the Collateral Portfolio (which may include an “all asset” filing), and naming the Borrower as debtor and the Collateral Agent as the secured party, and filing continuation statements, amendments or assignments with respect thereto in such filing offices, (including any amendments thereto or assignments thereof), (iv) permit the Administrative Agent or its agents or representatives to visit the offices of the Borrower during normal office hours and upon reasonable advance notice examine and make copies of all documents, books, records and other information concerning the Collateral Portfolio, including without limitation the Records, and discuss matters related thereto with any of the officers or employees of the Borrower having knowledge of such matters, and (v) take all additional action that the Administrative Agent or the Collateral Agent may reasonably request to perfect, protect and more fully evidence the respective first priority perfected security interests of the Collateral Agent, on behalf of the Secured Parties, in the Collateral Portfolio, or to enable the Administrative Agent or the Collateral Agent to exercise or enforce any of their respective rights hereunder.

(u)                                 Liens. The Borrower will promptly notify the Administrative Agent of the existence of any Lien on the Collateral Portfolio (other than Permitted Liens) and the Borrower shall defend the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties, in, to and under the Collateral Portfolio against all claims of third parties.

(v)                                 Other Documents. At any time from time to time upon prior written request of the Administrative Agent, at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement including the first priority security interest (subject only to Permitted Liens) granted hereunder and of the rights and powers herein granted (including, among other things, authorizing the filing of such UCC financing statements as the Administrative Agent may request).

(w)                               Compliance with Law. The Borrower shall at all times comply in all material respects with all Applicable Law applicable to Borrower or any of its assets (including without limitation Environmental Laws, and all federal securities laws), and Borrower shall do or cause to be done all things necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business.

(x)                                 Sanctions. Maintain policies and procedures reasonably designed to ensure compliance with Sanctions.

(y)                                 Anti-Corruption Laws. Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar applicable anti-corruption legislation in other jurisdictions in which the Borrower is located or doing business.

(z)                                  ~~(x)~~ Proper Records. The Borrower shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP.

(aa)         ~~(y)~~ Satisfaction of Obligations. The Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves with respect thereto have been provided on the books of the Borrower.

(bb)         ~~(z)~~ Performance of Covenants. The Borrower shall observe, perform and satisfy all the material terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Transaction Documents. The Borrower shall pay and discharge all Taxes, levies, liens and other charges on it or its assets and on the Collateral Portfolio that, in each case, in any manner would create any Lien or charge upon the Collateral Portfolio, except for any such

Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

(cc)         ~~(aa)~~ Tax Treatment.  The Borrower, the Transferor and the Lender shall treat the Advances advanced hereunder as indebtedness of the Borrower (or, so long as the Borrower is treated as a disregarded entity for U.S. federal income tax purposes, as indebtedness of the entity of which it is considered to be a part) for U.S. federal income tax purposes and to file any and all Tax forms in a manner consistent therewith.

(dd)         ~~(bb)~~ Maintenance of Records. The Borrower will maintain records with respect to the Collateral Portfolio, including without limitation the Records, and the conduct and operation of its business with no less a degree of prudence than if the Collateral Portfolio were held by the Borrower for its own account and will furnish the Administrative Agent, upon the reasonable request by the Administrative Agent, information with respect to the Collateral Portfolio and the conduct and operation of its business.

(ee)         ~~(cc)~~ Obligor Notification Forms. The Borrower shall furnish the Collateral Agent and the Administrative Agent with an appropriate power of attorney to send (at the Administrative Agent’s discretion on the Collateral Agent’s behalf, after the occurrence or declaration of the Facility Maturity Date, Obligor notification forms to give notice to the Obligors of the Collateral Agent’s interest in the Collateral Portfolio and the obligation to make payments as directed by the Administrative Agent on the Collateral Agent’s behalf.

(ff)          ~~(dd)~~ Officer’s Certificate.  (i) Within ten Business Days (or such later time as agreed to by the Administrative Agent) of any request by the Administrative Agent (provided that the Administrative Agent shall be allowed no more than two such requests in any calendar year) or (ii) upon the occurrence of, and within ten Business Days (or such later time as agreed to by the Administrative Agent) of any request by the Administrative Agent, (x) any extension of the Reinvestment Period, (y) any material amendment of any Transaction Document or (z) any filing of any UCC financing statement or continuation statement with respect to the Borrower or the Collateral Portfolio (other than in connection with the execution of this Agreement as of the Closing Date) the Borrower shall deliver an Officer’s Certificate, in form and substance acceptable to the Administrative Agent, providing (I) a certification, based upon a review and summary of UCC search results, that there is no other interest in the Collateral Portfolio perfected by filing of a UCC financing statement other than in favor of the Collateral Agent and (II)                              a certification, based upon a review and summary of Tax and judgment lien searches satisfactory to the Administrative Agent, that there is no other interest in the Collateral Portfolio based on any Tax or judgment lien.

(gg)         ~~(ee)~~ Continuation Statements. The Borrower shall, not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the UCC financing statement referred to in Schedule I hereto or any other UCC financing statement filed pursuant to this Agreement or in connection with any Advance hereunder, unless the Collection Date shall have occurred:

(i)                                     authorize and deliver and file or cause to be filed an appropriate continuation statement with respect to such UCC financing statement; and

(ii)                                  deliver or cause to be delivered to the Collateral Agent and the Administrative Agent an opinion of the counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, confirming and updating the opinion delivered pursuant to Schedule I with respect to perfection and otherwise to the effect that the security interest hereunder continues to be an enforceable and perfected security interest, subject to no other Liens of record except as specified therein, provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

(hh)         ~~(ff)~~ Disregarded Entity. The Borrower will be disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701-3(b), and neither the Borrower nor any other Person on its behalf shall make an election to be treated as other than an entity disregarded from its owner under Treasury Regulation Section 301.7701-3(c).

SECTION 5.02              Negative Covenants of the Borrower.

From the Closing Date until the Collection Date:

(a)                                 Special Purpose Entity Requirements. Except as otherwise permitted by this Agreement, the Borrower shall not (i) guarantee any obligation of any Person, including any Affiliate; (ii) engage, directly or indirectly, in any business, other than the actions required or permitted to be performed under the Transaction Documents; (iii) incur, create or assume any Indebtedness, other than Indebtedness incurred under the Transaction Documents and arising in connection with ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Transaction Documents; (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities (other than any equity or other securities retained pursuant to Section 6.05) of, any Person, except that the Borrower may invest in those Loan Assets and other investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions; (v) fail to pay its debts and liabilities from its assets when due; (vi) create, form or otherwise acquire any Subsidiaries or (vii) release, sell, transfer, convey or assign any Loan Asset unless in accordance with the Transaction Documents.

(b)                                 Requirements for Material Actions. The Borrower shall not fail to provide (and at all times the Borrower’s organizational documents shall reflect) that the unanimous consent of all directors (including the consent of the Independent Director(s)) is required for the Borrower to (i) dissolve or liquidate, in whole or part, or institute proceedings to be adjudicated bankrupt or not Solvent, (ii) institute or consent to the institution of bankruptcy or insolvency proceedings against it, (iii) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (iv) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower, (v) make any assignment for the benefit of the Borrower’s creditors,

(vi) admit in writing its inability to pay its debts generally as they become due, or (vii) take any action in furtherance of any of the foregoing.

(c)                                  Protection of Title. The Borrower shall not take any action which would directly or indirectly impair or adversely affect the Borrower’s title to the Collateral Portfolio.

(d)                                 Transfer Limitations. The Borrower shall not transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Collateral Portfolio to any Person other than the Collateral Agent for the benefit of the Secured Parties, or engage in financing transactions or similar transactions with respect to the Collateral Portfolio with any Person other than the Administrative Agent and the Lender, in each case, except as otherwise expressly permitted by the terms of this Agreement.

(e)                                  Liens. The Borrower shall not create, incur or permit to exist any Lien, encumbrance or security interest in or on any of the Collateral Portfolio subject to the security interest granted by the Borrower pursuant to this Agreement, other than Permitted Liens.

(f)                                   Organizational Documents. The Borrower shall not amend, modify, waive or terminate any of the organizational or operational documents of the Borrower without the prior written consent of the Administrative Agent.

(g)                                  Merger, Acquisitions, Sales, etc. The Borrower shall not change its organizational structure, enter into any transaction of merger or consolidation or amalgamation, or asset sale (other than pursuant to Section 2.07), or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) without the prior written consent of the Administrative Agent.

(h)                                 Use of Proceeds. The Borrower shall not use the proceeds of any Advance other than (x) to finance the purchase by the Borrower from the Transferor on a “true sale” basis, of Collateral Portfolio pursuant to the terms of the Purchase and Sale Agreement ~~or~~, (y) to fund the Unfunded Exposure Account in order to establish reserves for unfunded commitments of Revolving Loan Assets and Delayed Draw Loan Assets included in the Collateral Portfolio or (z) to distribute such proceeds to the Transferor (so long as such distribution is permitted pursuant to Section 5.02(m)). For the avoidance of doubt, the Borrower shall not use the proceeds of any Advance in a manner that would cause such credit extension to become a “covered transaction” as defined in Section 23A of the Federal Reserve Act (12 U.S.C. § 371c) and the Federal Reserve Board’s Regulation W (12 C.F.R. Part 223), including any transaction where the proceeds of any Advance are used for the benefit of, or transferred to, an Affiliate of a Lender.

(i)                                     Sanctions. Directly or, to the knowledge of the Borrower, indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (a) for the purpose of funding any unlawful activities or business of or with a Sanctioned Person or in any Designated Jurisdiction, or (b) in any manner that would be prohibited by Sanctions or would otherwise cause a Lender to be in breach of any Sanctions.

(j)                                    Anti-Corruption Laws. Directly or indirectly use the proceeds of any Advance for any purpose which would breach the United States Foreign Corrupt Practices Act of

1977, the UK Bribery Act of 2010, or other similar anti-corruption legislation in other jurisdictions in which the Borrower or the Servicer is located or doing business.

(k)                                 ~~(i)~~ Limited Assets. The Borrower shall not hold or own any assets that are not part of the Collateral Portfolio other than with respect to any assets released from the Lien of the Collateral Agent hereunder following (i) a substitution effected in accordance with Section 2.07(a) (so long as a Substitute Eligible Loan Asset has been transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement in connection therewith), (ii) an Optional Sale in connection with a Permitted Refinancing effected in accordance with Section 2.07(c), (iii) a Lien Release Dividend effected in accordance with Section 2.07(d); (iv) a repurchase or substitution of a Warranty Loan Asset effected in accordance with Section 2.07(e) or (v) a transaction in accordance with Section 2.07(g).

(l)                                     ~~(j)~~ Tax Treatment. The Borrower shall not elect to be treated as a corporation for U.S. federal income tax purposes and shall take all reasonable steps necessary to avoid being treated as a corporation for U. S. federal income tax purposes.

(m)                             ~~(k)~~ Extension or Amendment of Collateral Portfolio. The Borrower will not, except as otherwise permitted in Section 6.04(a) and in accordance with the Servicing Standard, extend, amend or otherwise modify the terms of any Loan Asset (including the Underlying Collateral).

(n)                                 ~~(l)~~ Purchase and Sale Agreement. The Borrower will not amend, modify, waive or terminate any provision of the Purchase and Sale Agreement without the prior written consent of the Administrative Agent.

(o)                                 ~~(m)~~ Restricted Junior Payments. The Borrower shall not make any Restricted Junior Payment; provided that the foregoing shall not restrict the Borrower’s ability to (i) so long as no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom, declare and make distributions to its member on its membership interests, (ii) make distributions of amounts received by the Borrower on a Payment Date permitted pursuant to Section 2.04 or (iii) during the Reinvestment Period, make distributions of Principal Collections on a date other than a Payment Date, provided that the Principal Distribution Conditions are satisfied on such date.

(p)                                 ~~(n)~~ ERISA. The Borrower will not (a) engage, and will exercise its best efforts not to permit any ERISA Affiliate of the Borrower to engage, in any prohibited transaction (within the meaning of Sections 406(a) or (b) of ERISA or Section 4975 of the Code) for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (b) fail to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code with respect to any Pension Plan, (c) fail to make any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate of the Borrower may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (d) terminate any Pension Plan so as to result, directly or indirectly in any liability to the Borrower, or (e) permit to exist any occurrence of any Reportable Event with respect to any Pension Plan.

(q)                                 ~~(o)~~ Instructions to Agents and Obligors. The Borrower will not make any change, or permit the Servicer to make any change, in its instructions to Obligors (or any agents with respect to the Loan Agreements) regarding payments to be made with respect to the Collateral Portfolio to the Collection Account, unless the Administrative Agent has consented to such change (such consent not to be unreasonably withheld or delayed, it being understood that any such account to which the Obligors may be instructed to make payments shall be subject to an account control agreement which provides the Collateral Agent with a first priority perfected security interest in such account, as evidenced by an Opinion of Counsel reasonably acceptable to the Administrative Agent).

(r)                                    ~~(p)~~ Taxable Mortgage Pool Matters. The sum of the Outstanding Balances of all Loan Assets owned by the Borrower and that are principally secured by an interest in real property (within the meaning of Treasury Regulation Section 301.7701(i)-1(d)(3)) shall not at any time exceed 35% of the aggregate Outstanding Balance of all Loan Assets.

(s)                                   ~~(q)~~ Change of Jurisdiction, Location, Names or Location of Loan Asset Files. The Borrower shall not change the jurisdiction of its formation, make any change to its corporate name or use any tradenames, fictitious names, assumed names, “doing business as” names or other names (other than those listed on Schedule II hereto, as such schedule may be revised from time to time to reflect name changes and name usage permitted under the terms of this Section 5.02(q) after compliance with all terms and conditions of this Section 5.02(q) related thereto) unless, prior to the effective date of any such change in the jurisdiction of its formation, name change or use, the Borrower receives prior written consent from the Administrative Agent of such change and delivers to the Administrative Agent such UCC financing statements as the Administrative Agent may request to reflect such name change or use, together with such Opinions of Counsel and other documents and instruments as the Administrative Agent may request in connection therewith. The Borrower will not change the location of its chief executive office unless prior to the effective date of any such change of location, the Borrower notifies the Administrative Agent of such change of location in writing. Subject to Section 2.16, the Borrower will not move, or consent to the Collateral Custodian or the Servicer moving, the Loan Asset Files from the location thereof on the initial Advance Date, unless the Servicer shall have provided the Administrative Agent with 30 days’ written notice of such move and such Opinions of Counsel and other documents and instruments as the Administrative Agent may reasonably request in connection therewith and shall have taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral Portfolio.

(t)                                    ~~(r)~~ Allocation of Charges. There will not be any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges; provided that it is understood and acknowledged that the Borrower will be consolidated with or treated as a part of the Servicer for Tax purposes.

(u)                                 ~~(s)~~ Deposits to Collection Account. The Borrower will not deposit or otherwise credit, or cause to be so deposited or credited, to the Collection Account cash or cash proceeds other than any proceeds realized from Permitted Investments and any Available

Collections in respect of the Collateral Portfolio. The Borrower shall take commercially reasonable steps to ensure that only funds constituting payments and collections relating to Loan Assets shall be deposited into the Collection Account.

(v)                                 ~~(t)~~ Unfunded Exposure Amount. The Borrower will not permit the Unfunded Exposure Amount to exceed 20% of the Maximum Facility Amount (without taking into account the proviso set forth in the definition thereof).

SECTION 5.03              Affirmative Covenants of the Servicer.

From the Closing Date until the Collection Date:

(a)                                 Compliance with Law. The Servicer will comply in all material respects with all Applicable Law, including those with respect to servicing the Collateral Portfolio or any part thereof pursuant to the terms hereof.

(b)                                 Preservation of Company Existence. The Servicer will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(c)                                  Obligations and Compliance with Collateral Portfolio. The Servicer will duly fulfill and comply in all material respects with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with the administration of each item of Collateral Portfolio and will do nothing to impair the rights of the Collateral Agent, for the benefit of the Secured Parties, or of the Secured Parties in, to and under the Collateral Portfolio. It is understood and agreed that the Servicer does not hereby assume any obligations of the Borrower in respect of any Advances or assume any responsibility for the performance by the Borrower of any of its obligations hereunder or under any other agreement executed in connection herewith that would be inconsistent with the limited recourse undertaking of the Servicer, in its capacity as seller, under Section 2.1(e) of the Purchase and Sale Agreement.

(d)                                 Keeping of Records and Books of Account.

(i)          The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Collateral Portfolio, including without limitation the Records, in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Collateral Portfolio and the identification of the Collateral Portfolio, including without limitation the Records.

(ii)       The Servicer shall permit the Administrative Agent and its agents or representatives to visit the offices of the Servicer during normal office hours and upon reasonable advance notice and examine and make copies of all documents, books, records and other information concerning the Collateral Portfolio, including without limitation the Records, and the Servicer’s servicing thereof and discuss matters foreign, that could reasonably be expected to have a Material Adverse Effect on the Borrower, the Transferor or the Servicer (or any of their Affiliates) or the Transaction Documents. Solely for purposes of this Section 5.03(j), (i) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Transaction Documents or the Borrower that could reasonably be expected to result in liability to the Borrower or reduce the value of the Collateral Portfolio, in each case, in excess of $1,000,000 (after any expected insurance proceeds) shall be deemed to be reasonably expected to have such a Material Adverse Effect and (ii) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Servicer or the Transferor or any of their Affiliates (other than the Borrower) that could reasonably be expected to result in liability to such Person in excess of $~~75,000,000~~100,000,000 (after any expected insurance proceeds) shall be deemed to be reasonably expected to have such a Material Adverse Effect.

(k)                                 Deposit of Collections. The Servicer shall promptly (but in no event later than two Business Days after receipt) deposit or cause to be deposited into the Collection Account any and all Available Collections received by the Borrower, the Servicer or any of their Affiliates.

(l)                                     Loan Asset Register.

(i)          The Servicer shall maintain, or cause to be maintained, with respect to each Noteless Loan Asset a register (which may be in physical or electronic form and readily identifiable as the loan asset register) (each, a “Loan Asset Register”) in which it will record, or cause to be recorded, (v) the amount of such Noteless Loan Asset, (w) the amount of any principal or Interest due and payable or to become due and payable from the Obligor thereunder, (x) the amount of any sum in respect of such Noteless Loan Asset received from the Obligor, (y) the date of origination of such Noteless Loan Asset and (z) the maturity date of such Noteless Loan Asset.

(ii)       At any time a Noteless Loan Asset is included as part of the Collateral Portfolio pursuant to this Agreement, the Servicer shall deliver to the Administrative Agent, the Collateral Agent and the Collateral Custodian a copy of the related Loan Asset Register, together with a certificate of a Responsible Officer of the Servicer (in the form of Exhibit P) certifying to the accuracy of such Loan Asset Register as of the applicable Cut-Off Date.

(m)                             Special Purpose Entity Requirements. The Servicer shall take such actions as are necessary to cause the Borrower to be in compliance with the special purpose entity requirements set forth in Sections 5.01(a) and (b) and 5.02(a) and (b); provided that for the avoidance of doubt, the Servicer shall not be required to expend any of its own funds to cause the Borrower to be in compliance with subsection 5.02(a)(v) or subsection 5.01(b)(xvii) (it being understood that this proviso shall in no way affect the obligation of the Servicer to manage the activities and liability of the Borrower such that the Borrower maintains compliance with either of the foregoing subsections).

SECTION 5.06              Negative Covenants of the Collateral Agent.

From the Closing Date until the Collection Date, the Collateral Agent will not make any changes to the Collateral Agent Fees without the prior written approval of the Administrative Agent.

SECTION 5.07              Affirmative Covenants of the Collateral Custodian.

From the Closing Date until the Collection Date:

(a)                                 Compliance with Law. The Collateral Custodian will comply in all material respects with all Applicable Law.

(b)                                 Preservation of Existence. The Collateral Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(c)                                  Location of Required Loan Documents. Subject to Article XII, the Required Loan Documents shall remain at all times in the possession of the Collateral Custodian at the address set forth in Section 11.02 unless notice of a different address is given in accordance with the terms hereof or unless the Administrative Agent agrees to allow certain Required Loan Documents to be released to the Servicer on a temporary basis in accordance with the terms hereof, except as such Required Loan Documents may be released pursuant to the terms of this Agreement.

SECTION 5.08              Negative Covenants of the Collateral Custodian.

From the Closing Date until the Collection Date:

(a)                                 Required Loan Documents. The Collateral Custodian will not dispose of any documents constituting the Required Loan Documents in any manner that is inconsistent with the performance of its obligations as the Collateral Custodian pursuant to this Agreement and will not dispose of any Collateral Portfolio except as contemplated by this Agreement.

(b)                                 No Changes in Collateral Custodian Fees. The Collateral Custodian and the Bank will not make any changes to the Collateral Custodian Fees without the prior written approval of the Administrative Agent.

ARTICLE VI.

ADMINISTRATION AND SERVICING OF CONTRACTS

SECTION 6.01              Appointment and Designation of the Servicer.

(a)                                 Initial Servicer. The Borrower, the ~~Lender~~Lenders and the Administrative Agent hereby appoint Ares, pursuant to the terms and conditions of this Agreement, as Servicer, with the authority to service, administer and exercise rights and remedies, on behalf of the Borrower, in respect of the Collateral Portfolio. Until the Administrative Agent gives Ares a Servicer Termination Notice in accordance with the terms of this Agreement, Ares hereby accepts such appointment and agrees to perform the duties and responsibilities of the Servicer pursuant to the terms hereof. The Servicer and the Borrower hereby acknowledge that the Administrative Agent and the Secured Parties are third party beneficiaries of the obligations undertaken by the Servicer hereunder.

(b)                                 Servicer Termination Notice. The Borrower, the Servicer, the Lender and the Administrative Agent hereby agree that, upon the occurrence of a Servicer Termination Event, the Administrative Agent, by written notice to the Servicer (with a copy to the Collateral Agent) (a “Servicer Termination Notice”), may terminate all of the rights, obligations, power and authority of the Servicer under this Agreement. On and after the receipt by the Servicer of a Servicer Termination Notice pursuant to this Section 6.01(b), the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or otherwise specified by the Administrative Agent in writing or, if no such date is specified in such Servicer Termination Notice or otherwise specified by the Administrative Agent, until a date mutually agreed upon by the Servicer and the Administrative Agent and shall be entitled to receive, to the extent of funds available therefor pursuant to Section 2.04, the Servicing Fees therefor until such date. After such date, the Servicer agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent believes will facilitate the transition of the performance of such activities to a Replacement Servicer, and the Replacement Servicer shall assume each and all of the Servicer’s obligations to service and administer the Collateral Portfolio, on the terms and subject to the conditions herein set forth, and the Servicer shall use its best efforts to assist the Replacement Servicer in assuming such obligations.

(c)                                  Appointment of Replacement Servicer. At any time following the delivery of a Servicer Termination Notice, the Administrative Agent may, ~~at its discretion~~with the prior written consent of the Required Lenders, (i) appoint SMBC (or an Affiliate thereof) as Servicer under this Agreement and, in such case, all authority, power, rights and obligations of the Servicer shall pass to and be vested in SMBC (or an Affiliate thereof) or (ii) appoint a new Servicer which shall be an Eligible Replacement (as defined below) (the “Replacement Servicer”), which appointment shall take effect upon the Replacement Servicer accepting such appointment by a written assumption in a form satisfactory to the Administrative Agent in its sole discretion. In the event that SMBC (or an Affiliate thereof) or a Replacement Servicer has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Administrative Agent shall petition a court of competent jurisdiction to appoint any established financial institution, having a net worth of not less than $50,000,000 and whose regular business includes the servicing of assets similar to the Collateral Portfolio (each, an “Eligible Replacement”), as the Replacement Servicer hereunder.

(d)                                 Liabilities and Obligations of Replacement Servicer. Upon its appointment, SMBC (or an Affiliate thereof) or the Replacement Servicer, as applicable, shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to SMBC (or an Affiliate thereof) or the Replacement Servicer, as applicable; provided that SMBC (or an Affiliate thereof) or the Replacement Servicer, as applicable, shall have (i) no liability with respect to any action performed by the terminated Servicer prior to the date that SMBC (or an Affiliate thereof) or Replacement Servicer, as applicable, becomes the successor to the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to perform any advancing obligations, if any, of the Servicer unless it elects to in its sole discretion, (iii) no obligation to pay any Taxes required to be paid by the Servicer (provided that SMBC (or an Affiliate thereof) or the Replacement Servicer, as applicable, shall pay any income taxes for which it is liable), (iv) no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby, and (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer, including the original Servicer. The indemnification obligations of SMBC (or an Affiliate thereof) or the Replacement Servicer, as applicable, upon becoming a Replacement Servicer, are expressly limited to those arising on account of its failure to act in good faith and with reasonable care under the circumstances. In addition, SMBC (or an Affiliate thereof) or the Replacement Servicer, as applicable, shall have no liability relating to the representations and warranties of the Servicer contained in Section 4.03.

(e)                                  Authority and Power. All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of this Agreement and shall pass to and be vested in the Borrower and, without limitation, the Borrower is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Borrower in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing of the Collateral Portfolio.

(f)                                   Subcontracts. The Servicer may, with the prior written consent of the Administrative Agent, subcontract with any other Person for servicing, administering or collecting the Collateral Portfolio; provided that (i) the Servicer shall select any such Person with reasonable care and shall be solely responsible for the fees and expenses payable to any such Person, (ii) the Servicer shall not be relieved of, and shall remain liable for, the performance of the duties and obligations of the Servicer pursuant to the terms hereof without regard to any subcontracting arrangement and (iii) any such subcontract shall be terminable upon the occurrence of a Servicer Termination Event.

(g)                                  Servicing Programs. In the event that the Servicer uses any software program in servicing the Collateral Portfolio that it licenses from a third party, the Servicer shall use its best efforts to obtain, either before the ~~Closing~~Sixth Amendment Effective Date or as soon as possible thereafter, whatever licenses or approvals are necessary to allow the Administrative Agent or the Servicer to use such program and to allow the Servicer to assign such licenses to SMBC (or an Affiliate thereof) or to any other Replacement Servicer appointed as provided in this Agreement.

(h)                                 Waiver. The Borrower acknowledges that the Administrative Agent or any of its Affiliates may act as the Collateral Agent and/or the Servicer, and the Borrower waives the delivery of a Notice of Exclusive Control (as defined in the Control Agreement), such rights shall be exclusively held by the Collateral Agent (acting at the direction of the Administrative Agent). Each of the parties hereto hereby agrees to cause the securities intermediary that holds any money or other property for the Borrower in a Controlled Account that is a securities account to agree with the parties hereto that (A) the cash and other property (subject to Section 6.04(f) below with respect to any property other than investment property, as defined in Section 9- 102(a)(49) of the UCC) is to be treated as a Financial Asset under Article 8 of the UCC and (B) regardless of any provision in any other agreement, for purposes of the UCC, with respect to the Controlled Accounts, New York shall be deemed to be the Bank’s jurisdiction (within the meaning of Section 9-304 of the UCC) and the securities intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC). All securities or other property underlying any Financial Assets credited to the Controlled Accounts in the form of securities or instruments shall be registered in the name of the Bank or if in the name of the Borrower or the Collateral Agent, Indorsed to the Bank, Indorsed in blank, or credited to another securities account maintained in the name of the Bank, and in no case will any Financial Asset credited to the Controlled Accounts be registered in the name of the Borrower, payable to the order of the Borrower or specially Indorsed to the Borrower, except to the extent the foregoing have been specially Indorsed to the Bank or Indorsed in blank.

(f)                                   Loan Agreements. Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Collateral Agent, the Collateral Custodian, the Bank or any securities intermediary shall be under any duty or obligation in connection with the acquisition by the Borrower, or the grant by the Borrower to the Collateral Agent, of any Loan Asset in the nature of a loan or a participation in a loan to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower under the related Loan Agreements, or otherwise to examine the Loan Agreements, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including without limitation any necessary consents). The Collateral Custodian shall hold any Instrument delivered to it which evidences any Loan Asset transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement as collateral custodian for the Collateral Agent in accordance with the terms of the Control Agreement.

(g)                                  Adjustments. If (i) the Servicer makes a deposit into the Collection Account in respect of an Interest Collection or a Principal Collection of a Loan Asset and such Interest Collection or Principal Collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Interest Collection or Principal Collection and deposits an amount that is less than or more than the actual amount of such Interest Collection or Principal Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

SECTION 6.05              Realization Upon Loan Assets. The Servicer will use reasonable efforts consistent with the Servicing Standard to foreclose upon or repossess, as applicable, or otherwise comparably convert the ownership of any Underlying Collateral relating to a ~~defaulted~~Defaulted Loan Asset as to which no satisfactory arrangements can be made for collection of delinquent payments. In addition, the Servicer may, consistent with the Servicing Standard, sell or otherwise transfer, or if it deems advisable to maximize recoveries, hold any ~~defaulted~~Defaulted Loan Asset, equity or other securities received by the Borrower in connection with a default, workout, restructuring or plan of reorganization or similar event under a Loan Asset. The Servicer will comply with the Servicing Standard and Applicable Law in realizing upon such Underlying Collateral, and employ practices and procedures, including without limitation reasonable efforts consistent with the Servicing Standard, (x) to enforce all obligations of the Obligors under the Loan Agreements and other legal documentation related to such Defaulted Loan Asset and (y) to foreclose upon, repossess and cause the sale of such Underlying Collateral at public or private sales other than with respect to any ~~defaulted~~Defaulted Loan Asset, equity or other securities that the Servicer may hold as described in the preceding sentence of this Section 6.05. Without limiting the generality of the foregoing, unless the Administrative Agent has specifically given instruction to the contrary, the Servicer may cause the sale of any such Underlying Collateral to the Servicer or its Affiliates for a purchase price equal to the then fair market value thereof, any such sale to be evidenced by a certificate of a Responsible Officer of the Servicer delivered to the Administrative Agent setting forth the Loan Asset, the Underlying Collateral, the sale price of the Underlying Collateral and certifying that such sale price is at least equal to the fair market value of such Underlying Collateral. In any case in which any such Underlying Collateral has suffered damage, the Servicer will not expend funds in connection with any repair or toward the foreclosure or repossession of such Underlying Collateral unless it reasonably determines that such repair and/or foreclosure or repossession will increase the Recoveries by an amount greater than the amount of such expenses. The Servicer will remit to the Principal Collection Account the Recoveries received in connection with the sale or disposition of Underlying Collateral relating to a Defaulted Loan Asset.

SECTION 6.06              Servicing Compensation. As compensation for its activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to be paid the Servicing Fees and reimbursed its reasonable expenses as provided in Section 2.04.

SECTION 6.07              Payment of Certain Expenses by Servicer. The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including without limitation fees and disbursements of its independent accountants, Taxes imposed on the Servicer, expenses incurred by the Servicer in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. The Servicer, on behalf of the Borrower, will be required to pay all reasonable fees and expenses owing to any bank or trust company in connection with this Agreement or the maintenance of the Controlled Accounts. The Borrower will reimburse the Servicer for any reasonable expenses incurred hereunder or on behalf of the Borrower, subject to the availability of funds pursuant to Section 2.04; provided that, to the extent funds are not so available on any Payment Date to reimburse such expenses incurred during the immediately ended Remittance Period, such reimbursement amount shall be deferred and payable on the next Payment Date on which funds are available therefor pursuant to Section 2.04                and such deferred reimbursement amount shall bear interest beginning on the Payment Date immediately following the Remittance Period in which such expenses were incurred until paid at an annual rate equal to the LIBOR Yield Rate. For the avoidance of doubt, the Servicer shall remain liable for, and shall pay in accordance with the terms hereof, all expenses payable by it as set forth in this Section 6.07 or otherwise under this Agreement, notwithstanding any failure of until a Replacement Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.02.

SECTION 6.12              Required Sale Date. Notwithstanding any restrictions or any other provisions to the contrary herein or in any other Transaction Document, the Borrower shall divest itself of all Required Sale Assets on or prior to the Required Sale Date. For the avoidance of doubt, the Borrower’s divestment of the Required Sale Assets shall not be included in determining the Borrower’s compliance with Section 2.07 of this Agreement.

ARTICLE VII.

EVENTS OF DEFAULT

SECTION 7.01              Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a)                                 (i) the Borrower shall enter into one or more agreements for borrowed money other than this Agreement or without the consent of the Administrative Agent or (ii) the Servicer or the Transferor defaults in making any payment required to be made under one or more agreements for borrowed money to which it is a party in an aggregate principal amount in excess of $~~75,000,000~~100,000,000 and any such failure continues unremedied for two Business Days and such default is not cured within the applicable cure period, if any, provided for under such agreement; or

(b)                                 any failure on the part of the Borrower or the Transferor duly to observe or perform in any material respect any other covenants or agreements of the Borrower or the Transferor set forth in this Agreement or the other Transaction Documents to which the Borrower or the Transferor is a party and the same continues unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower or the Transferor by the Administrative Agent, the Lender or the Collateral Agent and (ii) the date on which the Borrower or the Transferor acquires knowledge thereof; or

(c)                                  the occurrence of a Bankruptcy Event relating to the Transferor or the Borrower; or

(d)                                 the occurrence of a Servicer Termination Event (subject to the applicable cure periods set forth in the definition of “Servicer Termination Event”); or

(e)                                  (1) the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $~~75,000,000~~100,000,000, (in the case of the Transferor), or $1,000,000 (in the case of the Borrower) (excluding, in each case, any amounts covered by insurance), and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than 60 consecutive days after the later of (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished, without such judgment, decree or order being vacated, stayed or discharged during such 60 day period or (2) the Transferor or the Borrower shall have made payments of amounts in excess of $~~75,000,000~~100,000,000 (in the case of the Transferor) or $1,000,000 (in the case of the Borrower), in the settlement of any litigation, claim or dispute (excluding, in each case, any amounts covered by insurance); or

(f)                                   the Borrower either shall cease to be an Affiliate of the Transferor or shall fail to qualify as a bankruptcy-remote entity based upon customary criteria such that reputable counsel could no longer render a substantive nonconsolidation opinion with respect thereto; or

(g)                                  (1) any Transaction Document, or any Lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, the Transferor or the Servicer,

(2)                                 (A) the Borrower, the Transferor or the Servicer shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any Lien or security interest thereunder or (B) there shall be a contest in any manner of the effectiveness, validity, binding nature or enforceability of any Transaction Document or of any Lien or security interest thereunder by any other party (other than the Administrative Agent, the Collateral Agent or the Lender) which has a substantial likelihood of causing a Material Adverse Effect, as determined by the Administrative Agent, in its reasonable discretion;

(3)                                 any security interest securing any obligation under any Transaction Document shall, in whole or in part, cease to be a first priority perfected security interest (subject to Permitted Liens) except as otherwise expressly permitted to be released in accordance with the applicable Transaction Document; or

(h)                                 the Advances Outstanding on any day exceeds the Borrowing Base and has not been remedied in accordance with Section 2.06; or

(i)                                     failure on the part of the Borrower, the Transferor or the Servicer to make any payment or deposit (including, without limitation, with respect to bifurcation and remittance of Interest Collections and Principal Collections or any other payment or deposit required to be made by the terms of the Transaction Documents, including, without limitation, to any Secured Party, Affected Party or Indemnified Party) required by the terms of any Transaction Document (other than Section 2.06) on the day such payment or deposit is required to be made and the same continues unremedied for two Business Days; or

(j)                                    the Borrower shall become required to register as an “investment company” within the meaning of the 1940 Act or the arrangements contemplated by the Transaction Documents shall require registration as an “investment company” within the meaning of the 1940 Act; or

(k)                                 the Internal Revenue Service shall file notice of a Lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower or the Transferor and such Lien shall not have been released within five Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower or the Transferor and such lien shall not have been released within five Business Days; or

(l)                                     any Change of Control shall occur; or

(m)                             any representation, warranty or certification made by the Borrower or the Transferor in any Transaction Document or in any document delivered pursuant to any Transaction Document shall prove to have been incorrect when made, which has a Material Adverse Effect, on the Secured Parties and continues to be unremedied for a period of 30 days after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Borrower or the Transferor by the Administrative Agent, the Lender or the Collateral Agent and (ii) the date on which a Responsible Officer of the Borrower or the Transferor acquires knowledge thereof; or

(n)                                 failure to pay, on the Facility Maturity Date, the outstanding principal of all Advances Outstanding, if any, and all Yield and all Fees accrued and unpaid thereon together with all other Obligations, including, but not limited to, any Make-Whole Premium; or

(o)                                 (i) failure of the Borrower to maintain at least one Independent Director, which failure is not cured within ten Business Days, (ii) the removal of any Independent Director of the Borrower without “cause” (as such term is defined in the organizational document of the Borrower) or without giving prior written notice to the Administrative Agent, each as required in the organizational documents of the Borrower or (iii) an Independent Director of the Borrower which is not provided by Puglisi & Associates or a nationally recognized service reasonably acceptable to the Administrative Agent shall be appointed without the consent of the Administrative Agent; or

(p)                                 the Borrower ceases to have a valid, perfected ownership interest in all of the Collateral Portfolio; or

(q)                                 the Transferor shall have failed to transfer to the Borrower the applicable Loan Assets and the related Portfolio Assets on or prior to an Advance Date (provided that the Lender shall have funded the related Advance) unless the related Advance is repaid in full with accrued and unpaid Yield thereon within five Business Days; or

(r)                                    either the Borrower or the Transferor makes any assignment or attempted assignment of their respective rights or obligations under this Agreement or any other Transaction Document without first obtaining the specific written consent of the ~~Lender~~Required Lenders and the Administrative Agent, which consent may be withheld by the ~~Lender~~Required Lenders or the Administrative Agent in the exercise of ~~its~~their sole and absolute discretion;

then, by notice to the Borrower, (x) so long as the Administrative Agent is SMBC, the Administrative Agent may, and (y) whether or not the Administrative Agent is SMBC, the Administrative Agent at the direction of the Required Lenders shall, declare the Facility Maturity Date to have occurred; provided that, in the case of any event described in Section 7.01(c) above, the Facility Maturity Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, (i) the Borrower shall cease purchasing Loan Assets from the Transferor under the Purchase and Sale Agreement, (ii)(x) so perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Borrower or the Servicer (on behalf of the Borrower), as applicable, upon the Administrative Agent’s demand therefor.

(d)                                 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects with reasonable care.

(e)                                  Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. The Lender and each Secured Party hereby waives any and all claims against the Administrative Agent or any of its Affiliates for any action taken or omitted to be taken by the Administrative Agent or any of its Affiliates under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower or the Transferor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation and shall not be responsible for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Borrower, the Transferor or the Servicer or to inspect the property (including the books and records, including without limitation the Records) of the Borrower, the Transferor, or the Servicer; (iv) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

(f)                                   Actions by Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the ~~Lender~~Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the ~~Lender~~Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the ~~Lender~~Required Lenders; provided that, notwithstanding anything to the contrary herein, the Administrative Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Administrative Agent, shall be in violation of any Applicable Law or contrary to any provision of this Agreement or shall expose the Administrative Agent to liability hereunder or otherwise, including for the avoidance of doubt any action that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Bankruptcy Law. In the event the Administrative Agent requests the consent of the ~~Lender~~Required Lenders pursuant to the foregoing provisions and the Administrative Agent does not receive a consent (either positive or negative) from such Person within ten Business Days of such Person’s receipt of such request, then the ~~Lender~~Lenders shall be deemed to have declined to consent to the relevant action.

(g)                                  Notice of Event of Default, Unmatured Event of Default or Servicer Termination Event. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default, Unmatured Event of Default or Servicer Termination Event, unless the Administrative Agent has received written notice from the Lender, the Borrower or the Servicer referring to this Agreement, describing such Event of Default, Unmatured Event of Default or Servicer Termination Event and stating that such notice is a “Notice of Event of Default,” “Notice of Unmatured Event of Default” or “Notice of Servicer Termination Event,” as applicable.

(h)                                 Credit Decision with Respect to the Administrative Agent. The Lender and each Secured Party acknowledges that none of the Administrative Agent or any of its Affiliates has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower, the Servicer, the Transferor or any of their respective Affiliates or review or approval of any of the Collateral Portfolio, shall be deemed to constitute any representation or warranty by any of the Administrative Agent or its Affiliates to the Lender as to any matter, including whether the Administrative Agent has disclosed material information in its possession. The Lender and each Secured Party acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party. The Lender and each Secured Party also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party. The Lender and each Secured Party hereby agrees that the Administrative Agent shall not have any duty or responsibility to provide the Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower, the Servicer, the Transferor or their respective Affiliates which may come into the possession of the Administrative Agent or any of its Affiliates.

(i)                                     Indemnification of the Administrative Agent. The Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or the Servicer) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Administrative Agent hereunder or thereunder; provided that the Lender shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct; provided further that no action taken in accordance with the directions of the ~~Lender~~Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Article IX. Without limitation of the foregoing, the Lender agrees to reimburse the Administrative Agent promptly upon demand for any reasonable out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Lender hereunder and/or thereunder and to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or the Servicer.

(j)                                    Successor Administrative Agent.

(i)                         The Administrative Agent may resign at any time, effective upon the appointment and acceptance of a successor Administrative Agent as provided below, by giving at least five days’ written notice thereof to the Lender and the Borrower and may be removed at any time with cause by the ~~Lender~~Required Lenders. Upon any such resignation or removal, the ~~Lender~~Required Lenders shall appoint a successor Administrative Agent; provided that (x) so long as no Event of Default has occurred, unless the Borrower shall otherwise consent in its sole discretion, the ~~Lender~~Required Lenders may only appoint a successor Administrative Agent who is an Affiliate of SMBC who is not ~~a Designated Entity~~an Ares Competitor and (y) after an Event of Default has occurred, the ~~Lender~~Required Lenders may appoint any Person as a successor Administrative Agent who is not ~~a Designated Entity~~an Ares Competitor (and with the consent of the Borrower, in the Borrower’s sole discretion, may appoint ~~a Designated Entity~~an Ares Competitor as a successor Administrative Agent)~~.  The Lender agrees that it~~; provided, further, that in no event shall any such successor Administrative Agent be a Defaulting Lender. The Required Lenders agree that they shall not unreasonably withhold or delay ~~its~~their approval of the appointment of a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent which successor Administrative Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any resignation or removal of the

Administrative Agent hereunder, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

(ii)                      If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, with the consent of the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(k)                                 Payments by the Administrative Agent. Unless specifically allocated to a specific Lender pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Lender shall be paid by the Administrative Agent to the Lender and any assignee of the Lender in accordance with the Lender’s or such assignee’s respective Commitment Percentage, on the Business Day received by the Administrative Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to the Lender and such assignees of the Lender on such Business Day, but, in any event, shall pay such amounts to the Lender and such assignee of the Lender not later than the following Business Day.

ARTICLE X.

COLLATERAL AGENT

SECTION 10.01       Designation of Collateral Agent.

(a)                                 Initial Collateral Agent. The role of Collateral Agent shall be conducted by the Person designated as Collateral Agent hereunder from time to time in accordance with this Section 10.01. Each of the Collateral Custodian, the Bank, the Lender and the Administrative Agent hereby designate and appoint SMBC as the Collateral Agent to act as its agent for the purposes of perfection of a security interest in the Collateral Portfolio and hereby authorizes the Collateral Agent to take such actions on its behalf and on behalf of each of the Secured Parties and to exercise such powers and perform such duties as are expressly granted to the Collateral Agent by this Agreement. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement, until its resignation or removal as Collateral Agent pursuant to the terms hereof.

(b)                                 Successor Collateral Agent. Upon the Collateral Agent’s receipt of a Collateral Agent Termination Notice from the Administrative Agent of the designation of a successor Collateral Agent pursuant to the provisions of Section 10.05, the Collateral Agent agrees that it will terminate its activities as Collateral Agent hereunder.

Portfolio, including to file financing and continuation statements in respect of the Collateral Portfolio in accordance with Section 5.01(t).

(ii)                      The Administrative Agent may direct the Collateral Agent to take any action incidental to its express duties hereunder. With respect to actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that the Collateral Agent shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Agent, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Agent to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Agent requests the consent of the Administrative Agent to any incidental action hereunder and the Collateral Agent does not receive a consent (either positive or negative) from the Administrative Agent within 10 Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.

(iii)                   Except as expressly provided herein, the Collateral Agent shall not be under any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement (x) unless and until (and to the extent) expressly so directed by the Administrative Agent or (y) prior to the Facility Maturity Date (and upon such occurrence, the Collateral Agent shall act in accordance with the written instructions of the Administrative Agent pursuant to clause (x)). The Collateral Agent shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Agent, or the Administrative Agent. The Collateral Agent shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Agent has knowledge of such matter or written notice thereof is received by the Collateral Agent.

(iv)                  The parties acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Collateral Custodian in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Custodian. The Borrower hereby agrees that it shall provide the Collateral Custodian with such information as it may reasonably request including, but not limited to, the Borrower’s name, physical address, tax identification number and other information that will help the Collateral Custodian to identify and verify the Borrower’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Servicer and may, after the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Administrative Agent, as applicable. The Collateral Agent shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent. In no event shall the Collateral Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The Collateral Agent shall not be liable for the acts or omissions of the Collateral Custodian under the Control Agreement or this Agreement and shall not be required to monitor the performance of the Collateral Custodian. Notwithstanding anything herein to the contrary, unless appointed as successor Collateral Custodian hereunder, the Collateral Agent shall have no duty to perform any of the duties of the Collateral Custodian under this Agreement.

SECTION 10.07       Collateral Agent Resignation.

The Collateral Agent may resign at any time by giving not less than 90 days written notice thereof to the Administrative Agent and with the consent of the Administrative Agent, which consent shall not be unreasonably withheld. Upon receiving such notice of resignation, the Administrative Agent shall promptly appoint a successor collateral agent or collateral agents by written instrument, in duplicate, executed by the Administrative Agent, one copy of which shall be delivered to the Collateral Agent so resigning and one copy to the successor collateral agent or collateral agents, together with a copy to the Borrower, Servicer and Collateral Custodian. If no successor collateral agent shall have been appointed and an instrument of acceptance by a successor Collateral Agent shall not have been delivered to the Collateral Agent within 45 days after the giving of such notice of resignation, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. Notwithstanding anything herein to the contrary, the Collateral Agent may not resign prior to a successor Collateral Agent being appointed.

ARTICLE XI.

MISCELLANEOUS

~~SECTION 11.01 Amendments and Waivers.~~

SECTION 11.01 Amendments and Waivers.  Except in connection with the adoption of a Successor Rate, no amendment or waiver of any provision of this Agreement or any other Transaction Document (including any increase in the Aggregate Commitments), and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders, the Administrative Agent, the Servicer and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)                                 extend or increase the Commitment of any Lender without the written consent of such Lender;

(b)                                 postpone any date fixed by this Agreement or any other Transaction Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Transaction Document without the written consent of each Lender directly affected thereby;

(c)                                  reduce the principal of, or the rate of interest specified herein on, any Advance, or (subject to clause (ii) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Transaction Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Interest Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that this clause (c) shall not apply in the case of an amendment to adopt a Successor Rate;

(d)                                 change any provision in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(e)                                  change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

~~(a)                                 Except as~~and, provided ~~in Section 11.01(b),~~, further, that (i) no amendment ~~or modification of any provision of this Agreement shall be effective without the written agreement~~, waiver or consent shall amend, modify or waive any provision adversely affecting the rights, obligations or duties of the Collateral Custodian, the Collateral Agent or the Bank, in each case without the prior written consent of the Collateral Custodian, the Collateral Agent or the Bank, as applicable, (ii) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto and (iii) notwithstanding the foregoing, the Aggregate Commitments may be increased up to an amount equal to $800,000,000 with only the consent of the Borrower, the ~~Servicer, the~~ Administrative Agent and ~~the Lender and any assignees of the Lender having in excess of 50% of the Commitment Percentage (the “Required Lenders”), and, solely if such amendment or modification would adversely affect the rights and obligations of the Collateral Agent, the written agreement of the Collateral Agent, and, solely if such amendment or modification would adversely affect the rights and obligations of the Bank or the Collateral Custodian, the written agreement of the Bank or the Collateral Custodian, as applicable, and (ii) no termination or waiver of any provision of this Agreement or consent to any departure therefrom by the Borrower or the Servicer shall be effective without the written concurrence of the Administrative Agent and the Required Lenders; provided that any such amendment, modification, termination or waiver of, or consent to departure from, the provisions of Section 2.04 shall also require the written consent or the written concurrence of any Secured Party that is a party to this Agreement which could adversely be affected thereby.~~each Lender whose Commitment is being increased. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately and materially adversely relative to other affected Lenders shall require the consent of such Defaulting Lender;

~~(b)                                 Notwithstanding the provisions of Section 11.01(a), the written consent of the Lender and any assignees of the Lender having 100% of the Commitment Percentage shall be required for any amendment, modification or waiver (i) reducing any Advances Outstanding, or the Yield thereon, (ii) postponing any date for any payment of any Advance, or the Yield thereon, (iii) modifying the provisions of this Section 11.01; (iv) increasing the Maximum Facility Amount or (v) extending the Stated Maturity Date or the date set forth in clause (a) of the definition of “Reinvestment Period”;~~and, provided, further, that any amendment, modification or waiver to correct any inconsistency or cure any ambiguity or error in this Agreement may be entered into with the written consent of only the Borrower, the Servicer and the Administrative Agent.

SECTION 11.02 Notices, Etc.  All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and communication by e-mail) and faxed, e-mailed or delivered, to each party hereto, at its address set forth under its name below or at such other address as shall be designated by such party in a written notice to the other parties hereto:

If to the Borrower:

Ares Capital JB Funding LLC
245 Park Avenue, 44th Floor
New York, New York 10167

Attention: General Counsel and Chief Financial Officer
Facsimile No.: (212) 750-1777

Confirmation No.: (212) 750-7300

and in each case:

Ares Capital JB Funding LLC

2000 Avenue of the Stars, 12th Floor
Los Angeles, California 90067
Attention: Chief Accounting Officer
Facsimile No.: (310) 201-4197

Confirmation No.: (310) 201-4205

with a copy to:

Latham & Watkins LLP
355 South Grand Avenue

Los Angeles, California 90071
Attention: Dominic Yoong

Email: aresmgmt@usbank.com and john.leurini@usbank.com

If to the Collateral Custodian:

U.S. Bank National Association

as the Collateral Custodian

1719 Range Way

Florence, SC 29501

Attention: Steve Garrett

Facsimile No.: 843-673-0162

with a copy to:

U.S. Bank National Association

Corporate Trust Services

One Federal Street, Third Floor

Boston, Massachusetts 02110

Reference: CDO Unit — Ares Capital JB Funding LLC

Attention: John Leurini

Facsimile No: (866) 489-9502

Email: aresmgmt@usbank.com and john.leurini@usbank.com

Notices and communications by facsimile and e-mail shall be effective when sent, and notices and communications sent by other means shall be effective when received.

SECTION 11.03 No Waiver; Remedies. No failure on the part of the Administrative Agent, the Collateral Agent or the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 11.04       Binding Effect; Assignability; Multiple Lenders.

(a)                                 This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Administrative Agent, the Lender, the Collateral Agent, the Collateral Custodian, the Bank and their respective successors and permitted assigns. The Lender and its respective successors and assigns may assign, syndicate, or grant a security interest or sell a participation interest in, (i) this Agreement and the Lender’s rights and obligations hereunder and interest herein in whole or in part (including by way of the sale of participation interests therein) and/or (ii) any Advance (or portion thereof) or any Variable Funding Note (or any portion thereof) to any Person other than the Borrower or an Affiliate thereof; provided that, (x) so long as no Event of Default has occurred, unless the Borrower shall otherwise consent in its sole discretion, the Lender may only assign, syndicate, grant a security interest or sell a participation in, its rights and obligations hereunder to an Affiliate who is not ~~a Designated Entity~~an Ares Competitor and (y) after an Event of Default has occurred, the Lender may assign its rights and obligations hereunder to any Person or Persons who are not ~~a Designated Entity~~an Ares Competitor. Any such assignee shall execute and deliver to the Servicer, the Borrower and the Administrative Agent a fully-executed assignment and acceptance substantially in the form of Exhibit M hereto (an “Assignment and Acceptance”) and a fully-executed Joinder Supplement. The parties to any such assignment, grant or sale of a participation interest shall execute and record in its books and records such agreement or document as may be satisfactory to such parties. None of the Borrower, the Transferor or the Servicer may assign, or permit any Lien (other than Permitted Liens) to exist upon, any of its rights or obligations hereunder or under any Transaction Document or any interest herein or in any Transaction Document without the prior written consent (with respect to assignments, solely as to the Borrower) of the Lender (or with respect to the permissibility of any Lien, the Required Lenders) and the Administrative Agent.

(b)                                 Whenever the term “Lender” is used herein, it shall mean SMBC, each other Lender party hereto and/or each of ~~its~~their respective assignees, as the context may require; provided that prior to the last day of the Reinvestment Period, each such party shall have a pro rata share of the rights and obligations of the Lender hereunder in such percentage amount as shall be obtained by dividing such party’s commitment to fund Advances hereunder by the total commitment of all parties to fund Advances hereunder; provided further that on and after the last day of the Reinvestment Period, each such party shall have a pro rata share of the aggregate Advances Outstanding as shall be obtained by dividing the amount of Advances Outstanding funded by such party by the total amount of Advances Outstanding (in each case, the “Commitment Percentage”). Unless otherwise specified herein, any right at any time of the Lender to enforce any remedy, or instruct the Administrative Agent to take (or refrain from taking) any action hereunder, shall be exercised by the Administrative Agent only upon direction by the Required Lenders at such time.

(c)                                  Notwithstanding any other provision of this Section 11.04, the Lender may at any time pledge or grant a security interest in all or any portion of its rights (including without limitation rights to payment of principal and interest) under this Agreement to secure obligations of the Lender to a Federal Reserve Bank, without notice to or consent of the Borrower or the Administrative Agent; provided that no such pledge or grant of a security interest shall release the Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for the Lender as a party hereto.

(d)                                 Each Affected Party, each Indemnified Party and each Secured Party shall be an express third party beneficiary of this Agreement.

SECTION 11.05 Term of This Agreement. This Agreement, including without limitation the Borrower’s obligation to observe its covenants and other agreements as set forth in Articles V and VI and the Servicer’s obligation to observe its covenants and other agreements as set forth in Articles V and VI, shall remain in full force and effect until the Collection Date; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or the Servicer pursuant to Articles III and IV and the indemnification and payment provisions of Articles VIII and XI and the provisions of Section 11.06, Section 11.07, Section 11.08, Section 11.09, Section 11.11, Section 11.12, and Section 11.13 shall be continuing and shall survive any termination of this Agreement.

SECTION 11.06 GOVERNING LAW; JURY WAIVER. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL

OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

SECTION 11.07  USA PATRIOT Act.  Each Lender that is subject to the PATRIOT Act (as hereinafter defined), the Administrative Agent (for itself and not on behalf of any Lender), the Bank and the Collateral Custodian hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender, the Collateral Custodian, the Bank or the Administrative Agent, as applicable, to identify the Borrower in accordance with the PATRIOT Act. The Borrower shall, promptly following a written request by the Administrative Agent, the Collateral Custodian, the Bank or any Lender, provide all documentation and other information that the Administrative Agent, the Collateral Custodian, the Bank or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.

SECTION 11.08       ~~SECTION 11.07~~ Costs, Expenses and Taxes.

(a)                                 In addition to the rights of indemnification granted to the Collateral Agent, the Bank, the Administrative Agent, the Lender, the Collateral Custodian and its Affiliates under Section 8.01 and Section 8.02 hereof, each of the Borrower, the Servicer and the Transferor agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Lender, the Collateral Agent, the Bank and the Collateral Custodian incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), renewal, amendment or modification of, or any waiver or consent issued in connection with, this Agreement, the Transaction Documents and the other documents to be delivered hereunder or in connection herewith, including without limitation the reasonable fees and out-of- pocket expenses of counsel for the Administrative Agent, the Lender, the Collateral Agent, the Bank and the Collateral Custodian with respect thereto and with respect to advising the Administrative Agent, the Lender, the Collateral Agent, the Bank and the Collateral Custodian as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all out-of-pocket costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Administrative Agent, the Lender, the Collateral Agent, the Bank or the Collateral Custodian in connection with such Person’s enforcement, and after the occurrence of an Event of Default, such Person’s potential enforcement, of this Agreement, the Transaction Documents and the other documents to be delivered hereunder or in connection herewith.

(b)                                 The Borrower, the Servicer and the Transferor shall pay on demand any and all stamp, sales, excise and other Taxes and fees payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, filing and recording of this

Agreement, the other documents to be delivered hereunder or any other Transaction Document or the funding or maintenance of Advances hereunder.

(c)                                  The Servicer and the Transferor shall pay on demand all other reasonable out-of-pocket costs, expenses and Taxes (excluding Taxes imposed on or measured by net income) incurred by the Administrative Agent, the Lender, the Collateral Agent, the Collateral Custodian and the Bank, including without limitation all costs and expenses incurred by the Administrative Agent in connection with periodic audits of the Borrower’s, the Transferor’s or the Servicer’s books and records, including without limitation the Records.

(d)                                 For the avoidance of doubt, except with respect to the costs and expenses to be paid to the Collateral Agent and the Collateral Custodian, costs and expenses to be paid pursuant to this Section 11.07 shall exclude all allocable overhead costs and expenses.

SECTION 11.09 ~~SECTION 11.08~~ No Proceedings. Each of the Servicer and the Transferor agree that it will not institute against, or join any other Person in instituting against, the Borrower any proceedings of the type referred to in the definition of Bankruptcy Event so long as there shall not have elapsed one year (or such longer preference period as shall then be in effect) and one day since the Collection Date.

The provisions of this Section 11.08 are a material inducement for the Administrative Agent, the Collateral Agent and the Lender to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The Collateral Agent (acting as directed by the Administrative Agent) with the consent of the ~~Lender~~Required Lenders may seek and obtain specific performance of such provisions (including injunctive relief), including without limitation in any bankruptcy, reorganization, arrangement, winding-up, insolvency, moratorium or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws or any similar laws.

SECTION 11.10       ~~SECTION 11.09~~ Recourse Against Certain Parties.

(a)                                 No recourse under or with respect to any obligation, covenant or agreement (including without limitation the payment of any fees or any other obligations) of the Administrative Agent or any Secured Party as contained in this Agreement or any other agreement, instrument or document entered into by the Administrative Agent or any Secured Party pursuant hereto or in connection herewith shall be had against any administrator of the Administrative Agent or any Secured Party or any incorporator, affiliate, stockholder, officer, employee or director of the Administrative Agent or any Secured Party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of each party hereto contained in this Agreement and all of the other agreements, instruments and documents entered into by the Administrative Agent or any Secured Party pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party (and nothing in this Section 11.09 shall be construed to diminish in any way such corporate obligations of such party), and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Administrative Agent or any Secured Party or any incorporator, stockholder, affiliate, officer, employee or director of the Lender or the

Administrative Agent or of any such administrator, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Administrative Agent or any Secured Party contained in this Agreement or in any other such instruments, documents or agreements, or are implied therefrom, and that any and all personal liability of every such administrator of the Administrative Agent or any Secured Party and each incorporator, stockholder, affiliate, officer, employee or director of the Administrative Agent or any Secured Party or of any such administrator, or any of them, for breaches by the Administrative Agent or any Secured Party of any such obligations, covenants or agreements, which liability may arise either at common law or in equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

(b)                                 Notwithstanding any contrary provision set forth herein, no claim may be made by the Borrower, the Transferor or the Servicer or any other Person against the Administrative Agent or any Secured Party or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Borrower, the Transferor and the Servicer each hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(c)                                  No obligation or liability to any Obligor under any of the Loan Assets is intended to be assumed by the Administrative Agent or any Secured Party under or as a result of this Agreement and the transactions contemplated hereby.

(d)                                 The provisions of this Section 11.09 shall survive the termination of this Agreement.

SECTION 11.11       ~~SECTION 11.10~~  Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail in portable document format (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. In the event that any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any agreements or letters (including ~~the SMBC~~each Lender Fee Letter, the U.S. Bank Fee Letter or other fee letters related to the subject matter hereof) executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter delivered by the Servicer to the Administrative Agent and the Lender. Without limiting the foregoing provisions of this Section 11.11, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Bankruptcy Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 11.12       ~~SECTION 11.11~~ Consent to Jurisdiction; Service of Process.

(a)                                 Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan in New York City in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)                                 Each of the Borrower and the Servicer agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Borrower or the Servicer, as applicable, at its address set forth in Section 11.02 or at such other address as the Administrative Agent shall have been notified in accordance herewith. Nothing in this Section 11.11 shall affect the right of the Lender or the Administrative Agent to serve legal process in any other manner permitted by law.

SECTION 11.13       ~~SECTION 11.12~~ Characterization of Conveyances Pursuant to the Purchase and Sale Agreement.

(a)                                 It is the express intent of the parties hereto that the conveyance of the Eligible Loan Assets by the Transferor to the Borrower as contemplated by the Purchase and Sale Agreement be, and be treated for all purposes (other than accounting purposes and subject to the Tax characterization of the Borrower and the Advances described in Section 5.01(aa) and Section 5.02(j) hereof) as, a sale by the Transferor of such Eligible Loan Assets. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Eligible Loan Assets by the Transferor to the Borrower to secure a debt or other obligation of the Transferor. However, in the event that, notwithstanding the intent of the parties, the Eligible Loan Assets are held to continue to be property of the Transferor, then the parties hereto agree that: (i) the Purchase and Sale Agreement shall also be deemed to be a security agreement under Applicable Law; (ii) the transfer of the Eligible Loan Assets provided for in the Purchase and Sale Agreement shall be deemed to be a grant by the Transferor to the Borrower of a first priority security interest (subject only to Permitted Liens) in all of the Transferor’s right, title and interest in and to the Eligible Loan Assets and all amounts payable to the holders of the Eligible Loan Assets in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Controlled Accounts, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Borrower (or the Collateral Custodian on its behalf) of Loan Assets and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting the security interest pursuant to the UCC; and

(iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Borrower for the purpose of perfecting such security interest under Applicable Law. The parties further agree that any assignment of the interest of the Borrower pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of the Purchase and Sale Agreement. The Borrower shall, to the extent consistent with this Agreement and the other Transaction Documents, take such actions as may be necessary to ensure that, if the Purchase and Sale Agreement were deemed to create a security interest in the Eligible Loan Assets, such security interest would be deemed to be a perfected security interest of first priority (subject only to Permitted Liens) under Applicable Law and will be maintained as such throughout the term of this Agreement.

(b)                                 It is the intention of each of the parties hereto that the Eligible Loan Assets conveyed by the Transferor to the Borrower pursuant to the Purchase and Sale Agreement shall constitute assets owned by the Borrower and shall not be part of the Transferor’s estate in the event of the filing of a bankruptcy petition by or against the Transferor under any bankruptcy or similar law.

(c)                                  The Borrower agrees to treat for all purposes (other than accounting purposes and subject to the Tax characterization of the Borrower and the Advances described in Section 5.01(aa) and Section 5.02(j) hereof) the transactions effected by the Purchase and Sale Agreement as sales of assets to the Borrower. The Borrower and the Servicer each hereby agree to cause the Transferor to reflect in the Transferor’s financial records and to include a note in the publicly filed annual and quarterly financial statements of Ares indicating that: (i) assets related to transactions (including transactions pursuant to the Transaction Documents) that do not meet SFAS 140 requirements for accounting sale treatment are reflected in the consolidated balance sheet of Ares, as finance receivables pledged and non-recourse, secured borrowings and (ii) those assets are owned by a special purpose entity that is consolidated in the financial statements of Ares, and the creditors of that special purpose entity have received ownership and/or security interests in such assets and such assets are not intended to be available to the creditors of sellers (or any affiliate of the sellers) of such assets to that special purpose entity.

SECTION 11.14       ~~SECTION 11.13~~ Confidentiality.

(a) Each of the Administrative Agent, the Lender, the Servicer, the Collateral Agent, the Borrower, the Transferor and the Collateral Custodian shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Agreement and all information with respect to the other parties, including all information regarding the business of the Borrower and the Servicer hereto and their respective businesses, and all information in connection with or related to the Loan Agreements (including but not limited to any information provided pursuant to Section 6.08), obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, investigators, auditors, attorneys or other agents (“Excepted Persons”); provided that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Administrative Agent, the Lender, the Servicer, the Collateral Agent, the Borrower, the Bank, the Transferor and the Collateral Custodian that such information shall be used solely in disclosing party advises such recipient of the confidential nature of the information being disclosed; or (iii) any other disclosure authorized by the Borrower, Servicer or the Transferor.

SECTION 11.15       ~~SECTION 11.14~~ Non-Confidentiality of Tax Treatment.

All parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and all Persons, without limitation of any kind, the Tax treatment and Tax structure of the transaction and all materials of any kind (including, without limitation, opinions or other Tax analyses) that are provided to any of them relating to such tax treatment and tax structure. “Tax treatment” and “tax structure” shall have the same meaning as such terms have for purposes of Treasury Regulation Section 1.6011-4; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, the provisions of this Section 11.14 shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.

SECTION 11.16       ~~SECTION 11.15~~ Waiver of Set Off.

Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against the Administrative Agent, the Lender, the Collateral Agent or their respective assets.

SECTION 11.17       ~~SECTION 11.16~~ Headings and Exhibits.

The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

SECTION 11.18       ~~SECTION 11.17~~ Breaches of Representations, Warranties and Covenants.

For the avoidance of doubt, no breach or default of any representation, warranty or covenant contained in Sections 4.01, 4.02 or 4.03 or 5.01, 5.02, 5.03, 5.04 that does not constitute an Unmatured Event of Default or Event of Default shall be deemed to be a breach or default hereunder; provided that the foregoing shall not affect the definition of “Eligible Loan Asset”, the definition of “Warranty Event”, Sections 2.07(d), 2.07(f), 2.15, 2.21, 3.02(a), 3.04(g), 5.01(n), 8.01, 8.02, 11.05 and the schedules and exhibits hereto.

SECTION 11.19       ~~SECTION 11.18~~ Delivery of Termination Statements, Releases, etc.

Upon payment in full of all of the Obligations (other than unmatured contingent indemnification obligations) and the termination of this Agreement, the Administrative Agent and the Collateral Agent shall deliver to the Borrower termination statements, reconveyances, with respect thereto). In the event the Collateral Custodian requests the consent of the Administrative Agent or the Collateral Agent and the Collateral Custodian does not receive a consent (either positive or negative) from the Administrative Agent or the Collateral Agent, as applicable, within 10 Business Days of its receipt of such request, then the Administrative Agent or the Collateral Agent, as applicable, shall be deemed to have declined to consent to the relevant action.

(iii)                   The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian, or the Administrative Agent. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default or a Notice of Exclusive Control (as defined in the Control Agreement), unless a Responsible Officer of the Collateral Custodian has knowledge of such matter or written notice thereof is received by the Collateral Custodian.

(iv)                  The parties acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Collateral Custodian in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Custodian. The Borrower hereby agrees that it shall provide the Collateral Custodian with such information as it may reasonably request including, but not limited to, the Borrower’s name, physical address, tax identification number and other information that will help the Collateral Custodian to identify and verify the Borrower’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

SECTION 12.03       Merger or Consolidation.

Any Person (i) into which the Collateral Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Custodian hereunder, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement.

SECTION 12.04       Collateral Custodian Compensation.

As compensation for the Collateral Custodian’s activities hereunder and the Bank’s activities hereunder and under the Control Agreement, the Collateral Custodian and the Bank shall be entitled to the Collateral Custodian Fees and the Collateral Custodian Expenses from the Borrower as set forth in the U.S. Bank Fee Letter. The Collateral Custodian and the Bank shall be entitled to receive the Collateral Custodian Fees and Collateral Custodian Expenses to the extent of funds available therefor pursuant to Section 2.04; provided that, for the avoidance of doubt, to the extent funds are not so available on any Payment Date to pay such

ANNEX A

Commitments

Lender	Commitment

Ares Capital JB Funding LLC
Loan and Servicing Agreement

Exhibit B

CHANGED PAGES TO THE PURCHASE AND SALE AGREEMENT

(See attached)

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EXECUTION VERSION

Conformed through Omnibus Amendment No. ~~3~~6

PURCHASE AND SALE AGREEMENT

by and between

ARES CAPITAL JB FUNDING LLC,

as the Purchaser and

ARES CAPITAL CORPORATION,

as the Seller

Dated as of January 20, 2012

charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by the Seller and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties.

(j)                                    Notices. The Seller will furnish to the Purchaser, the Collateral Agent and the Administrative Agent:

(i)                                     Notice of Income Tax Liability. The Seller shall provide telephonic or facsimile notice within 10 Business Days (confirmed in writing within five Business Days thereafter) of the receipt of revenue agent reports or other written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth positive adjustments (i) to the Tax liability of the Seller or any “affiliated group” (within the meaning of Section 1504(a)(1) of the Code) of which the Seller is a member in an amount equal to or greater than $~~75,000,000~~100,000,000 in the aggregate, or (ii) to the Tax liability of the Purchaser in an amount equal to or greater than $1,000,000 in the aggregate. Any such notice shall specify the nature of the items giving rise to such adjustments and the amounts thereof;

(ii)                                  Notice of Auditors’ Management Letters. The Seller shall provide promptly, after the receipt thereof, any auditors’ management letters that are received by the Seller or by its accountants;

(iii)                               Notice of Breaches of Representations and Covenants. The Seller shall provide promptly, upon receipt of notice or discovery thereof, notice (i) if any representation or warranty set forth in Section 4.1 or Section 4.2 was incorrect at the time it was given or deemed to have been given or (ii) of the breach of any covenant under Section 5.1, Section 5.2 or Section 5.3 and at the same time deliver to the Purchaser, the Collateral Agent, the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Seller shall notify the Purchaser, the Collateral Agent and the Administrative Agent in the manner set forth in the preceding sentence before any Purchase Date of any facts or circumstances within the knowledge of the Seller which would render any of the said representations and warranties untrue at the date when such representations and warranties were made or deemed to have been made;

(iv)                              Notice of ERISA Reportable Events. The Seller shall provide promptly, after receiving notice of any Reportable Event with respect to any Pension Plan of the Seller (or any ERISA Affiliate thereof), a copy of such notice;

(v)                                 Notice of Proceedings. The Seller shall provide, as soon as possible and in any event within three Business Days after the Seller receives notice or obtains knowledge thereof, notice of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect on the Sale

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Portfolio, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, security interest in the Sale Portfolio, or the Purchaser, the Servicer or the Seller or any of their Affiliates. For purposes of this Section 5.2(j), (A) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Sale Portfolio, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, interest in the Sale Portfolio, or the Purchaser that could reasonably be expected to result in liability to such Person or reduce the value of the Sale Portfolio, in each case, in excess of $1,000,000 (after any expected insurance proceeds) shall be deemed to be reasonably expected to have such a Material Adverse Effect and (B) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Servicer or the Seller or any of their Affiliates (other than the Purchaser) that could reasonably be expected to result in liability to such Person in excess of $~~75,000,000~~100,000,000 (after any expected insurance proceeds) shall be deemed to be reasonably expected to have such a Material Adverse Effect;

(vi)                              Notice of Material Events. The Seller shall promptly, upon becoming aware thereof, provide notice of any event or other circumstance that is reasonably likely to have a Material Adverse Effect;

(vii)                           Notice of Event of Default. The Seller shall provide, within two Business Days, written notice of the occurrence of each Event of Default of which the Seller has knowledge or has received notice, other than notice received from the Administrative Agent. In addition, no later than two Business Days following the Seller’s knowledge or notice of the occurrence of any Event of Default, the Seller will provide to the Purchaser, the Collateral Agent and the Administrative Agent a written statement of a Responsible Officer of the Seller setting forth the details of such event and the action that the Seller proposes to take with respect thereto;

(viii)                        Notice of Seller Termination Event and Seller Purchase Event. The Seller will provide prompt written notice of the occurrence of each Seller Termination Event and each Seller Purchase Event of which the Seller has knowledge or has received notice;

(ix)                              Notice of Amendments to JPM Credit Documents. The Seller shall give prior written notice of all amendments to the JPM Credit Documents that could reasonably be expected to have a material adverse effect on the ability of the Purchaser, the Seller or the Servicer to perform their respective obligations under the Transaction Documents. In addition, the Seller shall promptly provide true, correct and complete copies of all amendments to the JPM Credit Documents that are not otherwise publicly filed (other than any exhibits and schedules thereto which are not required to be publicly filed); and

(x)                                 Notice of Material Adverse Events under JPM Credit Documents. The Seller shall promptly, upon becoming aware thereof, provide notice of any event or other circumstance that could reasonably be expected to have a material adverse effect on

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(vii)                           a notice of Lien shall have been filed by the Pension Benefit Guaranty Corporation against the Seller under Section 430(k) of the Code or Section 303(k) of ERISA for a failure to make a required installment or other payment to a plan to which Section 430(k) of the Code or Section 303(k) of ERISA applies unless there shall have been delivered to the Administrative Agent proof of release of such Lien; or

(viii)                        any Lien in an amount equal to or greater than $~~75,000,000~~100,000,000 has been asserted against or imposed on, any real or personal property of the Seller pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9607(1), or any equivalent or comparable state law, relating to or arising from the costs of, response to, or investigation, remediation or monitoring of, any environmental contamination resulting from the current or past operations of the Seller; or

(ix)                              a Federal tax notice of Lien, in an amount equal to or greater than $~~75,000,000~~100,000,000, shall have been filed against the Seller unless there shall have been delivered to the Administrative Agent proof of release of such Lien;

then, (A) in the case of any Seller Termination Event described in paragraph (iv), (v)(A), (vi), (vii), (viii) or (ix) above, the obligation of the Purchaser to Purchase Sale Portfolio from the Seller shall thereupon automatically terminate without further notice of any kind, the receipt of which by the Seller is hereby waived by the Seller, (B) in the case of any Seller Termination Event described in paragraph (v)(B) above, the obligation of the Purchaser to Purchase Sale Portfolio from the Seller shall thereupon terminate without notice of any kind, which is hereby waived by the Seller unless both the Purchaser and the Seller agree in writing that such event shall not trigger an Early Termination (as hereinafter defined) hereunder, and (C) in the case of any other Seller Termination Event, so long as such Seller Termination Event shall be continuing, the Purchaser or the Administrative Agent may terminate the Purchaser’s obligation to Purchase Sale Portfolio from the Seller by written notice to the Seller (any termination pursuant to clause (A), (B) or (C) of this Article VIII is herein called an “Early Termination”); provided that, in the event of any involuntary petition or proceeding as described in paragraphs (iv)(A) and (iv)(B) above, the Purchaser shall not Purchase Sale Portfolio from the Seller unless such involuntary petition or proceeding is dismissed, bonded or discharged prior to such Purchase and within 60 days of the filing of such petition or the commencement of such proceeding.

Section 8.2.                                 Remedies.

(a) If a Seller Termination Event has occurred, the Purchaser (and its assignees) shall have, in addition to all other rights and remedies under this Agreement or otherwise all of the rights and remedies provided to a secured creditor under the UCC of each applicable jurisdiction and other Applicable Law in respect thereto, which rights shall be cumulative.

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